       As filed with the Securities and Exchange Commission on December 20, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            -----------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -----------------------
                                 FMC CORPORATION

        and the Guarantors identified in Table of Additional Registrants
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                           2800                        94-0479804
(State or Other Jurisdiction of    (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)           Identification
                                                                             Number)

                               1735 Market Street
                             Philadelphia, PA 19103
                                 (215) 299-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)

                            -----------------------
                             Andrea E. Utecht, Esq.
                  Vice President, General Counsel and Secretary
                                 FMC Corporation
                               1735 Market Street
                             Philadelphia, PA 19103
                                 (215) 299-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                            -----------------------
                        Copies of all communications to:
                            Peter S. Sartorius, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                  215-963-5000
                            -----------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

                               -----------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   Proposed Maximum          Proposed Maximum
      Title of Each Class of Securities        Amount to be       Offering Price Per        Aggregate Offering          Amount of
              to be Registered                  Registered             Unit (1)                  Price (1)          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
10 1/4% Senior Secured Notes due 2009          $355,000,000             100%                    $343,500,000              $31,602

Guarantees Evidencing Additional
Registrants' Joint and Several Guarantees of   $355,000,000             (2)                         (2)                     (2)
10 1/4% Senior Secured Notes due 2009
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act, as amended, based on the book value on November 30, 2002 of the notes to be received by the Registrant pursuant to the exchange offer described herein.
(2) In accordance with Rule 457(n), no separate fee for the registration of the guarantees is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

------------------------------------------------------------------------------------------------------------------------------------
         EXACT NAME OF            STATE OR OTHER JURISDICTION               PRIMARY STANDARD                 I.R.S. EMPLOYER
    REGISTRANT AS SPECIFIED           OF INCORPORATION OR                      INDUSTRIAL                    IDENTIFICATION
        IN ITS CHARTER*                  ORGANIZATION                     CLASSIFICATION CODE                    NUMBER
                                                                                NUMBER
------------------------------------------------------------------------------------------------------------------------------------
   Intermountain Research and              Wyoming                               2800                          83-0203718
   Development Corporation
------------------------------------------------------------------------------------------------------------------------------------
   FMC Asia-Pacific, Inc.                  Delaware                              2800                          13-2500417
------------------------------------------------------------------------------------------------------------------------------------
   FMC Overseas, Ltd                       Delaware                              2800                          36-3265436
------------------------------------------------------------------------------------------------------------------------------------
   FMC Funding Corporation                 Delaware                              2800                          36-4325386
------------------------------------------------------------------------------------------------------------------------------------
   FMC WFC I, Inc.                         Wyoming                               2800                          36-4182574
------------------------------------------------------------------------------------------------------------------------------------
   FMC Defense Corp.                       Wyoming                               2800                          36-4182577
------------------------------------------------------------------------------------------------------------------------------------
   FMC WFC II, Inc.                        Wyoming                               2800                          36-4182571
------------------------------------------------------------------------------------------------------------------------------------
   FMC Properties, LLC                     Delaware                              2800                              N/A
------------------------------------------------------------------------------------------------------------------------------------
   FMC Defense NL, L.L.C.                  Wyoming                               2800                              N/A
------------------------------------------------------------------------------------------------------------------------------------
   FMC WFC I NL, L.L.C.                    Wyoming                               2800                              N/A
------------------------------------------------------------------------------------------------------------------------------------
   FMC Idaho LLC                           Delaware                              2800                              N/A
------------------------------------------------------------------------------------------------------------------------------------

*The address of each of the additional registrants is 1735 Market Street, Philadelphia, Pennsylvania 19103.

                 Subject to Completion, Dated December 20, 2002

PROSPECTUS

                            [LOGO OF FMC CORPORATION]

                                 FMC CORPORATION

                                Offer to Exchange

            $355,000,000 of our 10 1/4% Senior Secured Notes due 2009

The Exchange Offer:

We are offering to exchange our 10 1/4% Senior Secured Notes due 2009 offered hereby for an equal principal amount of our 10 1/4% Senior Secured Notes due 2009 that were issued on October 21, 2002 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. In this prospectus, we refer to the notes offered hereby as the "new notes" or the "exchange notes" and to the notes issued on October 21, 2002 as the "old notes" or the "outstanding notes". We use the term "notes" when describing both the new notes and the outstanding notes. All outstanding notes that are validly tendered in the exchange offer and not withdrawn will be exchanged. The exchange offer expires at 5:00 p.m., New York City time, on __________, 2003, unless we extend it.

Tenders of outstanding notes may be withdrawn at any time before the expiration of the exchange offer. We will pay the expenses of the exchange offer and will not receive any proceeds from the exchange offer.

The Exchange Notes:

The terms of the new notes that we will issue in the exchange offer will be substantially identical to the outstanding notes, except that transfer restrictions and registration rights relating to the outstanding notes will not apply to the new notes.

The notes bear interest at the rate of 10 1/4% per year. Interest on the notes is payable on May 1 and November 1 of each year, beginning on May 1, 2003. The notes mature on November 1, 2009.

We may redeem all or part of the notes on or prior to November 1, 2006 at a price of 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest, if any. At any time after November 1, 2006, we may redeem all or part of the notes at fixed redemption prices plus accrued and unpaid interest, if any. At any time on or prior to November 1, 2005, we may redeem up to 35% of the notes from the proceeds of one or more public equity offerings by us at a fixed redemption price plus accrued and unpaid interest, if any. See "Description of the Notes--Optional Redemption."

The notes are our senior obligations and are guaranteed on a senior basis by our wholly-owned domestic subsidiaries that guarantee indebtedness under our $500.0 million credit agreement (the "Credit Agreement") and our $40.0 million supplemental letter of credit facility (the "Letter of Credit Facility", and together with the Credit Agreement, the "Credit Facilities"). See "Description of the Notes -- The Subsidiary Guarantees."

The notes are secured on a second-priority basis by collateral consisting of certain of our domestic manufacturing or processing facilities and our shares of FMC Wyoming Corporation, our non wholly-owned principal domestic subsidiary. The second-priority liens are shared on an equal and ratable basis with the holders of notes issued under our existing indentures and with (i) the lenders and other credit providers under the Credit Facilities, (ii) certain other lenders and credit providers to us and our foreign subsidiaries and (iii) lenders to Astaris LLC, our 50%-owned joint venture, as beneficiaries of our obligations under the support agreement relating to Astaris. The second-priority liens are subject and subordinate to the first-priority lien granted to such lenders and other credit providers in an amount not exceeding 10% of our consolidated net tangible assets from time to time. In addition, those lenders and credit providers are secured by liens on substantially all of our other domestic assets that are not included in the collateral securing the notes and on 65% of the stock of certain of our foreign subsidiaries. See "Description of Other Indebtedness" and "Description of the Notes--Security."

No public market currently exists for the outstanding notes. We do not intend to list the new notes on any securities exchange, and no active public market is anticipated.

                                -----------------

Investing in the new notes involves risks. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________, 2002

                                TABLE OF CONTENTS


AVAILABLE INFORMATION........................................................ii

DOCUMENTS INCORPORATED BY REFERENCE..........................................ii

SUMMARY ......................................................................1

RISK FACTORS..................................................................6

FORWARD-LOOKING INFORMATION..................................................15

THE EXCHANGE OFFER...........................................................16

USE OF PROCEEDS..............................................................25

CAPITALIZATION...............................................................26

SELECTED CONSOLIDATED FINANCIAL DATA.........................................27

DESCRIPTION OF OTHER INDEBTEDNESS............................................29

DESCRIPTION OF THE NOTES.....................................................33

EXCHANGE OFFER; REGISTRATION RIGHTS..........................................72

BOOK-ENTRY; DELIVERY AND FORM................................................74

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES...............................76

PLAN OF DISTRIBUTION.........................................................81

LEGAL MATTERS................................................................81

INDEPENDENT AUDITORS.........................................................81

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS .................................F-1

You should rely only upon the information contained in, or incorporated into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this document is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. See "Documents Incorporated by Reference" on page ii of this prospectus.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning us may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the SEC are incorporated herein by reference:

         (i) FMC's Annual Report on Form 10-K for the year ended December 31, 2001;

         (ii) FMC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         (iii) FMC's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

         (iv) FMC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and

         (iv) FMC's Current Reports on Form 8-K dated December 31, 2001, May 22, 2002, June 6, 2002, June 13, 2002, June 14, 2002,
                  September 20, 2002, October 7, 2002, October 21, 2002 and December 18, 2002.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the notes shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documentation that this prospectus incorporates). TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, WE MUST RECEIVE YOUR REQUEST NO LATER THAN FIVE
(5) BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

         Written or oral requests for such copies should be directed to FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention:
Andrea E. Utecht, Esq. (telephone (215) 299-6000).

                                     SUMMARY

         This summary highlights certain information contained elsewhere in this prospectus and may not contain all of the information important to you. We urge you to carefully read this prospectus, including the "Risk Factors" section and the consolidated financial statements and condensed consolidated financial statements and related notes thereto, as well as the documents incorporated by reference into this prospectus. In this prospectus, unless the context requires otherwise, "FMC," the "company," "we," "us" and "our" each refers to FMC Corporation and its subsidiaries.

                               The Exchange Offer

         The following summary is provided for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see "Description of Notes."

The Exchange Offer.....    We are offering to exchange up to $355,000,000
                           aggregate principal amount of our 10 1/4% Senior
                           Secured Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the
                           "Securities Act"). The outstanding notes were originally issued and sold by us on October 21, 2002, in reliance on an exemption from registration under the Securities Act.

                           We believe you may offer the new notes for resale, resell and otherwise transfer them without compliance with the registration or prospectus delivery provisions of the Securities Act if:

                                    .        you are acquiring the new notes in
                                             the ordinary course of your
                                             business;

                                    .        you are not participating, do not
                                             intend to participate, and have no
                                             arrangement or understanding with
                                             any person to participate, in the
                                             distribution of the new notes
                                             issued to you; and

                                    .        you are not an affiliate, as
                                             defined in Rule 405 of the
                                             Securities Act, of FMC.

                           The exchange offer, once commenced, will remain open for at least 20 business days and will expire at 5:00 p.m., New York City time, on ___________, 2003, unless we decide to extend the expiration date.

Conditions to the
  Exchange Offer.......    We may end or amend the exchange offer if:

                                    .        any legal proceeding, government
                                             action or other adverse development
                                             materially impairs our ability to
                                             complete the exchange offer;

                                    .        any SEC rule, regulation or
                                             interpretation materially impairs
                                             the exchange offer; or

                                    .        we have not obtained all necessary
                                             governmental approvals with respect
                                             to the exchange offer.

                           Please refer to the section in the prospectus entitled "The Exchange Offer--Conditions to the Exchange Offer" for a complete discussion of these conditions. We may waive any or all of these conditions. At this time, there are no adverse proceedings, actions or developments pending or, to our knowledge, threatened against us that would prohibit us from completing the exchange offer. Furthermore, no federal or state governmental approvals are necessary to complete the exchange offer.

Withdrawal Rights ...........   You may withdraw the tender of your outstanding
                                notes at any time before 5:00 p.m., New York
                                City time, on _____________, 2003.

Procedures for Tendering
  Outstanding Notes .........   To participate in the exchange offer, you must:

                                    .        complete, sign and date the
                                             accompanying letter of transmittal,
                                             or a facsimile copy of the letter
                                             of transmittal; or

                                    .        tender outstanding notes following
                                             the procedures for book-entry
                                             transfer described on pages 17 to
                                             20.

                                You must mail or otherwise deliver the
                                documentation and your outstanding notes to Wachovia Bank, National Association, as exchange agent, at one of the addresses listed on the letter of transmittal.

Special Procedures
  for Beneficial
     Owners .................   If you hold outstanding notes registered in the
                                name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender outstanding notes. Please refer to the section in this prospectus entitled, "The Exchange
                                Offer--Procedures for Tendering Outstanding
                                Notes" for more specific instructions on tendering your outstanding notes.

Guaranteed Delivery
  Procedures ................   If you wish to tender your outstanding notes and
                                you cannot get required documents to the exchange agent on time, or you cannot complete the procedure for book-entry transfer on time, you may tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading "The
                                Exchange Offer--Procedures for Tendering
                                Outstanding Notes."

Use of Proceeds .............   We will not receive any proceeds from the
                                exchange offer.

Federal Income Tax
  Consequences ..............   The exchange of notes will not be a taxable
                                event to you for United States federal income tax purposes. Please refer to the section in this prospectus entitled "Certain United States
                                Federal Tax Considerations" for a more complete discussion of the tax consequences of tendering your outstanding notes in the exchange offer.

Exchange Agent ..............   Wachovia Bank, National Association is serving
                                as exchange agent in the exchange offer. Please refer to the section of this prospectus entitled
                                "The Exchange Offer--Exchange Agent" for more information on the exchange agent.

                                  The New Notes

         The new notes will evidence the same debt as the outstanding notes. The same indenture will govern both the outstanding notes and the new notes. Please refer to the section in this prospectus entitled "Description of Notes" for a more complete description of the terms of the notes.

Issuer.................    FMC Corporation.

Notes Offered..........    $355,000,000 aggregate principal amount of 10 1/4%
                           Senior Secured Notes due 2009.

Maturity...............    November 1, 2009.

Interest Payments......    May 1 and November 1, beginning on May 1, 2003.

Optional Redemption....    On or prior to November 1, 2006, we may redeem all or
                           part of the notes at any time at a redemption price equal to 100% of the principal amount, plus a make-whole amount, plus accrued and unpaid interest, if any, to the date of the redemption. See
                           "Description of the Notes--Optional Redemption."

                           After November 1, 2006, we may redeem all or part of the notes at any time at the redemption prices set forth in the section "Description of the Notes--Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

                           On or prior to November 1, 2005, we may redeem up to 35% of the notes from the proceeds of certain sales of our equity securities at 110.25% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the Notes--Optional Redemption."

Change of Control......    Upon the occurrence of a change of control, you will
                           have the right, as a holder of notes, to require us to repurchase all of your notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have enough funds or the terms of our other debt may prevent us from purchasing the notes. See "Description of the Notes--Repurchase at Option of Holders--Change of Control."

Ranking................    The notes are our senior obligations and rank equal
                           in right of payment with our existing and future senior debt.

                           The notes are structurally subordinated to all obligations of our subsidiaries that do not guarantee the notes. As of September 30, 2002, our subsidiaries that are not guarantors had approximately $211.3 million of liabilities to which the notes would have been structurally subordinated.

Collateral.............    The notes are secured on a second-priority basis by
                           collateral consisting of certain of our domestic manufacturing or processing facilities and our shares of FMC Wyoming, our non wholly-owned principal domestic subsidiary. The second-priority liens are shared on an equal and ratable basis with the holders of notes issued under our existing indentures and with (i) the lenders and other credit providers under the Credit Facilities, (ii) certain other lenders and credit providers to us and our foreign subsidiaries and (iii) lenders to Astaris LLC, our 50%-owned joint venture, as beneficiaries of our obligations under the support agreement described under "Description of Other Indebtedness--Astaris Support Agreement." The second-priority liens are subject and subordinate to the first-priority lien granted to such lenders and other credit providers in an amount not exceeding 10% of our Consolidated Net Tangible Assets (as defined in "Description of the Notes--Security") from time to time. In addition, those lenders and credit providers are also secured by liens on substantially all of our other domestic assets that are not included in the collateral securing the notes and on 65% of the stock of certain of our foreign subsidiaries. As of September 30,

                           2002, on a pro forma basis after giving effect to the sale of the outstanding notes and incurrence of indebtedness under the Credit Facilities and application of the proceeds therefrom, 10% of our Consolidated Net Tangible Assets would have been approximately $191 million. The amount of these obligations secured by first-priority liens on the collateral for the notes may be increased from time to time as our Consolidated Net Tangible Assets grow.

Guarantees.............    All of our existing and future subsidiaries that
                           guarantee our obligations under the Credit Facilities will fully and unconditionally guarantee the notes on a senior joint and several basis.

Collateral Trust
  Agreement............    Under a collateral trust agreement entered into
                           concurrently with the issuance of the outstanding notes, the second-priority liens securing the notes are expressly junior to the first-priority liens securing the obligations to certain of our lenders and other credit providers on the collateral for the notes. These obligations include obligations under our Credit Facilities, certain indebtedness and guarantees owed to lenders and credit providers to our foreign subsidiaries and our obligations under the Astaris support agreement. In addition, under the collateral trust agreement, the liens securing the notes may not be enforced by the holders of the notes at any time when any obligations to such lenders and credit providers are outstanding, except for certain limited exceptions involving payment or bankruptcy events of default on the notes or on notes issued under our existing indentures. Amendments or waivers by such lenders and credit providers shall also be effective as to the liens securing the notes. Other than after certain events of default have occurred, such lenders and credit providers control the disposition of the collateral and will receive any proceeds from sales of the collateral.

Restrictive Covenants..    The indenture between us, the guarantors and Wachovia
                           Bank, National Association, as trustee, limits our ability and the ability of our subsidiaries to:

                                    .        incur additional debt;

                                    .        pay dividends on our capital stock
                                             or repurchase our capital stock;

                                    .        make certain investments;

                                    .        enter into certain types of
                                             transactions with affiliates;

                                    .        limit dividends or other payments
                                             by our restricted subsidiaries to
                                             us;

                                    .        use assets as security in other
                                             transactions; and

                                    .        sell certain assets or merge with
                                             or into other companies.

                           These covenants are subject to a number of important exceptions and limitations, which are described under the heading "Description of the Notes--Certain Covenants."

Fall-Away of Certain
  Covenants............    From and after the time the notes are rated
                           investment grade by both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings
                           Service ("Standard & Poor's") many of the restrictive covenants will cease to apply. See "Description of the Notes--Certain Covenants--Applicability of
                           Certain Covenants if Notes Rated Investment Grade."

                                  Risk Factors

         You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled "Risk Factors" for an explanation of certain risks of investing in the notes.

                                   The Company

         We are a diversified, global chemical company providing innovative solutions, applications and market-leading products to a wide variety of end markets. We operate in three distinct business segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals. Agricultural Products provides crop protection and pest control products for worldwide markets. Specialty Chemicals includes food ingredients that are used to enhance structure, texture and taste: pharmaceutical additives for binding and disintegrant use; and lithium specialties for pharmaceutical synthesis and energy storage. Industrial Chemicals encompasses a wide range of inorganic materials in which we possess market and technology leadership, including soda ash, hydrogen peroxide, phosphorus and specialty peroxygens in both North America and in Europe through our subsidiary, FMC Foret S.A ("Foret"). At September 30, 2002, we had approximately 5,700 employees and 37 manufacturing facilities in 19 countries.

                               ------------------

         FMC Corporation is a Delaware corporation. Our principal executive offices are located at 1735 Market Street, Philadelphia, PA 19103. Our telephone number is (215) 299-6000.

                                  RISK FACTORS

         You should carefully consider the risks described below and the other information included in this prospectus and the documents incorporated by reference herein before investing in the notes. The risks described below are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial may also impair our business.

Risks Relating to the Notes and our Other Indebtedness and Obligations

We have a significant amount of indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

         We have a significant amount of indebtedness. On a pro forma basis as of September 30, 2002 after giving effect to the sale of the outstanding notes and the related transactions described in "Use of Proceeds," we would have had approximately $1,350.3 million of total indebtedness, excluding unused commitments under our Credit Facilities.

         Our amount of indebtedness could have important consequences for you. For example, it:

         .        will require us to dedicate a significant portion of our cash flow to making interest and principal payments on our
                  indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures,
                  acquisitions or other general corporate purposes;
         .        may make us less attractive to potential acquirors or
                  acquisition targets;
         .        may limit our flexibility to adjust to changing business and market conditions and make us more vulnerable to a downturn in general economic conditions as compared to a competitor that may be less leveraged;
         .        may limit our activities due to restrictive covenants; and
         .        may make it more difficult for us to satisfy our obligations with respect to the notes and our other outstanding indebtedness.

         Furthermore, our ability to satisfy our debt service obligations will depend, among other things, upon our future operating performance and our ability to refinance indebtedness when necessary. Each of these factors partly depends on economic, financial, competitive and other factors beyond our control. If we cannot generate sufficient cash from our operations to meet our debt service obligations, we may need to reduce or delay capital expenditures or curtail research and development. In addition, we may need to refinance our debt, obtain additional financing or sell assets or equity, which we may not be able to do on commercially reasonable terms, if at all. Our business may not generate sufficient cash flow to satisfy our debt service obligations, and we may not be able to obtain funding sufficient to do so.

         In addition, we and our subsidiaries may be able to incur substantial additional indebtedness in the future and we expect to incur additional indebtedness, including additional borrowings under our Credit Facilities. If additional new debt is added to our current debt levels, it could have an adverse effect on our business, consolidated financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes.

         Any of the foregoing could have a material adverse effect on our future operations. You should read the discussions under the headings "Capitalization," "Selected Consolidated Financial Data," "Description of Other Indebtedness" and "Description of the Notes" for further information about our high level of indebtedness.

Our operations are restricted by the terms of our debt, which could adversely affect us.

         The indenture relating to the notes include a number of significant restrictive covenants. These covenants could adversely affect us by limiting our ability to plan for or react to market conditions or to meet our capital needs. These covenants restrict our ability and the ability of our subsidiaries to, among other things:

         .        incur additional debt;

         .        make certain investments;
         .        enter into certain types of transactions with affiliates;
         .        limit dividends or other payments by our restricted
                  subsidiaries to us;
         .        use assets as security in other transactions;
         .        pay dividends on our equity interest or repurchase our equity interests; and
         .        sell certain assets or merge with or into other companies.

         Our Credit Facilities also contain restrictive covenants. These provisions limit the ability of us and our subsidiaries to, among other things:

         .        borrow money and guarantee the debts of others;
         .        use assets as security in other transactions;
         .        enter into new lines of business;
         .        sell assets or merge with or into other companies;
         .        make capital expenditures;
         .        prepay, redeem or exchange our debt;
         .        finance the operations of our foreign subsidiaries or restrict the ability of our foreign subsidiaries to pay dividends to us; and
         .        form any joint ventures or invest in subsidiaries.

         In addition, the Credit Facilities require us to meet financial ratios and tests, including maximum leverage, minimum net worth and interest coverage levels. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs and could otherwise restrict corporate activities.

         Our ability to comply with the covenants and other terms of the Credit Facilities will depend on our future operating performance. If we fail to comply with such covenants and terms, we would be required to obtain waivers from our lenders in order to maintain compliance under our Credit Facilities. If we are unable to obtain any necessary waivers and the debt under the Credit Facilities is accelerated, it would have a material adverse effect on our financial condition and future operating performance. For more information on the Credit Facilities, see "Description of Other Indebtedness."

If the notes are rated investment grade at any time by Moody's and Standard & Poor's, certain covenants contained in the indenture will fall away and the holders of the notes will lose the protection of these covenants.

         The indenture contains certain covenants that will fall away and cease to have any effect from and after the first date when the notes are rated investment grade by both Moody's and Standard & Poor's. See "Description of the Notes--Certain Covenants--Applicability of Certain Covenants if Notes Rated Investment Grade." These covenants restrict, among other things, our ability to pay dividends, incur additional debt and to enter into certain types of transactions. If after these covenants fall away, Moody's or Standard & Poor's were to downgrade their rating of the notes, the covenants would not be reinstated, and the holders of the notes would not have the protection of these covenants.

The notes are secured only on a second-priority basis by certain of our property that will also secure other indebtedness, and substantial amounts of other indebtedness of ours is secured by liens on our assets that do not secure the notes.

         The notes are secured on a second-priority basis by collateral consisting of certain of our manufacturing facilities and shares of stock constituting our 87.5% economic interest in FMC Wyoming. The second-priority liens are shared on an equal and ratable basis with the holders of indebtedness issued under our existing indentures, which indebtedness was outstanding in the aggregate principal amount of $503.0 million as of September 30, 2002, and with the holders of the Bank

Obligations (as defined in "Description of the Notes--Certain Definitions"), which include obligations under our Credit Facilities, certain indebtedness and guarantees owed to lenders and credit providers to our foreign subsidiaries, which was outstanding in the principal amount of $84.3 million as of September 30, 2002, and our obligations under the Astaris support agreement. In addition, holders of the Bank Obligations are secured by first-priority liens on the collateral for the notes in an amount not exceeding 10% of our Consolidated Net Tangible Assets (as defined in "Description of the Notes--Certain Definitions"). On a pro forma basis, after giving effect to the issuance of the outstanding notes, the execution of the Credit Facilities and the application of the net proceeds and borrowings (as described under "Use of Proceeds"), such amount secured by a first-priority lien would have been approximately $191 million as of September 30, 2002, and such amount may grow in the future if Consolidated Net Tangible Assets increase. The holders of the Bank Obligations are also secured by liens on other significant assets of us and our subsidiaries that are not included in the collateral for the notes, and the notes are effectively subordinated to the Bank Obligations to the extent of the value of such other assets.

The collateral securing the notes and the quality of the liens thereon are subject to control by other creditors. If there is a default, the value of the collateral may not be sufficient to repay the notes and the other obligations that would share in the proceeds of the collateral.

         Under the collateral trust agreement, the second-priority liens securing the notes may not be enforced by the holders of the notes at any time when any obligations under our Credit Facilities or other Bank Obligations are outstanding, subject to limited exceptions. Furthermore, under the terms of the collateral trust agreement, at any time that the Bank Obligations are outstanding, any actions that may be taken in respect of the collateral, including the approval of certain amendments to the collateral documents, waivers of past defaults, and the ability to cause the commencement of enforcement proceedings and to control the conduct of such proceedings, will be at the direction of the holders of the Bank Obligations, and the trustee, on behalf of the holders of the notes, will not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected. In addition, the collateral securing the notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the holders of the Bank Obligations from time to time, whether on or after the date the notes are issued.

         No appraisal of the value of the collateral has been performed in connection with this offering, and the value of the collateral in the event of liquidation will depend on market conditions, the availability of buyers and other factors. The collateral is by its nature illiquid. We cannot assure you that the proceeds from the sale or sales of such collateral would be sufficient to satisfy the amounts outstanding under the notes and other obligations secured by the second-priority liens after payment of the obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the notes, then holders of the notes would have a general senior unsecured claim against our and the subsidiary guarantors' remaining assets that are not otherwise pledged to other creditors.

         The right of the collateral agent to foreclose upon and sell the collateral upon the occurrence of a default will also be subject to limitations under applicable bankruptcy laws if a bankruptcy proceeding is commenced against us or our subsidiaries.

The notes are our obligations and not obligations of our non-guarantor subsidiaries and are effectively subordinated to the claims of our non-guarantor subsidiaries' creditors.

         The notes are our direct obligations and are guaranteed by substantially all of our domestic subsidiaries. All of our foreign subsidiaries, certain immaterial domestic subsidiaries and FMC Wyoming are not guarantors of the notes. Our cash flow and our ability to service our debt, including the notes, depend partly upon the earnings of our non-guarantor subsidiaries. At September 30, 2002, the non-guarantor subsidiaries represented approximately 31.9% of our consolidated assets and had $211.3 million of outstanding liabilities. To the extent we expand our foreign operations, a larger percentage of our consolidated assets, revenue and operating income may be derived from non-guarantor subsidiaries. Our ability to repatriate cash from our subsidiaries may be limited by jurisdictional legal requirements, and the amounts which are able to be repatriated may be subject to additional taxes.

         Our subsidiaries are separate and distinct legal entities. Except for the guarantors, our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions.

         Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including debtholders and trade creditors. This means that the holders of that debt would have a claim prior to that of the noteholders with respect to the assets of that non-guarantor subsidiary. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness or our subsidiaries senior to that held by us.

Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees of the notes.

         The issuance of the subsidiary guarantees of the notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state or foreign fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor's unpaid creditors. Generally speaking and depending upon the specific law applicable to the situation, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the subsidiary guarantor issued the guarantee of the notes:

         . it issued the guarantee to delay, hinder or defraud present or future creditors; or
         . it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:
                  - it was insolvent or rendered insolvent by reason of issuing the guarantee, or
                  - it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or
                  - it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature then the court could void the obligations under the guarantee of the notes, subordinate the guarantee of the notes to that subsidiary guarantor's other obligations or take other action detrimental to holders of the notes. If that occurs, the notes could become structurally subordinated to other obligations of the subsidiary guarantor.

         The measure of insolvency for purposes of fraudulent conveyance laws varies depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent conveyance had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

         .        the present fair saleable value of its assets was less than the amount that would be required to pay its probable
                  liability on its existing debts, including contingent
                  liabilities, as they become absolute and mature; or
         .        it could not pay its debts as they become due.

         We cannot be certain what standard a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to a subsidiary guarantor's other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

Our commitments under our support agreement in favor of lenders to our Astaris joint venture could have an adverse effect on our liquidity and financial condition.

         In connection with the financing of Astaris, our 50%-owned joint venture with Solutia, we have agreed with Astaris' lenders that we will contribute cash to make up for half of the shortfalls in Astaris' quarterly earnings (before interest, taxes, depreciation and amortization) below agreed targets. We contributed $31.3 million to Astaris in 2001 and $27.8 million in the first nine months of 2002 under the support agreement relating to Astaris and expect to contribute a similar amount of such keep-well payments to Astaris in 2002. Although such contributions increase our investment in Astaris, our rights to recover on these investments are subordinated to the rights of

Astaris' creditors, whose interests are secured by a pledge of Astaris' assets. Consequently, in the event of financial difficulties affecting Astaris, no assurance can be given that we will recover our "keep-well" contributions in a timely fashion, or at all. Furthermore, in the event that Solutia fails to meet its commitments under its identical "keep-well" arrangement with Astaris' lenders, we could face a situation in which it would be in our interest to make additional contributions to Astaris beyond our contractual commitment in order to preserve the value of our investment. The Credit Facilities and the indenture governing the notes limit our ability to make additional contributions to Astaris. The decision to make such additional contributions would increase our risks associated with the joint venture and could have an adverse effect on our liquidity and financial condition.

We may not have the ability to finance an offer-to-purchase requirement under the change of control provision of the indenture.

         If we undergo a change of control as defined in the indenture, we will be required to offer to purchase the notes for a price equal to 101% of their principal amount, plus accrued and unpaid interest to the purchase date. We cannot assure you that we will have sufficient funds available to make the required purchase of the notes in that event. In addition, a change of control may constitute an event of default under our Credit Facilities, giving rise to a right of acceleration by the lenders thereunder. Our Credit Facilities will contain and any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event. The change of control provision may not protect you in a transaction in which we incur a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, if the transaction does not involve a shift in voting power or beneficial ownership large enough to trigger a change of control as defined in the indenture governing the notes. See "Description of the Notes--Repurchase at Option of Holders--Change of Control."

Your ability to resell the notes may be limited by a number of factors.

         The new notes are a new issue of securities for which there is currently no active trading market. The new notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. We do not intend to list the new notes on any national securities exchange or to seek the admission of the new notes for quotation through the Nasdaq Stock Market, Inc. In addition, the new notes will not be eligible for trading on the Private Offerings, Resales, and Trading through Automatic Linkages Market, also known as the PORTAL Market. PORTAL is a computerized communications facility for primary offering and secondary trading of securities that are eligible for resale pursuant to Rule 144A and that are
(1) restricted securities, as defined in Rule 144(a)(3), or (2) contractually required to be resold only in compliance with Rule 144, Rule 144A, Regulation S or in secondary private placements. If the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Accordingly, a market for the new notes may not develop.

If you do not exchange your outstanding notes for new notes, your notes will continue to have restrictions on transfer.

If you do not exchange your outstanding notes for new notes in the exchange offer, or if your outstanding notes are tendered but not accepted, your notes will continue to have restrictions on transfer. In general, you may offer or sell any outstanding notes only if the notes are registered under the Securities Act and applicable state laws, or resold under an exemption from these laws. We do not intend to register the outstanding notes under the Securities Act, other than in the limited circumstances described in the registration rights agreement discussed in the section "Exchange Offer; Registration Rights."

Risks Relating to Our Business

Some of our businesses are cyclical, and demand by our customers for our products weakens during economic downturns.

         The businesses of a significant number of our customers, particularly our customers for industrial chemicals, are, to varying degrees, cyclical, and have historically experienced periodic downturns. Consequently, some of our businesses are also cyclical. These economic and industry downturns have been characterized by diminished product demand, excess manufacturing capacity and, in some cases, lower average selling prices. Therefore, any continued weakness in our customers' markets and overall global economic conditions could result in a reduction in demand for our products and could adversely affect our consolidated results of operations, financial condition or cash flows. As a result of the depressed economic conditions beginning in the fourth quarter of 2000 and continuing through the third quarter of 2002, demand for our soda ash and hydrogen peroxide has fallen among our glass, textile and pulp and paper customers. Weak conditions in the electronics industry have suppressed demand for our hydrogen peroxide and specialty peroxygen products. Overall, weak demand for products in our Industrial Chemicals segment has adversely affected our consolidated results of operations and cash flows over this period.

We operate worldwide and are affected by risks of doing business abroad.

         Over 50% of our consolidated revenue is derived from sources outside the U.S., and is therefore affected by general economic conditions and other factors in Europe, South America and most of Asia, including fluctuations in interest rates, market demand, labor costs and other factors beyond our control. The demand for our customers' products and, therefore, our products, is directly affected by these fluctuations. Our agricultural business in Asia and Brazil is particularly susceptible to certain of these fluctuations. Although our Industrial Chemicals segment is largely focused on the North American market, we sell nearly 40% of our soda ash to markets outside of North America. Our Foret industrial chemicals business based in Spain is dependent on economic and political conditions in the European Community and the Middle East. We cannot assure you that events having an adverse effect on the countries and regions in which we or our customers operate will not occur or continue or whether there will be an increase in interest rates, unfavorable currency fluctuations or a slowdown in industrial activity generally.

Our crop protection business is seasonal and could be negatively impacted by factors affecting the agricultural industry.

         Our crop protection business is seasonal because of the planting, growing and harvesting cycles of the agricultural industry, which impact our customers' purchase patterns. The peak quarters for our sales are usually the second and third quarters and therefore interim period operating results of the crop business reflect the seasonal nature of the business and are not indicative of results expected for the full fiscal year. Specifically, approximately 70%-80% of this business's annual earnings have historically been generated in the second and third quarters.

         In addition, our crop protection business faces volatility as a result of a number of other factors, including weather patterns and field conditions, levels of pest pressure, current and projected grain stocks and prices, and the agricultural policies of the United States and foreign governments. These factors can negatively impact production in the agricultural industry and thereby reduce the demand for our crop protection products and could have an adverse effect on our consolidated results of operations, financial condition and cash flows in any given period.

We face competition from other chemical companies, which could adversely affect our revenues and financial condition.

         We actively compete with companies producing the same or similar products, as well as, in some instances, with companies producing different products designed for the same uses. We encounter competition in price, delivery, service, performance, product innovation, and product recognition and quality, depending on the product involved. Within our Agricultural Products segment, most of our competitors are larger and have greater financial resources than we do. As a result, these competitors may be better able to withstand a change in conditions within the industries in which we operate and throughout the economy as a whole.

         Our competitors can be expected to continue to develop and introduce new and enhanced products, which could cause a decline in market acceptance of our products. In addition, our competitors could cause a reduction in the prices for some of our products as a result of intensified price competition. Competitive pressures can also result in the loss of major customers. An inability to compete successfully could have an adverse effect on our consolidated results of operations, financial condition and cash flows in any given period.

Failure to make continued improvements in our technology and productivity could hurt our competitive position.

         Many of our products could be affected by rapid technological change and new product introductions and enhancements. We believe we must continue to enhance our existing products and to develop and manufacture new products with improved capabilities in order to continue to be a market leader. We also believe that we must continue to make improvements in our productivity in order to maintain our competitive position. When we invest in new technologies, processes or production facilities, we face risks related to construction delays, cost over-runs and unanticipated technical difficulties related to start-up. Our inability to anticipate, respond to or utilize changing technologies could have an adverse effect on our consolidated results of operations, financial condition and cash flows in any given period.

We continue to be liable for certain obligations of Technologies, which could put a burden on our limited capital resources and adversely affect our liquidity and financial condition.

         Effective December 31, 2001, we completed our previously announced plan to separate into two separately traded public companies, which included an initial public offering of the stock of FMC Technologies, Inc. ("Technologies") in the second quarter of 2001, through the distribution of our remaining 83% ownership in Technologies (the "spin-off"). Prior to the spin-off of Technologies on December 31, 2001, we were directly liable for or guaranteed certain debt and contractual obligations of subsidiaries which now are part of Technologies. As part of the spin- off, Technologies agreed to use reasonable efforts to obtain releases in our favor and indemnify us against any obligations for which Technologies cannot obtain a release in our favor. As of September 30, 2002, approximately $88 million in face amount of obligations that we guaranteed remained outstanding. Although we are protected by a contractual indemnity from Technologies, we cannot assure you that Technologies will have adequate liquidity to indemnify us or that use of our borrowing capacity to meet such obligations may not in the future have an adverse effect on our liquidity, consolidated results of operations, financial condition and cash flows in any given period.

We are an international company and therefore face exchange rate and other related risks.

         A significant portion of our business is conducted in currencies other than the U.S. dollar, which is our reporting currency. We recognize foreign currency gains and losses arising from our operations in the period incurred. As a result, currency fluctuations among the U.S. dollar and the currencies in which we do business have caused and will continue to cause foreign currency translation gains and losses, which could be material. Due to the weakness of the euro in the period from 1999 through 2001, our business results have been adversely affected by unfavorable dollar translation of earnings of our Foret subsidiary and FMC BioPolymer operations in Europe. We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates. We take actions to manage our foreign currency exposure such as entering into hedging transactions, where available, but we cannot assure you that our strategies will adequately protect our consolidated results of operations from the effects of exchange rate fluctuations.

         We also face risks arising from the imposition of exchange controls and currency devaluations. Exchange controls may limit our ability to convert foreign currencies into U.S. dollars or to remit dividends and other payments by our foreign subsidiaries or businesses located in or conducted within a country imposing controls. Currency devaluations result in a diminished value of funds denominated in the currency of the country instituting the devaluation. Our lithium business has operations in Argentina which may be adversely affected by the banking and currency crises in that country and action taken by governmental authorities to respond to such crises. Actions of this nature, if they occur or continue for significant periods, could have an adverse affect on our consolidated results of operations, financial condition and cash flows in any given period.

Our businesses are subject to substantial government regulation, which prohibit or restrict the sale of some of our products or increase our operating expenses in order to comply with those regulations.

         All of our businesses face extensive government regulation in the United States and abroad. In our Agricultural Products segment, all of our insecticides and herbicides sold or distributed in the United States must first be registered with the U.S. Environmental Protection Agency ("EPA") under the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"). Several products of our Industrial Chemicals segment are also registered under FIFRA. The registration process under FIFRA requires us to demonstrate that our product will not cause unreasonable adverse effects on the environment or human health. Many of the products of our Specialty Chemicals segment are used as ingredients in pharmaceutical and food products. Several products of our Industrial Chemicals segment are also sold for use in food processing and pharmaceutical applications. Consequently, a number of our manufacturing operations are subject to regulation by the U.S. Food and Drug Administration under rules governing "good manufacturing practices" for materials to be used as ingredients in food and pharmaceuticals and incorporated in the design of medical devices.

         We currently deliver and sell soda ash outside of North America and Europe through American Natural Soda Ash Corporation ("ANSAC"), a foreign sales association comprised of U.S.-based soda ash manufacturers and organized under the Webb-Pomerene Act. While we do not believe any U.S. government action affecting the status of ANSAC is likely, net prices for soda ash in international markets may weaken if the U.S. or other governments change their policies so as to limit the effectiveness of North American soda ash producers joining together to sell soda ash using a foreign sales association.

Our facilities are subject to operating hazards, which may increase our liabilities or disrupt our business.

         We are dependent upon the continued safe operation of our production facilities. Our production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including leaks and ruptures, explosions, fires, inclement weather and natural disasters, unscheduled downtime and environmental hazards. From time to time in the past, we have had incidents that have temporarily shut down or otherwise disrupted our manufacturing, causing production delays and resulting in liability for workplace injuries and fatalities. Some of our products involve the manufacture and/or handling of a variety of reactive, explosive and flammable materials. Use of these products by our customers could also result in liability if an explosion, fire, spill or other accident were to occur. We cannot assure you that we will not experience these types of incidents in the future or that these incidents will not result in production delays or otherwise have an adverse effect on our consolidated results of operations, financial condition or cash flows in any given period.

Environmental matters could have a substantial negative impact on our results of operations.

         We are subject to extensive federal, state, local and foreign environmental, safety and health laws and regulations concerning, among other things, emissions to the air, discharges to land and water and the generation, handling, treatment and disposal of hazardous waste and other materials and remediation of contaminated soil, surface and ground water. Our operations entail the risk of violations of those laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. We believe our operations are in substantial compliance with these laws and regulations. However, we cannot assure you that we have been or will be at all times in compliance with all of these requirements.

         In addition, these requirements, and enforcement of these requirements, may become more stringent in the future. Although we cannot predict the ultimate cost of compliance with any such requirements, the costs could be material. Non-compliance could subject us to material liabilities, such as government fines, damages arising from third-party lawsuits or the suspension, and potential cessation of non-compliant operations. We may also be required to make significant site or operational modifications at substantial cost. Future developments could also restrict or eliminate the use of or require us to make modifications to our products, which could have an adverse effect on our consolidated results of operations, financial condition and cash flows in any given period.

         At any given time, we are involved in claims, litigation, administrative proceedings and investigations of various types in a number of jurisdictions involving potential environmental liabilities, including clean-up costs associated with waste disposal sites, natural resource damages, property damage and personal injury. We cannot assure you that the resolution of these environmental matters will not have an adverse effect on our consolidated results of operations, financial condition and cash flows in any given period.

         The ultimate costs and timing of environmental liabilities are difficult to predict. Liability under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. One liable party could be held responsible for all costs at a site, regardless of fault, percentage of contribution to the site or the legality of the original disposal. We could incur significant costs, including clean-up costs, natural resources damages, civil or criminal fines and sanctions and third-party claims, as a result of past or future violations of, or liabilities under, environmental laws.

         We have obligations under environmental consent decrees relating to Astaris' former Pocatello, Idaho phosphorus facility and our former fiber manufacturing facility in Front Royal, Virginia, that will require us to make significant cash expenditures over a number of years. We believe that we have accurately estimated future spending and have made adequate reserves for such expenditures and for other known environmental liabilities related to these and other sites. However, we cannot assure you that such expenditures or liabilities will not exceed our current estimates or reserves, or that the discovery of new conditions or additional claims, such as claims for natural resource damages, personal injury or property damage, will not arise and have an adverse affect on our consolidated results of operations and consolidated cash flows.

Legal proceedings and other claims could impose substantial costs on us.

         As a manufacturer of chemical-based materials, we have lawsuits involving environmental, product liability and other claims filed against us from time to time. We are currently defending a number of legal proceedings.

         We have insurance coverage that we believe would be available to mitigate potential damages in many of these cases. However, there is no assurance that our available insurance will cover these claims, that our insurers will not challenge coverage for certain claims, or that the final damage award will not exceed our available insurance coverage. Any of the foregoing could have an adverse effect on our results of operations, financial condition and cash flows in any given period.

Increased raw material and energy costs may reduce our income.

         In connection with our operations, we purchase commodity raw materials. While temporary shortages of raw materials and energy may occasionally occur, these items are generally sufficiently available to cover current and projected requirements. We typically purchase major requirements for key raw materials under medium-term contracts. However, their prices fluctuate under these contracts as a result of unscheduled plant interruptions and domestic and world market conditions. Given our competitive markets, it is often not possible to pass all of these increased costs on to our customers. Any increase in these costs that we experience in the future may have an adverse effect on our future operating margins.

                           FORWARD-LOOKING INFORMATION

         This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under the captions "Summary--The Company" and elsewhere. These forward-looking statements are typically identified by use of the words "anticipate," "believe," "estimate," "expect" and similar expressions, although some forward-looking statements are expressed differently. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements, including, among other things:

         Risks Relating to the Notes and our other Indebtedness and Obligations:

         .       the impact our indebtedness will have on our ability to fulfill our obligations made under the notes;
         .       the effect the terms of our debt will have on our operations;
         .       the fallaway of certain covenants contained in the indenture if the notes are rated investment grade;
         .       the availability of sufficient proceeds to satisfy the amounts due under the notes;
         .       the ability of the trustee to foreclose on secured property and proceeds from the sale of collateral will be sufficient to repay the notes in full;
         .       that the notes are effectively subordinated to the claims of our non-guarantor subsidiaries' creditors;
         .       whether subsidiary guarantees are voided by law;
         .       our commitments under the support agreement for Astaris;
         .       the availability of sufficient funds to purchase the notes upon a change of control;
         .       the ability to resell the new notes;
         .       the restrictions on resale if the outstanding notes are not exchanged for new notes;

         Risks Relating to Our Business:

         .       the cyclicality of our business and the overall demand for our products;
         .       general economic conditions and other factors affecting our business abroad;
         .       the seasonality of our crop protection business and volatility resulting from climatic conditions;
         .       competition from other chemical companies;
         .       our ability to make continued improvements in our technology;
         .       the effect our guarantees of performance obligations of
                 Technologies will have on our liquidity and capital resources;
         .       the impact of changing interest rates;
         .       the enactment of new government regulations and other changes in the regulatory environment;
         .       operating hazards in our facilities which may disrupt our
                 business;
         .       environmental matters;
         .       substantial litigation costs; and
         .       increased raw material and energy costs.

         We undertake no obligation to update forward-looking statements.

                               THE EXCHANGE OFFER

General

         We are offering to exchange up to $355,000,000 aggregate principal amount of new notes for the same aggregate principal amount of outstanding notes, properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the outstanding notes. Your participation in the exchange offer is voluntary and you should carefully consider whether to accept this offer.

         Our obligations to accept outstanding notes for exchange pursuant to the exchange offer are limited by the conditions listed under "--Conditions to the Exchange Offer" below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

         We issued and sold $355,000,000 aggregate principal amount of the outstanding notes on October 21, 2002 in a transaction exempt from the registration requirements of the Securities Act. Because the transaction was exempt under the Securities Act, you may re-offer, resell or otherwise transfer the outstanding notes only if registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

         In connection with the issuance and sale of the outstanding notes, we and the subsidiary guarantors entered into a registration rights agreement, which requires us to consummate this exchange offer by April 18, 2003. If we are unable to complete the exchange offer, or have a shelf registration statement declared effective, by April 18, 2003, the interest rate on the outstanding notes will increase by 0.25% per annum, which rate shall further increase by 0.25% per annum for each subsequent 90-day period during which such registration default continues (up to a maximum of 1.0% basis points per annum) until we complete the exchange offer or have a shelf registration statement declared effective.

         In addition, there are circumstances under which we are required to use our best efforts to file a shelf registration statement with respect to resales of the outstanding notes. We have filed a copy of the registration rights agreement as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

         We are making the exchange offer to satisfy our obligations under the registration rights agreement. Otherwise, we are not required to file any registration statement to register any outstanding notes. Holders of outstanding notes that do not tender their outstanding notes or whose outstanding notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their outstanding notes.

Terms of the Exchange

         We are offering to exchange, upon the terms of this prospectus and the letter of transmittal, $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding notes. The terms of the new notes are the same in all material respects, including principal amount, interest rate, maturity and ranking, as the terms of the outstanding notes for which they may be exchanged pursuant to the exchange offer, except that the offering of the new notes has been registered under the Securities Act and, therefore, the new notes will not be subject to restrictions on transfer applicable to the outstanding notes. The new notes will evidence the same indebtedness as the outstanding notes and will be entitled to the benefits of the indenture. Please refer to the section in this prospectus entitled "Description of Notes" for a more complete discussion of the terms of the notes.

         The exchange offer is not conditioned upon any minimum aggregate amount of outstanding notes being tendered for exchange.

         We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the new notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that new notes issued in the exchange offer in exchange for outstanding notes may be offered for sale, resold and otherwise transferred by any holder of new notes (other than any holder which is an affiliate of ours or a broker-dealer that purchased outstanding notes from us to resell pursuant to Rule 144A under the Securities Act or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is participating in or intends to participate in a distribution of the new notes. Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of the new notes. If you are a broker-dealer that receives new notes for your own account in exchange for outstanding notes, where your outstanding notes were acquired by you as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. Please refer to the section in this prospectus entitled "Plan of Distribution" for a more complete discussion of your ability to resell the new notes.

         You will not be required to pay brokerage commissions or fees or, if you comply with the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the outstanding notes in the exchange offer.

Expiration Date; Extension; Termination; Amendment

         The exchange offer will expire at 5:00 p.m., New York City time, on ___________, 2003, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act. We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any outstanding notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all outstanding notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

         We also reserve the right to:

         . end or amend the exchange offer and not to accept for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the events specified below under "--Conditions to the Exchange Offer" that have not been waived by us; and
         . amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to you, whether before or after any tender of the outstanding notes.

         If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable.

Procedures for Tendering Outstanding Notes

         Your tender to us of your outstanding notes and our acceptance of the notes will constitute a binding agreement between you and us on the terms contained in this prospectus and in the letter of transmittal. You will tender outstanding notes by:

         . properly completing and signing the letter of transmittal or a facsimile copy of the letter, and delivering the letter, together with the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent at its address listed below on or before the expiration date; or
         . complying with the procedure for book-entry transfer described below; or
         . complying with the guaranteed delivery procedures described below.

         If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         The method of delivering the outstanding notes, letters of transmittal and all of the required documents is at the election and risk of the holder. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to insure timely delivery. No notes or letters of transmittal should be sent to us.

         If tendered outstanding notes are registered in the name of the person who signs the letter of transmittal and the new notes to be issued in exchange for the tendered notes are to be issued in the name of the registered holder, the signature of the signer need not be guaranteed.

         In addition, if any untendered outstanding notes are to be reissued in the name of the registered holder, the signature need not be guaranteed. A registered holder shall include any participant in The Depository Trust Company ("DTC") whose name appears on a security listing as an owner of outstanding notes.

         In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer, in form satisfactory to us and duly executed by the registered holder. The signature of the endorsement or instrument of transfer must be guaranteed by an eligible institution. The following are considered eligible institutions:

         .        a firm which is a member of a registered national securities exchange or a member of the National Association of Securities
                  Dealers, Inc.;
         .        a clearing agency;
         .        an insured credit union;
         .        a savings association or a commercial bank; or
         .        a trust company having an office or correspondent in the
                  United States.

         If the new notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the outstanding notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

         We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC's system may use its Automated Tender Offer Program to tender outstanding notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account relating to the outstanding notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account in accordance with the Automated Tender Offer Program procedures for transfer. However, the exchange of the outstanding notes will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of an agent's message, an appropriate letter of transmittal with any registered signature guarantee, and any other documents required. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from a participant tendering outstanding notes that are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant.

         If you want to tender outstanding notes in the exchange offer and time will not permit a letter of transmittal or outstanding notes to reach the exchange agent before the expiration date or you cannot comply with the procedure for book-entry transfer on a timely basis, a tender may be effected if the exchange agent has received at its address listed below before the expiration date, a letter, telegram or facsimile transmission from an eligible institution listing your name and address, the names in which the outstanding notes are registered and, if possible, the certificate number of the outstanding notes to be tendered, and stating that the tender is being made by the letter, telegram or facsimile transmission and guaranteeing that within three business days after the expiration date, the outstanding notes in proper form for transfer, or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, will be delivered by the eligible institution, together with a properly completed and duly executed letter of transmittal and any other required documents. Unless outstanding notes being tendered by the method described in the preceding sentence are deposited with the exchange agent within the time period described in the preceding sentence and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. You may obtain copies of the notice of guaranteed delivery from the exchange agent.

         Your tender will be deemed to have been received when the exchange agent receives:

         . your properly completed and duly signed letter of transmittal accompanied by the outstanding notes, or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC; or
         . a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution.

         We will issue new notes in exchange for outstanding notes tendered by means of a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution only when the exchange agent receives (1) the letter of transmittal and any other required documents and (2) the tendered outstanding notes.

         We will determine all questions regarding the validity, form, eligibility, time of receipt and acceptance of outstanding notes tendered for exchange. You should be aware that:

         . We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or not to accept any particular outstanding notes which acceptance might, in our judgment or that of our counsel, be unlawful.
         . We reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the right to waive the ineligibility of any holder that seeks to tender outstanding notes in the exchange offer.
         . Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions, shall be final and binding on all parties.
         . Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time as we shall determine.
         . Neither we, the exchange agent nor any other person shall have any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange.

         If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, the outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the outstanding notes.

         If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate they are acting in that capacity when signing, and, unless waived by us, you should provide evidence of their authority to act in that capacity.

         If you tender, you will be representing to us that:

         .        the new notes you acquire pursuant to the exchange offer are being acquired in the ordinary course of business of the
                  person receiving new notes, whether or not the person is the holder;
         .        you are not an affiliate of ours;
         .        you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the outstanding notes or the new notes; and
         .        if you are a broker or dealer registered under the Exchange
                  Act, you will receive the new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities. You must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. Please refer to the section in this prospectus entitled "Plan of Distribution" for a more complete discussion of your ability to resell the new notes.

Terms and Conditions of the Letter of Transmittal

         By signing and returning the letter of transmittal you will be agreeing to the following terms and conditions, which are part of the exchange offer.

         . You are exchanging, assigning and transferring the outstanding notes to us and irrevocably constitute and appoint the exchange agent as your agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged.
         . You represent and warrant that you have full power and authority to tender, exchange, assign and transfer the outstanding notes and acquire new notes issuable upon the exchange of tendered outstanding notes.
         . When we accept outstanding notes for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.
         . You will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes or transfer ownership of such outstanding notes on the account books maintained by DTC.

         Your acceptance of any tendered outstanding notes and our issuance of new notes in exchange for the outstanding notes will constitute performance in full by us of our obligations under the registration rights agreement to complete the exchange offer.

         All authority conferred by you will survive your death or incapacity and every obligation of yours will be binding upon your heirs, legal representatives, successors, assigns, executors and administrators. You will also make the representations described above under "--Procedures for Tendering Outstanding Notes."

Withdrawal Rights

         You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal, sent by telegram, facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date. Any notice of withdrawal must:

         . specify the name of the person that tendered the outstanding notes to be withdrawn;
         . identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;
         . specify the principal amount of outstanding notes to be withdrawn;

         .        include a statement that the holder is withdrawing its
                  election to have the outstanding notes exchanged;
         .        be signed by the holder in the same manner as the original signature on the letter of transmittal by which the
                  outstanding notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the outstanding notes into the name of the person withdrawing the tender; and
         . specify the name in which any of the outstanding notes are to be registered, if different from that of the person that tendered the outstanding notes.

         The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes or otherwise comply with DTC's procedures.

         Any outstanding notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to its book-entry transfer procedures, the outstanding notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Notes" above at any time on or before the expiration date.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes

         Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all outstanding notes properly tendered and will issue the new notes promptly after the acceptance. However, please refer to the section in this prospectus entitled "--Conditions to the Exchange Offer" below for a discussion of the conditions under which we may end the exchange offer and reject for exchange any outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when we give notice of acceptance to the exchange agent.

         For each outstanding note accepted for exchange, the holder of the outstanding note will receive a new note having a principal amount at maturity equal to that of the surrendered outstanding note.

         In all cases, we will issue new notes for outstanding notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the outstanding notes or a book-entry confirmation of the outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal and all other required documents.

Conditions to the Exchange Offer

         We will not be required to accept for exchange, or to issue new notes in exchange for, any outstanding notes and may end or amend the exchange offer, by notice to the exchange agent or by a timely press release, if at any time before the acceptance of the outstanding notes for exchange or the exchange of the new notes for the outstanding notes, any of the following conditions exist:

         . any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued, in each case, with respect to the exchange offer that, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

         . any change, or any development involving a prospective change, shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that is or may be adverse to us, or we become aware of facts that have or may have adverse significance with respect to the value of the outstanding notes or the new notes or that may materially impair the contemplated benefits of the exchange offer to us; or
         . any law, rule or regulation or applicable interpretation of the staff of the SEC is issued or promulgated that, in our good faith determination, does not permit us to effect the exchange offer; or
         . any governmental approval has not been obtained, which we think is necessary for the completion of the exchange offer; or
         . there shall have been proposed, adopted or enacted any law, statute, rule or regulation, or an amendment to any existing law, statute, rule or regulation, which might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or
         . there shall occur a change in the current interpretation by the staff of the SEC that permits the new notes issued pursuant to the exchange offer in exchange for outstanding notes to be offered for resale, resold and otherwise transferred by holders, other than any holder that is a broker-dealer or an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to participate in the distribution of such new notes.

         We reserve the right to end the exchange offer and reject for exchange any outstanding notes upon the occurrence of any of the preceding conditions. In addition, we may amend the exchange offer at any time before the expiration date if any of these conditions exist.

         In addition, we will reject for exchange any outstanding notes tendered, and no new notes will be issued in exchange for any outstanding notes, if at the time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. If any stop order is in effect we will be required to use our best efforts to obtain its withdrawal at the earliest possible time.

         The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

Exchange Agent

         We have appointed Wachovia Bank, National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the addresses listed below:

                                   By Mail, Hand or Overnight Delivery:


                                   Wachovia Bank, National Association
                                     1525 West W.T. Harris Boulevard
  By Facsimile Transmission:                   NC 1153 3C3                   Confirm by Telephone:
 (Eligible Institutions Only):          Charlotte, NC 28262-1153                 (704) 590-7410
        (704) 590-7628               Attn: Corporate Trust Operation

         You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number listed above.

         Delivery to an address other than as listed above, or transmissions of instructions by a facsimile number other than as listed above, will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, registration fees, accounting, legal and printing expenses and other related fees and expenses.

Transfer Taxes

         We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. If, however, certificates representing new notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in the exchange offer, then the amount of the transfer taxes whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

         The new notes will be recorded at the carrying value of the outstanding notes as reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for outstanding notes. We will amortize the expenses incurred in connection with the issuance of the new notes over the term of the new notes.

Consequences of Failure to Exchange

         If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the outstanding notes as described in the legend on such notes. In general, the outstanding notes may be offered or sold only if registered under the Securities Act, unless they are sold under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act. However, under limited circumstances we may be required to file with the SEC a shelf registration statement to cover resales of the outstanding notes by the holders of notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement. Please refer to the section in this prospectus entitled "Exchange Offer; Registration Rights" for a more complete discussion of these registration rights.

         Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. You may wish to consult your financial and tax advisors in making a decision whether or not to tender your outstanding notes. Please refer to the section in this prospectus entitled "Certain United States Federal Tax Considerations" for a more complete discussion of the tax consequences of participating in the exchange offer.

         As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the outstanding notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, outstanding notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors--If you do not exchange your outstanding notes for new notes, your notes will continue to have restrictions on transfer" for an additional discussion of the consequences of not participating in the exchange offer.

         We may in the future seek to acquire, subject to the terms of the indenture, untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of these purchases or offers may differ from the terms of the exchange offer.

Resale of New Notes

         As noted above, we are making the exchange offer in reliance on the position of the staff of the SEC in interpretive letters addressed to third parties in other transactions. However, we have not sought an interpretive letter from the staff and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in past interpretive letters to third parties. Any holder who is an affiliate of ours or who has an arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, or any broker-dealer who purchased outstanding notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

         .        cannot rely on the applicable interpretations of the staff;
                  and
         . must comply with the registration and prospectus delivery requirements of the Securities Act.

         A broker-dealer who holds outstanding notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by a broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. A secondary resale transaction in the United States by a holder using the exchange offer to participate in a distribution of outstanding notes must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K. Please refer to the section in this prospectus entitled "Plan of Distribution" for a more complete discussion of your ability to resell the new notes.

         In addition, to comply with the securities laws of some jurisdictions, the new notes may be offered or sold only if they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations in the registration rights agreement, to register or qualify the new notes for offer or sale under the securities or blue sky laws of these jurisdictions as any holder of the new notes reasonably requests. Registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any new notes.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive in exchange outstanding notes of like principal amount, the terms of which are substantially identical in all material respects to the new notes. The outstanding notes surrendered in exchange for new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness.

         We used the net proceeds from the offering of the outstanding notes and borrowings under the Credit Agreement to (i) terminate our then-existing accounts receivable securitization facility, (ii) repay borrowings under and terminate our then-existing revolving credit facility, (iii) fund into a debt reserve account amounts sufficient to repay our $99.5 million aggregate principal amount of 7.125% medium-term notes due November 2002 (which have now been paid at maturity) and our $160.5 million aggregate principal amount of 6.375% debentures due September 2003, (iv) fund into a restricted cash account amounts sufficient to refinance or replace with cash collateral certain surety bonds and letters of credit and (v) pay fees and expenses.

Sources (1)                                            Uses (1)
($ in millions)
Revolving credit facility (2) ...........  $     --    Terminate existing accounts receivable
Term loan ...............................     244.9      securitization facility .........................   $    65.0
Notes ...................................     350.6    Repay existing revolving credit facility ..........       106.0
                                                       Debt reserve account ..............................       260.0
                                                       Restricted cash account ...........................       130.8
                                                       Fees and expenses .................................        29.0
                                                       General corporate purposes ........................         4.7
                                           --------                                                          ---------
Total ...................................  $  595.5    Total .............................................   $   595.5
                                           ========                                                          =========

________________
(1)      As of September 30, 2002.
(2) $250.0 million in aggregate commitments. Our revolving credit facility is available for general corporate purposes. See "Description of Other Indebtedness--Credit Facilities."

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2002 on an actual and on a pro forma basis to give effect to the application of the proceeds from the offering of the outstanding notes and from the Credit Agreement, net of associated fees and expenses. The information set forth below should be read in conjunction with "Selected Consolidated Financial Data" and "Use of Proceeds" included elsewhere in this prospectus and with our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                             Actual      Pro Forma
                                                                                           -----------  -----------
                                                                                              ($ in millions)

Cash and cash equivalents................................................................  $   37.3      $   42.0
Debt reserve account.....................................................................                   260.0
Restricted cash account..................................................................                   130.8
                                                                                           --------      --------
      Total..............................................................................  $   37.3      $  432.8
                                                                                           ========      ========
Existing revolving credit facility.......................................................  $  106.0      $
Foreign credit lines.....................................................................  $   60.3      $   60.3
Credit Agreement
      Revolving credit facility (1)......................................................
      Term loan..........................................................................                   250.0
7.125% medium term notes due November 2002...............................................      99.5          99.5
6.375% debentures due September 2003.....................................................     160.5         160.5
Medium-term notes, 6.53% to 7.32%, due 2003 to 2008......................................     197.5         197.5
Outstanding notes........................................................................                   355.0
7.75% debentures due July 2011...........................................................      45.5          45.5
Pollution control and industrial revenue bonds, 3.2% to 7.1% due 2003 through 2032.......     221.8         221.8
      Unamortized discounts, fees and expenses...........................................      (1.3)        (39.8)
                                                                                           --------      --------
      Total consolidated debt............................................................     889.8       1,350.3
      Total consolidated stockholders' equity............................................     421.9         421.9
                                                                                           --------      --------
      Total consolidated capitalization..................................................  $1,311.7      $1,772.2
                                                                                           ========      ========

________________

(1)   $250.0 million in aggregate commitments.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial and other data presented below under the captions "Income Statement Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 2001, are derived from our consolidated financial statements, which have been audited by KPMG LLP, independent auditors. The consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, and the report thereon, are included elsewhere in this prospectus. The selected unaudited consolidated financial data presented below under the captions "Income Statement Data" and "Balance Sheet Data" for the nine-month periods ended September 30, 2001 and 2002, and as of September 30, 2002, are derived from our unaudited condensed consolidated financial statements, to which KPMG LLP has reported it has applied limited procedures in accordance with professional standards for review of such information. The unaudited condensed consolidated financial statements for the nine-month periods ended September 30, 2001 and 2002, and as of September 30, 2002, and the review report thereon, are included elsewhere in this prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operation for these periods. The selected consolidated financial data should be read in conjunction with our consolidated financial statements for the year ended December 31, 2001, the related notes, and the independent auditors' report, which refers to a change in the method of accounting for derivative instruments and hedging activities, included elsewhere in this prospectus.

                                                                                            Nine Months Ended
                                                      Years Ended December 31                  September 30
                                         ------------------------------------------------  --------------------
                                           1997      1998     1999(2)   2000(3)    2001      2001    2002(2)(4)
                                         --------  --------  --------  --------  --------  --------  ----------
                                                                    ($ in millions)
Income Statement Data (1):
Revenue................................. $2,227.4  $2,356.9  $2,320.5  $2,050.3  $1,943.0  $1,453.2   $1,393.2
Cost of sales and services..............  1,585.7   1,738.7   1,691.6   1,450.9   1,408.7   1,053.2    1,025.6
Selling, general and administrative
  expenses..............................    301.2     274.9     273.0     231.3     243.3     181.4      171.2
Research and development expenses.......    127.3     107.0     100.6      97.8      99.8      73.9       60.4
Gains on divestitures of businesses.....       --        --     (55.5)       --        --        --         --
Asset impairments.......................    197.0        --      23.1      10.1     323.1     323.1         --
Restructuring and other charges.........     13.0        --      11.1      35.2     280.4     184.5       14.4
                                         --------  --------  --------  --------  --------  --------   --------
Total costs and expenses................  2,224.2   2,120.6   2,043.9   1,825.3   2,355.3   1,816.1    1,271.6
                                         --------  --------  --------  --------  --------  --------   --------
Income (loss) from continuing
  operations before minority interests,
  interest income and expense...........      3.2     236.3     276.6     225.0    (412.3)   (362.9)     121.6
Minority interests......................      8.9       6.2       5.1       4.6       2.3       1.5        2.1
Interest expense, net...................     71.6      75.3      76.4      61.8      58.3      44.2       48.1
                                         --------  --------  --------  --------  --------  --------   --------
Income (loss) from continuing
  operations before income taxes........    (77.3)    154.8     195.1     158.6    (472.9)   (408.6)      71.4
Provision (benefit) for income taxes....    (42.9)     37.7      36.4      33.0    (166.6)   (138.0)      15.0
                                         --------  --------  --------  --------  --------  --------   --------
Income (loss) from continuing operations    (34.4)    117.1     158.7     125.6    (306.3)   (270.6)      56.4
Discontinued operations, net of income
  taxes (5).............................    201.3      25.5      53.9     (15.0)    (30.5)    (33.5)        --
Cumulative effect of change in
  accounting principle, net of income
  taxes.................................     (4.5)    (36.1)       --        --      (0.9)     (0.9)        --
                                         --------  --------  --------  --------  --------  --------   --------
Net income (loss)....................... $  162.4  $  106.5  $  212.6  $  110.6  $ (337.7) $ (305.0)  $   56.4
                                         ========  ========  ========  ========  ========  ========   ========
Balance Sheet Data (6):
Cash and cash equivalents...............                                         $   23.4             $   37.3
Property, plant and equipment...........                                          1,087.8              1,058.7
Total assets............................                                          2,477.2              2,367.9
Total debt..............................                                            923.5                889.9
Stockholders' equity....................                                            218.8                421.9
Ratio of earnings to fixed charges (7)..      0.3x      2.7x      3.1x      2.8x       --        --        2.2x


Pro Forma Financial Data:
Pro forma ratio of earnings to fixed
  charges (8)...........................                                               --        --        1.5x

___________________________

(1) In the periods presented, we sold or spun off several businesses, including the sale of our Defense Systems business in 1997 and the spin-off of Technologies in 2001. These businesses have been accounted for as discontinued businesses. Accordingly, the consolidated statements of income for the years ended December 31, 1997, 1998, 1999, 2000 and 2001, the nine months ended September 30, 2001 and the twelve months ended September 30, 2002 and all corresponding footnotes have been reclassified to reflect sold and spun-off businesses as discontinued operations.

(2) In 1999, we completed the following transactions relating to our Specialty Chemicals segment: (i) sold our Bioproducts business which had 1999 revenue of $13.3 million; (ii) sold our process additives business which had 1999 revenue of $98.5 million; and (iii) acquired the assets of Pronova. Additionally, in 1999 we acquired the assets of Tg Soda Ash, which are now included in the Industrial Chemicals segment.

(3) Effective April 1, 2000, we and Solutia formed Astaris, a joint venture that includes the North American and Brazilian phosphorus chemicals operations of both companies. We have accounted for our investment in Astaris under the equity method. Our share of Astaris' earnings is included in the Industrial Chemicals segment as a reduction of costs of sales and services. Prior to the formation of Astaris, revenue from our phosphorus chemicals business was $327.0 million for the year ended December 31, 1999 and $79.2 million for the three months ended March 31, 2000.

(4) Information for the nine months ended September 30, 2002 reflects the effect of the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets."

(5) Discontinued operations, net of income taxes includes the following items related to our discontinued businesses: gains and losses, increased estimates of our liabilities for general liability, workers' compensation, postretirement benefit obligations, legal defense, property maintenance and other costs, losses for the settlement of litigation and increases in environmental reserves. As of September 30, 2002, we had a reserve of $73.9 million related to these discontinued operations.

(6) Balance sheet data is not presented for periods prior to December 31, 2001 because these balance sheets would not be comparable due to the spin-off of Technologies that became effective on December 31, 2001.

(7) In calculating this ratio, earnings consist of income (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principle less minority interests, less interest income and interest expense, less amortization expense related to debt discounts, fees and expenses, less amortization of capitalized interest, less interest included in rental expenses and plus undistributed earnings of affiliates. Fixed charges consist of interest expense, amortization of debt discounts, fees and expenses, interest capitalized as part of fixed assets and interest included in rental expenses. For the year ended December 31, 2001 and for the nine months ended September 30, 2001 earnings did not cover fixed charges, with deficiencies of $331.4 million and $416.5 million, respectively. The ratio of earnings to fixed charges would have been a negative 5.4x at December 31, 2001 and a negative 6.5x at September 30, 2001.

(8) The pro forma ratio of earnings to fixed charges gives effect to the application of the proceeds from the offering of the outstanding notes and from the Credit Agreement, net of associated fees and expenses, as if these events had occurred at the beginning of the period presented. For the year ended December 31, 2001, on a pro forma basis, earnings did not cover fixed charges, with a deficiency of $522.7 million, and the pro forma ratio of earnings to fixed charges would have been a negative 3.5x million.

                        DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

         On October 21, 2002, we entered into our Credit Facilities.

         The Credit Agreement provides for up to $500.0 million in borrowings. Of this amount, FMC borrowed $250.0 million in a single draw term loan on the closing date of the Credit Facilities. Each quarter, 0.25% of the original principal amount of the term loan will be due with the balance maturing five years from the issue date. The Credit Agreement also provides for a $250.0 million revolving credit facility maturing in three years. Up to $50.0 million of the revolving credit facility is available for the issuance of letters of credit on our behalf. The Credit Agreement provides that, at the request of the Company and subject to the availability of additional commitments thereunder, the aggregate commitment under the revolving credit facility can be increased by up to $90.0 million to a total of $340.0 million. To the extent the commitments under the revolving credit facility are increased to an amount in excess of $300.0 million, such excess shall be used to reduce the Letter of Credit Facility.

         The Letter of Credit Facility provides up to $40.0 million for the issuance of standby letters of credit. We intend to use letters of credit issued under the Letter of Credit Facility to support our obligations with respect to environmental remediation and other obligations for which standby letters of credit are required.

Guarantees; Security

         Our obligations under the Credit Facilities are guaranteed by each of our existing and subsequently acquired direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions for subsidiaries that are insignificant to our operations.

         Our obligations under the Credit Facilities (and other obligations referred to in the last sentence of this paragraph) are secured on a first-priority basis (other than as described below) by substantially all of the domestic tangible and intangible assets of FMC and our domestic wholly-owned subsidiaries, including a pledge of 100% of the stock of domestic subsidiaries and at least 65% of the stock of first-tier foreign subsidiaries and amounts held in the debt reserve account and the restricted cash account referred to under "Use of Proceeds." The first-priority liens on our Principal Properties (as defined under "Description of the Notes--Security") and our 87.5% interest in FMC Wyoming secures an aggregate amount of indebtedness not to exceed 10% of Consolidated Net Tangible Assets (as defined under "Description of the Notes--Certain Definitions") from time to time. The full amount of the Credit Facilities are also secured on a second-priority basis by our Principal Properties and our interest in FMC Wyoming, with such security interest shared on an equal and ratable basis with outstanding indebtedness under our Existing Indentures (as defined under "Description of the Notes--Certain Definitions") and the notes and junior only in priority to the first-priority security interests described above. The Credit Facilities are secured equally and ratably with our indebtedness under the foreign lines of credit and our obligations under our support agreement relating to Astaris.

Interest; Fees

         Obligations under the Credit Agreement bear interest at a floating rate, which is, at our option, either a base rate or a LIBO rate, in each case plus an applicable margin. The base rate is Citibank's alternate base rate. The applicable margin for the term loan is 3.75% per annum over the base rate and 4.75% per annum over the LIBO rate. The initial applicable margin for borrowings under the revolving credit facility is 2.5% per annum over the base rate and 3.5% per annum over the LIBO rate. After March 31, 2003, the applicable margins on our revolving credit facility will be subject to adjustment based on our leverage ratio. The interest rates under the Credit Agreement increase by 2.0% upon and during the continuation of an event of default.

         Under the Credit Agreement, we are required to pay a commitment fee on the difference between the total amount of the revolving credit facility and the amount borrowed by us, or for which letters of credit were issued on our behalf, under that facility. The initial commitment fee is initially 0.50% per annum. The commitment fee is subject to adjustment based on our leverage ratio.

         We pay fees under the Letter of Credit Facility on the face amount of the letters of credit issued thereunder at a per annum rate equal to the applicable margin for LIBO loans under the revolving credit facility plus 0.25%. We also pay a commitment fee on the unused portion of the Letter of Credit Facility at the same rate applicable to our revolving credit facility.

Prepayments

         Voluntary prepayments of any principal amounts outstanding under the Credit Agreement, and voluntary reductions of the unutilized portion of the revolving credit facility, are permitted at any time without fee (other than breakage costs) upon the proper notice and subject to minimum dollar amounts.

         The Credit Agreement requires us to prepay any principal amounts outstanding, subject to certain exceptions to be agreed upon, with cash proceeds from asset sales, casualty event and condemnation proceeds, equity issuances and excess cash flow.

Covenants

         The Credit Facilities require us to meet certain financial tests, including, but not limited to, maximum leverage and minimum interest coverage ratios and minimum net worth. In addition, the Credit Facilities contain certain covenants which, among other things, will limit capital expenditures, indebtedness, guarantees, liens, investments, asset sales, dividends, restricted payments, acquisitions, mergers and consolidations, change of business, transactions with affiliates, prepayments, repurchases and redemptions of certain other indebtedness, and other matters customarily restricted in such agreements, subject to customary carveouts and exceptions.

Events of Default

         The Credit Facilities contain events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross default and cross acceleration to certain other agreements or indebtedness, certain events of bankruptcy and insolvency, judgment defaults, invalidity of security interests supporting the Credit Facilities, the existence of certain adverse employee benefit or environmental liabilities and a change of control of FMC. Certain of the events of default are subject to exceptions, materiality qualifiers and threshold amounts.

Debentures

         At September 30, 2002, we had outstanding $206.0 million aggregate principal amount of debentures issued in two series. The 6.375% debentures have an aggregate principal amount of $160.5 million outstanding, pay interest semiannually at 6.375% per annum and mature on September 1, 2003. The 7.75% debentures have an aggregate principal amount of $45.5 million outstanding, pay interest semiannually at 7.75% and mature on July 1, 2011.

         We may not redeem the 6.375% debentures prior to their maturity. The 7.75% debentures are redeemable at our option at any time prior to their maturity at a redemption price equal to the greater of 100% of the outstanding principal amount and the aggregate present value of all remaining scheduled payments of principal and interest discounted to the redemption date.

         The 6.375% debentures were issued under an indenture dated as of April 1, 1992 and the 7.75% debentures were issued under an indenture dated as of July 1, 1996. Other than as set forth above, the material terms of the senior debt securities are identical.

         These debentures are secured equally and ratably with the notes. The indentures do not limit the amount of other indebtedness or securities that may be issued by us or our subsidiaries, except as set forth below. The indentures prohibit us or our restricted subsidiaries from securing any indebtedness with any assets of our principal properties without providing that the senior debt securities shall be secured equally and ratably with such secured indebtedness except to the extent that such secured indebtedness does not exceed 10% of our consolidated net tangible assets. The indentures also contain certain enumerated exceptions to this prohibition. A principal property is any manufacturing or processing plant or any mineral producing property located in the United States or Canada owned by us or that we subsequently acquire and whose gross book value exceeds 1% of our consolidated net tangible assets as of the date of the determination, subject to certain exceptions. Consolidated net tangible assets is the aggregate net book value of all assets excluding goodwill and other intangible assets less current liabilities. The indentures also contain prohibitions against sale-leaseback transactions related to our principal properties with terms that are similar to the above lien limitation.


         Under the indentures, we may consolidate or merge with, or sell or otherwise convey substantially all of our assets, if we are the continuing corporation in such transaction or if our successor is a domestic corporation that expressly assumes all obligations related to the senior debt securities, provided that we or our successor are not in material default under the indentures.

Medium-Term Notes

         As of September 30, 2002, we had outstanding $297.0 million in aggregate principal amount of senior notes issued pursuant to our medium-term note programs. The maturity, interest rate and amount outstanding as of September 30, 2002 were as follows:

                                                                 Principal
Maturity                                          Rate          Outstanding
--------                                          ----          -----------
November 25, 2002 ..............................  7.125%       $ 99,500,000
December 22, 2003 ..............................   6.53%         20,000,000
May 5, 2005 ....................................   6.75%         60,000,000
February 5, 2007 ...............................   7.32%         40,000,000
May 15, 2008 ...................................   7.00%         77,500,000

         We may not redeem the medium-term notes prior to their scheduled maturity. Interest accrues semiannually. The 7.125% medium-term notes were paid on November 25, 2002.

         The medium-term notes are secured equally and ratably with the notes. The medium-term notes were issued under the same indenture under which we issued our 7.75% debentures and, therefore, are subject to the same restrictions related to secured indebtedness, sale-leaseback transactions and business combinations that apply to the 7.75% debentures as described above.

Pollution Control and Industrial Revenue Bonds

         From time to time, we have borrowed from municipalities and counties in connection with capital projects pursuant to pollution control and industrial revenue bond arrangements. At September 30, 2002, we had outstanding borrowings of $221.8 million in aggregate principal amount under these arrangements. Of our total industrial revenue bond obligations, $177.5 million is in the form of fixed rate indebtedness with annual interest rates ranging from 5.625% to 7.050%. The remaining $44.0 million is in the form of floating rate indebtedness with annual interest rates ranging from 2.000% to 4.050% as of September 30, 2002. A schedule of maturities for our industrial revenue bond obligations as of September 30, 2002 is as follows:


Maturity                                            Principal Amount
--------                                            ----------------
Within 1 year .................................        $     865,000
1 to 5 years ..................................            4,186,000
6 to 10 years .................................           32,390,000
11 to 15 years ................................           39,185,000
Over 15 years .................................          145,230,000

         The underlying bonds have varying redemption terms. The floating rate bonds contain provisions requiring that we repurchase the bonds upon tender by the holders.

         Substantially all of our fixed rate industrial revenue bond indebtedness is unsecured. The majority of our floating rate industrial revenue bond obligations are supported by letters of credit issued by banks. Generally, the letters of credit have a term of 13 months and are automatically extended each month unless a notice of non-renewal is received. Our reimbursement obligations with respect to these letters of credit are unsecured, but using the proceeds of the outstanding notes and the Credit Agreement, we cash collateralized our reimbursement obligations thereunder.

         Generally, other than payment of principal and interest, our only obligations pursuant to the industrial revenue bond arrangements are to keep the capital projects that have been financed with the bonds in good repair and to comply with certain reporting requirements.

Foreign Subsidiary Indebtedness

         Certain of our foreign subsidiaries have lines of credit with foreign banks to support local cash flow requirements. Generally, these obligations are unsecured obligations and are guaranteed by FMC. As of September 30, 2002, the outstanding balance under these foreign lines of credit was $60.3 million. In addition, in certain countries, we and our subsidiaries provide guarantees to financial institutions of indebtedness of certain of our customers incurred in connection with purchase of our products and the importation of third party agricultural products. Our guarantees of indebtedness of our foreign subsidiaries and such customers will be equally and ratably secured with obligations under the Credit Facilities.

Astaris Support Agreement

         In connection with our Astaris joint venture, we have entered into an agreement with Astaris' lenders to make equity contributions to the joint venture if it fails to meet quarterly earnings benchmarks. The amount of our obligation is equal to one half of any such earnings deficit. Solutia, our joint venture partner, has agreed to fund the other half of any shortfall. Astaris did not meet its earnings benchmark in 2001 and, as a result, we contributed $31.3 million to Astaris in 2001 and $12.6 million in the first half of 2002 under this arrangement. Our proportional amount of Astaris' indebtedness subject to this commitment at September 30, 2002 was approximately $86 million. Our obligation to make equity contributions to Astaris under this agreement will terminate on September 14, 2005 and will be secured equally and ratably with our obligations under the Credit Facilities.

                            DESCRIPTION OF THE NOTES


         The outstanding notes were, and the new notes will be, issued under an indenture dated as of October 21, 2002 (the "Indenture"), between FMC Corporation, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee. The following is a summary of the material terms and provisions of the notes, the Subsidiary Guarantees, the Indenture and the Security Documents. The terms of the notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The notes are subject to all such terms, and prospective purchasers of the notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Security Documents referred to below under "Security" describe the security interests that secure the notes.

         Definitions of certain terms are set forth under "Certain Definitions" and throughout this description. For the purposes of this "Description of the Notes," the "Company" means FMC Corporation and not any of its Subsidiaries.

         Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference.

General

         The notes will mature on November 1, 2009 and bear interest at the rate of interest per annum indicated on the cover page of this prospectus. Interest on the notes issued in this offering accrues from October 21, 2002, and is payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2003. We will make each interest payment to the holders of record of the notes at the close of business on the April 15 or October 15 preceding such interest payment date. Interest is computed on the basis of a 360-day year of twelve 30-day months.

         Principal and interest is payable at the office or agency of FMC maintained for that purpose, which initially is the office of the Trustee in The City of New York; provided that all payments with respect to Global Notes, the holders of which have given wire transfer instructions on or prior to the relevant record date, are required to be made by wire transfer of immediately available funds and, at the option of FMC, payment of interest on notes not in global form may be made by check mailed to the address of the Person entitled thereto as it appears in the register of the notes maintained by the Registrar. Initially, the Trustee also acts as Paying Agent and Registrar for the notes.

Additional Notes

         Subject to the covenants described below, FMC may issue additional notes ("Additional Notes") under the Indenture having the same terms in all respects as the notes (or in all respects except for the payment of interest scheduled and paid prior to the date of issuance of the notes). The notes and any Additional Notes would be treated as a single class for all purposes under the Indenture. Unless the context otherwise requires, references to the notes include the Additional Notes.

Ranking

         The notes are secured obligations (on a second priority basis) of FMC and rank pari passu in right of payment with all unsubordinated Indebtedness of FMC and senior in right of payment to all future Indebtedness of FMC that by its terms is expressly junior or subordinated in right of payment to the notes.

The Subsidiary Guarantees

         The notes are guaranteed (the "Subsidiary Guarantees") by each domestic Subsidiary of FMC that guarantees FMC's obligations under the Credit Agreement (the "Subsidiary Guarantors"). The Indenture also requires that each existing and future Restricted Subsidiary that guarantees any other Indebtedness of FMC be a Subsidiary Guarantor. FMC is permitted to cause any Unrestricted Subsidiary to be a Subsidiary Guarantor.

         Each of the Subsidiary Guarantors unconditionally guarantee, on a joint and several basis, all of FMC's obligations under the notes, including its obligations to pay principal, interest, premium, if any, with respect to the notes. The Subsidiary Guarantees are general unsecured obligations of the Subsidiary Guarantors and rank pari passu with all existing and future Indebtedness of the Subsidiary Guarantors that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantees. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, would result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP. Except as provided in "Repurchase at Option of Holders--Asset Sales," FMC will not be restricted from selling or otherwise disposing of any of the Subsidiary Guarantors.

         A sale of assets or Capital Stock of a Subsidiary Guarantor or Restricted Subsidiary may constitute an Asset Sale subject to the provisions contained under "Repurchase at Option of Holders--Asset Sales," and a consolidation, merger or sale of all or substantially all of the assets of a Subsidiary Guarantor must also comply with the provisions described under "Consolidation, Merger and Sale of Assets."

         The Indenture provides that:

                  (i) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of any Subsidiary Guarantor to any person that is not an Affiliate of FMC, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at Option of Holders--Asset Sales";

                  (ii) upon the release or discharge of another guaranty of a Subsidiary Guarantor that resulted in the creation of the Subsidiary Guarantee of such Subsidiary Guarantor, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; and

                  (iii) upon the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

Security

   Security Documents

         Pursuant to the Security Documents, the notes are secured by a second-priority lien, which is shared with the holders of the Bank Obligations and the holders of Indebtedness under the Existing Notes Indentures (as defined) (such Indebtedness and the Bank Obligations are collectively referred to as the "Other Secured Obligations"; the Trustee and the holders of the notes and the holders of the Other Secured Obligations are collectively referred to as the "Secured Parties") on the Pledged Stock and the Pledged Principal Properties (collectively, the "Collateral"). After giving pro forma effect to the application of the net proceeds of the offering of the outstanding notes and the application of borrowings under the Credit Agreement, the aggregate principal amount of Other Secured Obligations outstanding as of September 30, 2002, excluding obligations under the Astaris Support Agreement, would have been approximately $813 million. FMC contributed $31.3 million to Astaris in 2001 under the Astaris Support Agreement in 2001 and anticipates that in 2002 it will contribute a similar amount. FMC contributed $27.8 million to Astaris under the Astaris Support Agreement in the first nine months of 2002.

         "Bank Obligations" means, without duplication, the Obligations of FMC and the Restricted Subsidiaries under the Credit Agreement, the Astaris Support Agreement and Hedging Obligations in respect of the Credit Agreement, and the Obligations of Foreign Subsidiaries (and FMC's Guarantee thereof) in respect of Permitted Foreign Indebtedness.

         "Pledged Principal Properties" means all FMC's right, title and interest in the Principal Properties.

         "Pledged Stock" means all FMC's right, title and interest in (i) the Capital Stock of FMC Wyoming Corporation and (ii) the Capital Stock of any other Subsidiary at any time owning a Principal Property.

         "Principal Property" means any manufacturing or processing plant or facility (other than any pollution control facility) or any mineral producing property which is located within the continental United States of America and is owned by FMC or any Subsidiary of FMC, whether owned at or acquired after the date hereof, the gross book value on the books of FMC or such Subsidiary (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 1% of the Consolidated Net Tangible Assets, except (i) any such property, plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by FMC and its Restricted Subsidiaries as an entirety, (ii) any portion of such property, plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by FMC and its Restricted Subsidiaries as an entirety or (iii) any such property, plant or facility which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the United States Internal Revenue Code of 1986, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

         The holders of the Bank Obligations also have the benefit of a first-priority lien on the Collateral that is limited in amount to Bank Obligations totaling 10% of our Consolidated Net Tangible Assets (the "First Lien Amount"). After giving pro forma effect to the application of the net proceeds of this offering and the application of borrowings under the Credit Agreement as described under "Use of Proceeds," the First Lien Amount as of September 30, 2002 would have been approximately $191 million. The dollar amount equaling the First Lien Amount may be further increased from time to time as our Consolidated Net Tangible Assets grow. In addition, the Bank Obligations are secured by liens on substantially all the other assets of FMC and its wholly-owned domestic subsidiaries, except that the lien on Capital Stock of foreign subsidiaries is, in certain cases, limited to 65% of the Capital Stock of "first tier" foreign subsidiaries. See "Description of Other Indebtedness--Credit Facilities."

         The Liens securing the notes on any or all of the Collateral will be released when the second-priority liens on such Collateral securing the Bank Obligations have been permanently released, including in connection with asset sales not prohibited by the Indenture or upon payment in full of the Bank Obligations.

         The Collateral securing the notes will also be released upon (1) payment in full of the principal of, accrued and unpaid interest on the notes and the Subsidiary Guarantees that are due and payable at or prior to the time such principal, accrued and unpaid interest are paid and (2) a defeasance and discharge of the Indenture as described under "Defeasance and Discharge."

         No appraisals of any of the Collateral were prepared by or on behalf of FMC in connection with the offering of the outstanding notes. There can be no assurance that the proceeds from the sale of the Collateral in whole or in part following a Default or Event of Default would be sufficient to satisfy payments due on the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if ever.

         The Collateral securing the notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the holders of the Bank Obligations from time to time to the extent the effect thereof is identical for all Secured Parties other than the interests and rights of the Secured Parties having the First Lien Amount. In addition, the holders of the Bank Obligations control the enforcement of waiver of all covenants and undertakings in the Security Documents, and the noteholders have no right to consent to any term thereof or amend or waive any term thereof to the extent the effect thereof is identical for all Secured Parties other than the interests and rights of the Secured Parties having the First Lien Amount.

         To the extent that third parties enjoy Liens permitted by the Security Documents and the Indenture, such third parties have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Trustee, acting on behalf of the Secured Parties, to realize or foreclose on the Collateral. In addition, the ability of the Collateral Trustee, acting on behalf of the Secured Parties, to realize upon the collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "--Certain Bankruptcy Limitations."

Collateral Trust Agreement

         FMC, the administrative agent under the Credit Agreement (who is also the representative of the other Bank Obligations), the Trustee on behalf of the holders of the notes and the trustees under the Existing Notes Indentures and the collateral trustee (the "Collateral Trustee") entered into the collateral trust agreement (the "Collateral Trust Agreement") on October 21, 2002.

         Pursuant to the terms of the Collateral Trust Agreement, the Collateral Trustee was appointed as collateral agent for each of the Secured Parties and holds the liens and security interests in the Collateral granted pursuant to the Security Documents with sole authority to exercise remedies under the Security Documents. The Collateral Trustee agreed to act as mortgagee under all mortgages, beneficiary under all deeds of trust and as secured party under the applicable security agreements, to follow the instructions provided to it under the Collateral Trust Agreement and to carry out certain other duties.

         Pursuant to the Collateral Trust Agreement, the second-priority Liens securing the notes and the Other Secured Obligations will be expressly junior to the liens securing the First Lien Amount on the Collateral. In addition, under the Collateral Trust Agreement, the Liens securing the notes and the Other Secured Obligations may not be enforced by the holders of the notes, except for certain limited exceptions involving payment or bankruptcy events of default under the Indenture or the Existing Notes Indentures (each a "Triggering Event"). Amendments or waivers by the holders of the Bank Obligations shall also be effective as to the Liens securing the notes, but no amendment or waiver of certain provisions of the Security Documents that is adverse to the holders of the notes may be made without the consent of the Collateral Trustee. Except for any time on and after the occurrence of a Triggering Event, the holders of the Bank Obligations will control the disposition of the Collateral and will receive any proceeds from sales of the Collateral (even from and after the time when proceeds in excess of the First Lien Amount are generated from such sales) until the Bank Obligations are repaid in full. If a Triggering Event has occurred and is continuing the actions of the Collateral Trustee will be directed by holders of at least a majority in principal amount of the notes and the Other Secured Obligations, and all proceeds of the Collateral in excess of the First Lien Amount will be equally and ratably shared among all holders of the notes and the Other Secured Obligations.

Certain Bankruptcy Limitations

         The right of the Collateral Trustee to repossess and dispose of, or otherwise exercise remedies in respect of, the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against FMC prior to the Collateral Trustee having repossessed and disposed of, or otherwise exercised remedies in respect of, the Collateral. Under the United States Bankruptcy Code, a secured creditor such as the Collateral Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the United States Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Trustee could repossess or dispose of the Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral.

Optional Redemption

         At any time on or prior to November 1, 2006, the notes are redeemable, in whole at any time or in part from time to time, at the option of FMC, at a redemption price equal to the sum of:

     . 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, plus

     .   the Make Whole Amount.

         "Make Whole Amount" means, with respect to any note at any redemption date, the greater of (i) 1.0% of principal amount of such note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such note at November 1, 2006 plus (2) the remaining scheduled interest payments on the notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to November 1, 2006 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of the notes being redeemed.

         "Treasury Rate" means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to November 1, 2006; provided, however, that if the period from the redemption date to November 1, 2006 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to November 1, 2006 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

         In addition, the notes are redeemable at the option of FMC, in whole or in part, at any time after November 1, 2006, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:


              Year                                           Redemption Price
              ----                                           ----------------
              2006...........................................       105.125%
              2007...........................................       102.563%
              2008 and thereafter............................       100.000%

         Notwithstanding the foregoing, at any time on or prior to November 1, 2005, FMC may at its option on any one or more occasions redeem notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of notes (including Additional Notes, if any) issued under the Indenture at a redemption price of 110.25% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of notes (including Additional Notes, if any) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by FMC and its Subsidiaries); and

                  (2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

Selection and Notice

         If fewer than all the notes issued under the Indenture are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided that no notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall stop accruing on notes or portions of them called for redemption.

Repurchase at Option of Holders

Change of Control

         Upon the occurrence of a Change of Control, each holder of notes will have the right to require FMC to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date"). Within 30 days following any Change of Control, FMC will mail, or at FMC's request the Trustee will mail, a notice to each holder offering to repurchase the notes held by such holder pursuant to the procedures specified in such notice. FMC will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

         On the Change of Control Payment Date, FMC will, to the extent lawful,

         . accept for payment all notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer
         . deposit with the applicable Paying Agent an amount equal to the aggregate Change of Control Payments in respect of all notes or portions thereof so tendered, and
         . deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by FMC.

         The Paying Agent will promptly mail (or deliver by wire transfer) to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such note will be in a principal amount of $1,000 or an integral multiple thereof.


         A failure by FMC to comply with the provisions of the two preceding paragraphs will constitute an Event of Default under the Indenture. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the notes to require that FMC purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. See "Events of Default."

         There can be no assurance that FMC will have the financial resources to purchase the notes, particularly if a Change of Control triggers a similar repurchase requirement for, or results in the acceleration of, other Indebtedness. The Credit Agreement will provide that certain events constituting a Change of Control could result in the acceleration of the maturity of the Credit Agreement. Future Indebtedness of FMC might contain similar provisions. If a Change of Control occurs, FMC could try to refinance the Credit Agreement and any such future Indebtedness. Accordingly, FMC might not be able to fulfill its obligation to repurchase any notes if a Change of Control occurs. See "Risk Factors--Risks Relating to the Notes and our Other Indebtedness and Obligations--We may not have the ability to finance an offer to purchase requirement under the change of control provision of the indenture."


         FMC will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same or a higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer otherwise required to be made by FMC and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

         "Change of Control" means the occurrence of any of the following:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing 50% or more of the voting power of all Capital Stock of FMC; or

                  (2) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors; or

                  (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of FMC and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

                  (4) FMC consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, FMC, in any such event pursuant to a transaction in which any of the outstanding Capital Stock of FMC is converted into or exchanged for cash, securities or other property, other than any such transaction where the Capital Stock of FMC outstanding immediately prior to such transaction is converted into or exchanged for Capital Stock (other than Disqualified Stock) of the surviving or transferee Person representing at least a majority of the voting power of all Capital Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

                  (5) the adoption by the stockholders of FMC of a plan or proposal for the liquidation or dissolution of FMC.

         The phrase "all or substantially all" the assets of FMC will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" the assets of FMC has occurred, in which case a holder's ability to obtain the benefit of a Change of Control Offer may be impaired.

   Asset Sales

         FMC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) FMC and/or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively evidenced by an Officers' Certificate delivered to the Trustee, or, if such Asset Sale involves aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors that is set forth in an Officers' Certificate delivered to the Trustee) of the assets or Capital Stock issued or sold or otherwise disposed of,

                  (ii) at least 75% of the consideration therefor received by FMC and/or such Restricted Subsidiary is in the form of cash or Cash Equivalents, and

                  (iii) if such Asset Sale involves Collateral, (a) it complies with the applicable provisions of the Security Documents and (b) all consideration received in such Asset Sale (including Additional Assets) shall, to the extent required by the Security Documents, be expressly made subject to the Lien under the Security Documents;

provided that the amount of (x) any liabilities (as shown on FMC's or such Restricted Subsidiary's most recent balance sheet) of FMC or any Restricted Subsidiary (other than Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases FMC or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by FMC or any such Restricted Subsidiary from such transferee to the extent they are promptly converted or monetized by FMC or such

Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, FMC or such Restricted Subsidiary may apply such Net Proceeds, at its option:

                  (a) to permanently repay Bank Obligations or Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings); or

                  (b) to acquire Additional Assets (to the extent otherwise permitted by the Indenture) or make a capital expenditure, in each case in a Permitted Business (or enter into a binding commitment for any such acquisition or expenditure so long as any such Additional Assets are acquired or any such capital expenditure is made pursuant thereto within 180 days of the expiration of the aforementioned 360-day period).

         Pending the final application of any such Net Proceeds, FMC may temporarily reduce the revolving Indebtedness under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, FMC will be required to make an offer to all holders of notes issued under the Indenture (an "Asset Sale Offer") to purchase the maximum principal amount of notes and, if FMC is required to do so under the terms of any other Indebtedness ranking pari passu with such notes, such other Indebtedness on a pro rata basis with the notes, that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase in accordance with the procedures set out in the Indenture. To the extent that the aggregate principal amount of notes (and any other pari passu Indebtedness subject to such Asset Sale Offer) tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, FMC may, subject to the other terms of the Indenture, use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of notes surrendered by holders thereof in connection with any Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of the offer to purchase made under the Indenture, the amount of Excess Proceeds that was the subject of such offer to purchase shall be reset at zero.

Certain Covenants

Restricted Payments

         FMC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution on account of FMC's or any of its Restricted Subsidiaries' Capital Stock, other than (x) dividends or distributions payable in Qualified Capital Stock of FMC and (y) dividends or distributions payable to FMC or any Restricted Subsidiary of FMC and the other owners of Capital Stock of such Restricted Subsidiaries to the extent of their respective interest therein;

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of FMC, other than any such Capital Stock owned by any Restricted Subsidiaries that are Subsidiary Guarantors;

                  (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt of FMC or any Restricted Subsidiary, other than Indebtedness owed to FMC or any Restricted Subsidiary that is a Subsidiary Guarantor, except, in each case, payment of interest or principal at Stated Maturity; or

                  (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the fair market value of the assets proposed to be transferred by FMC or a Restricted Subsidiary (as conclusively evidenced by a resolution of the Board of Directors)), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing after giving effect thereto; and

                  (b) FMC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to the covenant described under "--Reports" immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by FMC and its Restricted Subsidiaries on or after October 1, 2002 (excluding Restricted Payments permitted by clause (c) or (d) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (i) 50% of the Consolidated Net Income of FMC for the period (taken as one accounting period) from October 1, 2002 to the end of FMC's most recently ended fiscal quarter for which financial statements have been filed with the SEC pursuant to the covenant described under "--Reports" at the time of such Restricted Payment (or, if Consolidated Net Income of FMC for such period is a deficit, less 100% of such deficit), plus

                           (ii) 100% of the aggregate net cash proceeds received by FMC from the issue or sale after October 1, 2002 of Qualified Capital Stock of FMC or of debt securities of FMC or any of its Restricted Subsidiaries that have been converted into or exchanged for such Qualified Capital Stock of FMC, plus

                           (iii) to the extent that any Restricted Investment
                  that was made after October 1, 2002 and was included in the calculation of aggregate Restricted Payments under this clause
                  (c) is sold for cash or otherwise liquidated, repaid or otherwise reduced, including by way of dividend or distribution (to the extent not included in calculating Consolidated Net Income), for cash, the lesser of (A) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) or (B) the initial amount of such Restricted Investment, plus

                           (iv) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or other transfers of assets (to the extent not included in calculating Consolidated Net Income), in each case, to FMC or any Restricted Subsidiary from Unrestricted Subsidiaries and (B) the portion (proportionate to FMC's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made after October 1, 2002 by FMC or any Restricted Subsidiary in such Unrestricted Subsidiary that were included in the calculation above of aggregate Restricted Payments under this clause (c).

         The foregoing provisions will not prohibit the following Restricted
Payments:

                  (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

                  (b) the redemption, repurchase, retirement or other acquisition of any Capital Stock of FMC, any Restricted Subsidiary or any Joint Venture (or the acquisition of all the outstanding Capital Stock of any Person that conducts no operations and has no assets or liabilities other than the ownership of Capital Stock in a Joint Venture) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary or Joint Venture of FMC) of, Qualified Capital Stock of FMC; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from (and shall not previously have been included in) clause (c)(ii) of the preceding paragraph;

                  (c) the defeasance, redemption or repurchase of Subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing or in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary or Joint Venture of FMC) of, Qualified Capital Stock of FMC; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from (and shall not previously have been included in) clause
         (c)(ii) of the preceding paragraph;

                  (d) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of FMC or any Subsidiary of FMC held (i) by any member of FMC's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement and (ii) in connection with the contribution by FMC of Capital Stock of FMC to any employee benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock in reliance on this clause (d) shall not exceed $5.0 million in any calendar year;

                  (e) payments by FMC made pursuant to the Astaris Support Agreement as such agreement was in effect on October 21, 2002 or as such agreement may be amended, modified, supplemented or replaced, in whole or in part, and payments by FMC made with respect to the "Idaho Power Termination Amount" as defined in and pursuant to the Astaris Indemnification Agreement in an aggregate amount after October 21, 2002 not to exceed $10.4 million; provided that the aggregate amount of payments made in reliance on this clause (e) shall in no event exceed the maximum aggregate amount of payments required to be made by FMC after October 21, 2002 under the Astaris Support Agreement or the Astaris Indemnification Agreement, as the case may be, in each case as in effect on October 21, 2002;

                  (f) repurchases of Capital Stock of FMC deemed to occur upon the exercise of stock options to the extent that such repurchases represent payment of the exercise price or the withholding of applicable taxes; and

                  (g) additional Restricted Payments in an aggregate amount not to exceed $25.0 million.

         If FMC or any Restricted Subsidiary of FMC sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of FMC such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of FMC, FMC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the first paragraph of this covenant.

         Prior to the first time the notes are rated Investment Grade, FMC may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by FMC and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant (except to the extent such Investments were repaid to FMC or a Restricted Subsidiary in cash). Such designation will only be permitted if any such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In the case of any designation by FMC of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of FMC in accordance with the provisions of the Indenture, such designation shall be deemed to have occurred for all purposes of the Indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary.

Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock

         FMC will not:

         . , and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Acquired Debt);

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

         . , and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (including Acquired Disqualified Stock); and

         . permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock (including Acquired Preferred Stock) other than to FMC or another Restricted Subsidiary;


provided, however, that FMC and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and FMC and the Subsidiary Guarantors may issue shares of Disqualified Stock (including Acquired Disqualified Stock) if the Fixed Charge Coverage Ratio for FMC's most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to the covenant described under "--Reports" immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, with any letters of credit and bankers' acceptances being deemed to have an aggregate principal amount of Indebtedness equal to the maximum amount available thereunder.

         The foregoing provisions will not apply to:

                  (i) the incurrence by FMC or any Subsidiary Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the aggregate principal amount committed under the Credit Agreement as in effect on October 21, 2002 as set forth in an Officers' Certificate delivered to the Trustee on October 21, 2002, less the aggregate principal amount of all mandatory repayments made as a result of Asset Sales as described under "Repurchase at Option of Holders--Asset Sales" applied to (a) repay loans (other than revolving credit loans) outstanding thereunder or (b) permanently reduce the revolving credit commitments thereunder (and the corresponding guarantees of the Subsidiary Guarantors thereunder);

                  (ii) the incurrence by FMC and the Subsidiary Guarantors of Indebtedness represented by the notes (not including any Additional Notes) and Subsidiary Guarantees thereof, including any exchange notes issued for the notes issued on October 21, 2002;

                  (iii) the Existing Indebtedness of FMC and its Restricted Subsidiaries (other than Indebtedness of the type described in clause
         (i), (ii), (v), (ix) or (x) of this covenant); provided, however, that if FMC or a Subsidiary Guarantor makes any Investments in a Restricted Subsidiary that is not a Subsidiary Guarantor other than:

                           (a) pursuant to the agreement governing such Existing
                  Indebtedness as in effect on October 21, 2002 or any agreement entered into pursuant to a Permitted Refinancing of such Existing Indebtedness,

                           (b) as an Investment pursuant to the first sentence
                  of the covenant described under "--Restricted Payments,"

                           (c) for the purpose of financing ordinary course
                  working capital requirements, or

                           (d) to the extent required in order to comply with
                  "thin capitalization" rules of the United States Internal Revenue Code of 1986, as amended, the capitalization regulations of any other jurisdiction, or any similar applicable law,

      then any outstanding Indebtedness of any Restricted Subsidiary in which such Investments were made pursuant to this clause (iii) at the time of such Investment shall be deemed not permitted by this clause (iii) and no further Indebtedness shall be permitted by this clause (iii) to be incurred by any Restricted Subsidiary in which such Investments were made;

                  (iv) the incurrence by FMC or any of its Restricted Subsidiaries of any Permitted Refinancing in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted to be incurred under
         (a) the Fixed Charge Coverage Ratio test set forth above, or (b) clauses (ii) and (iii) above or this clause (iv);

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

                  (v) the incurrence by FMC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among FMC and any of its Restricted Subsidiaries; provided, however, that (a) if FMC or any Subsidiary Guarantor is the obligor on such Indebtedness, then (other than intercompany notes that constitute Collateral) such Indebtedness is expressly subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the notes or the Subsidiary Guarantee, as the case may be, and (b)(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than FMC or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either FMC or a Restricted Subsidiary shall be deemed, in each case, to constitute a simultaneous incurrence of such Indebtedness that is not permitted by this clause (v) by FMC or such Restricted Subsidiary, as the case may be;

                  (vi) the incurrence by FMC or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of (a) fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding which is designed solely to protect FMC or any Restricted Subsidiary against fluctuations in interest rates or in foreign currency exchange rates; provided that such Hedging Obligation does not increase the principal amount of any such Indebtedness other than as a result of fluctuations in interest rates or in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (b) managing fluctuations in the price or cost of energy, raw materials, manufactured products or related commodities; provided that such obligations are entered into for valid business purposes other than speculative purposes (as determined by FMC's or such Restricted Subsidiary's principal financial officer in the exercise of his or her good faith business judgment);

                  (vii) the issuance by any of FMC's Restricted Subsidiaries of shares of Preferred Stock to FMC or a Wholly Owned Restricted Subsidiary; provided that (a) any subsequent issuance or transfer of Capital Stock that results in such Preferred Stock being held by a Person other than FMC or a Wholly Owned Restricted Subsidiary or (b) the transfer or other disposition by FMC or a Wholly Owned Restricted Subsidiary of any such shares to a Person other than FMC or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary on such date that is not permitted by this clause (vii);

                  (viii) the incurrence by FMC or any of its Restricted Subsidiaries of Indebtedness represented by workers' compensation claims and other statutory or regulatory obligations, self-insurance obligations, tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of FMC or such Restricted Subsidiary;

                  (ix) the incurrence of Indebtedness by Foreign Subsidiaries (not including Indebtedness incurred pursuant to clause (iii) above) in an aggregate principal amount (or accreted value, as applicable) not to exceed $25.0 million at any one time outstanding;

                  (x) the Guarantee by FMC or any Subsidiary Guarantor of Indebtedness of FMC or a Subsidiary Guarantor or the Guarantee by a Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of another Restricted Subsidiary that is not a Subsidiary Guarantor, so long as in each case such Indebtedness was permitted to be incurred by another provision of this covenant;

                  (xi) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

                  (xii) the incurrence by FMC and the Subsidiary Guarantors of Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount not to exceed $25.0 million at any one time outstanding;

                  (xiii) Indebtedness arising from agreements of FMC or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligation, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

                  (xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within three business days of incurrence; and

                  (xv) the incurrence by FMC or any Subsidiary Guarantor of Indebtedness or the issuance of Disqualified Stock, the aggregate principal amount (or accreted value, as applicable) or liquidation preference of which, together with all other Indebtedness and Disqualified Stock at the time outstanding and incurred in reliance on this clause (xv), does not exceed $50.0 million.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through
(xv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, FMC shall, in its sole discretion, classify on the date of incurrence (and from time to time reclassify in whole or in part) such item of Indebtedness or Preferred Stock in any matter that complies with this covenant and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to the clauses or the first paragraph hereof, as the case may be, designated by FMC (provided that all Indebtedness under the Credit Agreement shall at all times be deemed to have been incurred pursuant to clause (i) of this covenant to the extent capacity is available under such clause). The amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with U.S. GAAP.

   Limitation on Liens

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset now owned or hereafter acquired, or on any income or profits therefrom, unless all payments due under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured (or, if such obligations are subordinated by their terms to the notes or the Subsidiary Guarantees, prior to the obligations so secured) until such time as such obligations are no longer secured by a Lien.

    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any Restricted Subsidiary to:

                  (i) (A) pay dividends or make any other distributions to FMC or any of its Restricted Subsidiaries:

                           (1)  on its Capital Stock, or

                           (2)  with respect to any other interest or
participation in, or measured by, its profits, or

                        (B) pay any Indebtedness owed to FMC or any of its Restricted Subsidiaries;

                  (ii) make loans or advances to FMC or any of its Restricted Subsidiaries; or

                  (iii) transfer any of its properties or assets to FMC or any of its Restricted Subsidiaries; except for such restrictions existing under or by reason of:

                  (a) existing agreements as in effect on October 21, 2002, including any amendment, modification or supplement thereof or replacement therefor so long as any such amendment, modification or supplement or replacement is not materially more restrictive than such existing agreement as in effect on October 21, 2002;

                  (b) Indebtedness permitted by the Indenture to be incurred containing restrictions on the ability of Restricted Subsidiaries to consummate transactions of the types described in clause (i), (ii) or
         (iii) above not materially more restrictive than those contained in the Indenture;

                  (c)  the Indenture and the Security Documents;

                  (d)  applicable law;

                  (e) existing restrictions with respect to a Person acquired by FMC or any of its Restricted Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

                  (g) construction loans and purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so constructed or acquired;

                  (h) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (i) a Permitted Refinancing; provided that the restrictions contained in the agreements governing such Permitted Refinancing are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (j) any restriction with respect to shares of Capital Stock of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such shares of Capital Stock or any restriction with respect to the assets of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such assets or all or substantially all the Capital Stock of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (k) the Credit Agreement and related documentation as the same that were in effect on October 21, 2002 and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; provided that the Credit Agreement and related documentation as so amended, modified, extended, reviewed, refunded, refinanced, restated or replaced is not materially more restrictive, taken as a whole, as to the matters enumerated above than the Credit Agreement and related documentation as in effect on October 21, 2002.

         For purposes of determining compliance with this covenant, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (a) through (k) above, FMC shall, in its sole discretion, classify such restriction in any matter that complies with this covenant and such restriction will be treated as existing pursuant to the clauses designated by FMC.

Limitation on Sale and Lease-Back Transactions

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that FMC or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

                  (a) FMC or such Restricted Subsidiary, as the case may be, could have:

                           (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," and

                           (ii) incurred a Lien to secure such Indebtedness
                  pursuant to the covenant described under "-- Limitation on Liens" without securing the notes; and

                  (b) the gross cash proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the property that is the subject of such Sale and Lease-Back Transaction.

Line of Business

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to FMC and its Subsidiaries taken as a whole.

Transactions with Affiliates

         The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) the terms of such Affiliate Transaction are no less favorable to FMC or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of FMC and (ii) FMC delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to FMC or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that:

                  (i) transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by FMC or any of its Restricted Subsidiaries in the ordinary course of business;

                  (ii) transactions between or among FMC and/or its Restricted Subsidiaries;

                  (iii) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of FMC or any of its Restricted Subsidiaries;

                  (iv) transactions pursuant to any contract or agreement in effect on October 21, 2002, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to FMC and its Restricted Subsidiaries in any material respect than the contract or agreement as in effect on October 21, 2002;

                  (v) any Restricted Payment of the type described in clause (1) or (2) of the first paragraph of the covenant described under "--Restricted Payments"; and

                  (vi) any transaction entered into on an arm's-length basis in the ordinary course of business between FMC or any of its Restricted Subsidiaries, on the one hand, and any Joint Venture, on the other hand; provided that any such transaction (or series of related transactions) that involves $25.0 million or more in the aggregate shall be subject to prior approval by the disinterested members of the Board of Directors, in each case, shall be deemed not to be Affiliate Transactions and therefore (except as otherwise specified in such clauses) not subject to the requirements of clauses (i) and (ii) of the initial paragraph above.

Guarantees by Restricted Subsidiaries

         The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of FMC or any of its Restricted Subsidiaries unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of the payment of the notes by such Restricted Subsidiary; provided that this paragraph shall not be applicable to:

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

                  (i) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

                  (ii) to the extent permitted under "--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," Guarantees of Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary by a Restricted Subsidiary that is a Foreign Subsidiary;

                  (iii) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers' acceptances; or

                  (iv)   Permitted Liens.

If the Guaranteed Indebtedness is subordinated in right of payment to the notes or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect, the Guarantee of such guaranteed Indebtedness must be subordinated in right of payment to the Subsidiary Guarantee to at least the extent that the Guaranteed Indebtedness is subordinated to the notes.

Reports

         Whether or not FMC and the Subsidiary Guarantors are then subject to
Section 13(a) or 15(d) of the Exchange Act, FMC and the Subsidiary Guarantors will electronically file with the SEC, so long as the notes are outstanding, the annual reports, quarterly reports and other periodic reports that FMC and the Subsidiary Guarantors would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if FMC and the Subsidiary Guarantors were so subject, and such documents will be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which FMC and the Subsidiary Guarantors would be required so to file such documents if FMC and the Subsidiary Guarantors were so subject, unless, in any case, such filings are not then permitted by the SEC.

         If such filings with the SEC are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, FMC and the Subsidiary Guarantors will, without charge to the holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that FMC and the Subsidiary Guarantors would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if FMC and the Subsidiary Guarantors were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at FMC's cost.

         In addition, FMC and the Subsidiary Guarantors will, for so long as any notes remain outstanding, furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Impairment of Security Interest

         Except as provided in the Security Documents, FMC will not, and will not permit any Restricted Subsidiary to, take, or knowingly or negligently omit to take, any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Collateral Trustee for the benefit of the Trustee and the holders of the notes with respect to the Collateral, and FMC will not, and will not permit any Subsidiary Guarantor to, grant to any Person (other than the Collateral Trustee for its benefit and the ratable benefit of the Trustee and the holders of the notes and the Other Secured Obligations) any interest whatsoever in the Collateral (other than Liens permitted by the applicable Security Documents).

Applicability of Certain Covenants if Notes Rated Investment Grade

         Notwithstanding the foregoing, from and after the first date when the notes are rated Investment Grade (the "Investment Grade Date"), (i) FMC's obligations to comply with the provisions of the Indenture described above

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under the captions "Repurchase at Option of Holders--Asset Sales" and "Certain
Covenants--Restricted Payments," "--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," "--Limitation on Liens," "--Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "--Limitation on Sale and Lease-Back Transactions," "--Lines of Business" and "--Transactions with Affiliates," and clause (3) of "Consolidation, Merger and Sale of Assets" will terminate and cease to have any further effect and (ii) the following paragraphs entitled "Limitation on Liens" and "Limitation on Sale and Lease-Back Transactions" shall apply.

         Limitation on Liens. So long as any notes remain outstanding, FMC will not, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Indebtedness secured by any Lien on or in respect of Principal Property owned by FMC or any Restricted Subsidiary, or any shares of stock or Indebtedness of any Restricted Subsidiary, without effectively providing that the notes (together with, if FMC shall so determine, any other Indebtedness of FMC or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness then outstanding plus all Attributable Debt of FMC and its Restricted Subsidiaries in respect of any sale and lease-back transaction (as defined in the next succeeding covenant set forth) entered into after the Investment Grade Date (other than the sale and lease-back transactions permitted by the next succeeding covenant set forth) would not exceed an amount equal to 10% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this covenant shall prevent, restrict or apply to, and there shall be excluded from secured Indebtedness in any computation under this covenant, Indebtedness secured by:

                  (1) Liens existing as of the Investment Grade Date on any property or assets owned or leased by FMC or any Restricted Subsidiary;

                  (2) Liens on property or assets of, or on any shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                  (3) Liens on any property or assets or shares of stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of or within 120 days after the later of acquisition of such property or assets or shares of stock or Indebtedness or the completion of any such construction and the commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof;

                  (4) Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Indebtedness incurred prior to, at the time of or within 120 days after completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

                  (5) Liens in favor of, or which secure Indebtedness owing to, FMC or a Restricted Subsidiary;

                  (6) Liens arising from the assignment of moneys due and to become due under contracts between FMC or any Restricted Subsidiary and the United States of America, any state, commonwealth, territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any state, commonwealth, territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing Indebtedness;

                  (7) any deposit or pledge as security for the performance of any bid, tender, contract, lease or undertaking not directly or indirectly in connection with the securing of Indebtedness; any deposit or pledge with any governmental agency required or permitted to qualify FMC or any Restricted Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of

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

         mechanics', workers', repairmen's, materialmen's or warehousemen's liens on the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; Liens for taxes not yet due and payable or being contested in good faith; or other deposits or pledges similar to those referred to in this clause (7);

                  (8) Liens arising by reason of any attachment, judgment, decree or order of any court or other governmental authority, so long as any appropriate legal proceedings which may have been initiated for review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

                  (9) Liens created after the Investment Grade Date on property leased to or purchased by FMC or any Restricted Subsidiary after the Investment Grade Date and securing, directly or indirectly, obligations issued by a state, commonwealth, territory or possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property; and

                  (10) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in clauses (1) through (9) above or the Indebtedness secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, shares of stock or Indebtedness that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and any other property or assets not then constituting a Principal Property) and (2) to the extent, if any, that the Indebtedness secured by such Lien at such time is increased, the amount of such increase shall not be excluded from secured Indebtedness under any computation under this covenant.

         Indebtedness created by FMC or any Restricted Subsidiary shall not be cumulated with a guarantee of the same Indebtedness by FMC or any other Restricted Subsidiary for the same financial obligation.

         Limitation on Sale and Lease-Back Transactions. As long as any notes are outstanding, FMC will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement after the Investment Grade Date with any bank, insurance company or other lender or investor (not including FMC or any Restricted Subsidiary) providing for the leasing by FMC or any such Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which was or is owned by FMC or such Restricted Subsidiary which has been or is to be sold or transferred, more than 120 days after such property has been owned by FMC or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and lease-back transaction") unless either:

                  (a) The Attributable Debt of FMC and its Restricted Subsidiaries in respect of such sale and lease-back transaction and all other sale and lease-back transactions entered into after the Investment Grade Date (other than sale and lease-back transactions permitted by the following paragraph (b)) plus the aggregate principal amount of Indebtedness secured by Liens on Principal Properties then outstanding (excluding any such Indebtedness secured by Liens covered in clauses (1) through (10) of the covenant set forth immediately above) without equally and ratably securing the notes then outstanding, would not exceed 10% of Consolidated Net Tangible Assets, or

                  (b) The Company, within 120 days after the sale or transfer, applies an amount equal to the value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by FMC) to (x) the retirement of Funded Debt (including any notes constituting Funded Debt to the extent such retirement would not be prohibited by the terms of the Indenture at such time) of FMC or (y) the acquisition of properties, facilities or equipment used for general operating purposes for FMC or any Restricted Subsidiary; provided, that the amount to be applied to the retirement of Funded Debt of FMC pursuant to this subparagraph (b) shall be reduced by (i) the principal amount of any notes delivered within 120 days after such sale or transfer to the Trustee for redemption and cancellation, and (ii) the principal

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

         amount of any notes delivered within 120 days after such sale or transfer to the Trustee for redemption and cancellation, and (ii) the principal amount of Funded Debt other than notes, voluntarily retired by FMC within 120 days after such sale, whether or not any such retirement of Funded Debt covered by subclause (i) or (ii) above shall be specified as being made pursuant to this subparagraph (b). Notwithstanding the foregoing, no retirement referred to in this subparagraph (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

         Notwithstanding the foregoing, where FMC or any Restricted Subsidiary is the lessee in any sale and lease-back transaction, Attributable Debt shall not include any Indebtedness resulting from the guarantee by FMC or any other Restricted Subsidiary of the lessee's obligation thereunder.

Consolidation, Merger and Sale of Assets

         The Company may not consolidate with or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, any Person, or permit any Person to merge with or into it unless each of the following conditions is satisfied:

                  (1) immediately after giving effect to such transaction and any related incurrence of Indebtedness or issuance of Disqualified Stock, no Default or Event of Default shall have occurred and be continuing;

                  (2) the continuing Person, if other than FMC, is a corporation or limited liability company organized under the laws of the United States, one of the States thereof or the District of Columbia;

                  (3) either (i) FMC shall be the continuing Person, or (ii) the entity formed by such consolidation or into which FMC is merged, or the Person to which such properties and assets will have been conveyed, transferred or leased, assumes FMC's obligation as to the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the notes and the performance and observance of every covenant to be performed by FMC under the Indenture, the notes and the Security Documents;

                  (4) FMC or the entity or the Person formed by or surviving any such consolidation or merger (if other than FMC), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, at the time of such transaction and after giving pro forma effect thereto, would be able to incur at least $1.00 of Indebtedness under the first paragraph of "--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock"; provided that the foregoing provisions of this clause (3) shall not apply in the case of a consolidation or merger of FMC with or into a Person that has no outstanding Indebtedness at the time of such consolidation or merger so long as, after giving pro forma effect thereto on the date thereof, the Fixed Charge Coverage Ratio does not decrease from what it was immediately prior to such transaction; and

                  (5) FMC has delivered to the Trustee an Officers' Certificate and opinion of counsel stating that the transaction complies with these conditions.

         The foregoing shall not prohibit the merger or consolidation of a Wholly Owned Restricted Subsidiary with FMC; provided that, in connection with any such merger or consolidation, no consideration, other than Qualified Capital Stock in the surviving Person or FMC, shall be issued or distributed to the holders of Capital Stock of FMC.

         No Subsidiary Guarantor may:

         .        consolidate with or merge with or into any Person; or
         .        sell, assign, transfer, convey or otherwise dispose of, all or substantially all of its assets, in one or more related transactions, to any Person; or
         .        permit any Person to merge with or into the Subsidiary
                  Guarantor unless FMC has delivered to the Trustee an officers' certificate and opinion of counsel stating that the transaction complies with the following conditions and each of the following conditions is satisfied:

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

                           (A) the other Person is FMC or any Wholly Owned
                  Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or


                           (B) (1) either (x) the Subsidiary Guarantor shall be
                  the continuing Person or (y) the entity formed by such consolidation or into which the Subsidiary Guarantor is merged, assumes the Subsidiary Guarantor's Guarantee on the notes and the performance and observance of every covenant to be performed by the Subsidiary Guarantor under the Indenture, the notes and the Security Documents; and

                               (2) the continuing Person, if other than the
                      Subsidiary Guarantor, is a corporation or limited liability company organized under the laws of the United States, one of the States thereof or the District of Columbia and immediately after giving effect to the transaction and any related incurrence of Indebtedness of issuance of Disqualified Stock, no Default or Event of Default shall have occurred and be continuing; or

                           (C) the transaction constitutes a sale or other
                  disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to FMC or a Restricted Subsidiary) and at the time of such transaction after giving pro forma effect thereto, FMC could satisfy the provisions of clause (4) of the first paragraph of this covenant and the transaction is otherwise permitted by the Indenture.

         The sale, assignment, transfer, conveyance or other disposition by FMC of all or substantially all its property or assets taken as a whole to one or more of FMC's Subsidiaries shall not relieve FMC from its obligations under the Indenture and the notes. In addition, FMC will not lease all or substantially all its assets in one or more related transactions to another Person.

Events of Default

         Each of the following constitutes an "Event of Default" with respect to the notes:

                  (1) default for 30 days in the payment when due of interest on the notes;

                  (2) default in payment when due of the principal of or premium, if any, on the notes issued thereunder, at maturity or otherwise;

                  (3) failure by FMC to comply with the provisions described under the captions "Repurchase at Option of Holders--Change of Control," "--Asset Sales" or "Consolidation, Merger and Sale of Assets";

                  (4) failure by FMC for 60 days after receipt of notice by the Trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding issued thereunder to comply with any of the other agreements in the Indenture or the notes;

                  (5) the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by FMC or any of its Significant Subsidiaries (or any Indebtedness for money borrowed Guaranteed by FMC or any of its Significant Subsidiaries if FMC or a Significant Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Indebtedness or Guarantee existed on October 21, 2002 or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $25.0 million or more;

                  (6) failure by FMC or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $25.0 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) certain events of bankruptcy or insolvency with respect to FMC or any of its Significant Subsidiaries; and

                  (8) any Subsidiary Guarantee or any Security Document (or any security interest created thereby) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or FMC or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under any Subsidiary Guarantee or any Security Document.

         If an Event of Default (other than an Event of Default specified in clause (7) above with respect to FMC or any Subsidiary Guarantor) occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to FMC (and to the Trustee if such notice is given by the holders) may, and the Trustee at the request of such holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable. If an Event of Default specified in clause (7) above occurs with respect to FMC or any Subsidiary Guarantor, the principal of and premium, if any, and accrued interest, if any, on the notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

         The holders of a majority in principal amount of the outstanding notes, by written notice to FMC and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

                  (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest, if any, on such notes that have become due solely by such declaration of acceleration, have been cured or waived; and

                  (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         For information as to the waiver of defaults, see "Modification and Waiver."

         The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. A holder may not pursue any remedy with respect to the Indenture or the notes unless:

                  (1) the holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

                  (3) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period, the holders of a majority in aggregate principal amount of outstanding notes do not give the Trustee a direction that is inconsistent with the request.

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

         However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of or premium, if any, or interest, if any, on such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

         The Indenture requires an officer of FMC to certify, on or before a date not more than 120 days after the end of each fiscal year, that the officer has conducted or supervised a review of the activities of FMC and its Restricted Subsidiaries and FMC's and its Restricted Subsidiaries' performance under the Indenture and that, to the best of such officer's knowledge, based upon such review, FMC has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company is also obligated to notify the Trustee promptly of any default or defaults in the performance of any covenants or agreements under the Indenture.

Modification and Waiver

         The Indenture permits FMC, the Guarantors and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the notes, to execute supplemental indentures adding any provisions to or changing or eliminating any provision of the Indenture or any Security Document or modifying the rights of such holders (it being understood that the provisions of the Security Documents which may by their terms be amended or waived without the consent of the noteholders do not require the consent of the noteholders contemplated hereby). However, no modification or amendment of the Indenture or the Security Documents may, without the consent of each holder affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any note or alter the provisions with respect to redemption,

                  (2) reduce the principal amount of or premium, if any, or interest, if any, on any note,

                  (3) reduce any amount payable upon the occurrence of an Event of Default,

                  (4) after the obligation has arisen to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify in any material respect the obligation of FMC to make and complete such Change of Control Offer or make and complete such Asset Sale Offer,

                  (5) change the place or currency of payment of principal of or premium, if any, or interest, if any, on any note,

                  (6) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the applicable Redemption Date) of any note,

                  (7) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or any Security Document or for waiver of certain defaults or to modify or amend the Indenture or any Security Document,

                  (8) waive a default in the payment of principal of or premium, if any, or interest, if any, on the notes (except as set forth under "Events of Default"),

                  (9) modify or change any provision of the Indenture affecting the ranking of the notes or the Subsidiary Guarantees in a manner adverse to the holders of the notes (it being understood that amendments or waivers of Security Documents or releases of Collateral do not relate to ranking), or

                  (10) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.

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

         Modification and amendment of the Indenture or any Security Document may be made by FMC, the Guarantors and the Trustee without the consent of any holder, for any of the following purposes:

                  (i) to cure any ambiguity, omission, defect or inconsistency in the Indenture or any Security Document;

                  (ii) to the extent permitted by the Indenture, to provide for the assumption by a successor of FMC of its obligations under the Indenture or any Security Document;

                  (iii) to provide for uncertificated notes, subject to certain conditions;

                  (iv) to secure the notes under the Indenture, to add Subsidiary Guarantees with respect to the notes, or to confirm and evidence the release, termination or discharge of any such security or Subsidiary Guarantee when such release, termination or discharge is permitted by the Indenture;

                  (v) to add to the covenants of FMC for the benefit of the holders of the notes or to surrender any right or power conferred upon FMC;

                  (vi) to the extent permitted by the Indenture, to provide for or confirm the issuance of Additional Notes;

                  (vii) to make any other change that does not adversely affect the rights of any holder;

                  (viii) to comply with any requirement of the SEC in connection with qualification of the Indenture under the Trust Indenture Act or otherwise; or

                  (ix) to add or release Collateral as permitted under the terms of the Indenture or the Security Documents.

Defeasance and Discharge

         The Company may discharge its obligations under the notes and the Indenture by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.

         The Indenture provides that FMC may elect either (i) to defease and be discharged from any and all obligations with respect to all or a portion of the notes of any series (except for, among other matters, the obligations to register the transfer of or exchange notes, replace temporary or mutilated, destroyed, lost or stolen notes of such series, maintain an office or agency in respect of such notes and hold moneys for payment in trust) ("legal defeasance"); or (ii) to be released from its obligations with respect to the covenants described under the captions "The Guarantees," "Repurchase at Option of Holders--Change of Control" and "--Asset Sales," "Certain Covenants--Restricted Payments," "--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," "--Limitation on Liens," "--Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "--Limitation on Sale and Lease-Back Transactions," "--Line of Business," "--Transactions with Affiliates," "-- Guarantees by Restricted Subsidiaries," "-- Reports," "-- Applicability of Certain Covenants if Notes Rated Investment Grade -- Limitation on Liens" and "-- Limitation on Sale and Lease-Back Transactions" and under clauses (1) and (3) of "Consolidation, Merger and Sale of Assets" (and the events listed in clauses (3), (5) and (6) under "Events of Default" will no longer constitute Events of Default), and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such notes ("covenant defeasance"), in either case upon the irrevocable deposit by FMC with the Trustee (or other qualifying trustee), in trust, of (i) an amount in cash; (ii) U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide money in an amount; or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any, on) and interest, if any, to Stated Maturity (or redemption) on such notes, on the scheduled due dates therefor.

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

         Such a trust may only be established if, among other things, FMC has delivered to the Trustee an opinion of counsel to the effect that the holders of such notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. The defeasance would in each case be effective when 91 days have passed since the date of the deposit in trust.

         In the case of either discharge or defeasance, the Subsidiary Guarantees, if any, will terminate and the lien securing the notes will be released.

Concerning the Trustee

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of FMC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the applicable Trustee security and indemnity satisfactory to it against any loss, liability or expense.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of FMC or any Subsidiary Guarantor, as such, will have any liability for any obligations of FMC and the Subsidiary Guarantors under the notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Payment, Transfer and Exchange

         The Company is required to maintain an office or agency at which the principal of and premium, if any, and interest, if any, on the notes are payable. The Company initially designated the office of the agent of the Trustee in New York City as an office where such principal, premium and interest is payable. The Company may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and rescind the designation of any office or agency.

         All moneys paid by FMC to the Trustee or a Paying Agent for the payment of principal of (or premium, if any, on) or interest, if any, on any notes that remain unclaimed for two years after such principal, premium or interest becomes due and payable will be repaid to FMC, and the holder of such notes will (subject to applicable abandoned property or similar laws) thereafter, as an unsecured general creditor, look only to FMC.

         Subject to the terms of the Indenture, notes may be presented for registration of transfer and for exchange (i) at each office or agency required to be maintained by FMC, as described above, and (ii) at each other office or agency that FMC may designate from time to time for such purposes. Registration of transfers and exchanges will be effected if the transfer agent is satisfied with the evidence of ownership and identity of the Person making the request and if the transfer form thereon is duly executed and the transfer agent is otherwise satisfied that the transfer is being made in accordance with the Indenture and applicable law. See "Book-Entry; Delivery and Form" and "Notice to Investors" for a description of additional transfer restrictions applicable to the notes.

         No service charge will be made for any registration of transfer or exchange of notes, but FMC may require payment of any tax or other governmental charge payable in connection therewith.

Governing Law

         The Indenture, including the Subsidiary Guarantees, and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Acquired Disqualified Stock" means, with respect to any specified Person, Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Disqualified Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "Acquired Preferred Stock" means, with respect to any specified Person, Preferred Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Preferred Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "Additional Assets" means (a) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by FMC or another Restricted Subsidiary from any Person other than FMC or an Affiliate of FMC, (b) any controlling interest or joint venture interest in another business or (c) any other asset (other than securities, cash, Cash Equivalents, or other current assets) to be owned by FMC or any Restricted Subsidiary.

         "Affiliate" of any specified Person means any other Person directly or indirectly, through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, "control" when used with respect to any specified Person means the possession, direct or indirect, of the power to manage or direct or cause the direction of the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets (other than the disposition of inventory or equipment in the ordinary course of business consistent with industry practices or the disposition of Cash Equivalents) (provided that the sale, conveyance or other disposition of all or substantially all the assets of FMC and its Restricted Subsidiaries taken as a whole will be governed by "Repurchase at the Option of Holders--Change of Control" and/or the provisions described under the caption "Consolidation, Merger and Sale of Assets" and not by the provisions of the Asset Sale covenant), (ii) the sale by FMC or any of its Restricted Subsidiaries of Capital Stock of any of FMC's Restricted Subsidiaries, Unrestricted Subsidiaries or Joint Ventures and (iii) the issuance by any of FMC's Restricted Subsidiaries of Capital Stock of such Restricted Subsidiary, in the case of each of the foregoing clauses (i), (ii) or (iii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $10.0 million or (B) for Net Proceeds in excess of $10.0 million. Notwithstanding the foregoing: (a) a transfer of assets by FMC to a Restricted Subsidiary or by a Restricted Subsidiary to FMC or to another Restricted Subsidiary; (b) an issuance of Capital Stock by a Restricted Subsidiary to FMC or to another Restricted Subsidiary; (c) Sale and Lease-Back


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

Transactions; and (d) Restricted Payments permitted by "Certain
Covenants--Restricted Payments" and Permitted Investments will not be deemed to be an Asset Sale.

         "Astaris" means Astaris LLC, a limited liability company organized and existing under the laws of Delaware.

         "Astaris Support Agreement" means the guaranty agreement, dated September 14, 2000, made by FMC in favor of Astaris and in favor of the lenders under the five-year credit agreement dated September 14, 2000 under which Astaris is the borrower and Bank of America, N.A. is the administrative agent, as such agreement may be modified, amended, restated or replaced; provided that the terms of any such modification, amendment, restatement or replacement after October 21, 2002 do not materially increase FMC's or any Restricted Subsidiary's obligations thereunder and such terms (including as to tenor) are not more onerous from a financial perspective, taken as a whole, to FMC and the Restricted Subsidiaries.

         "Astaris Indemnification Agreement" means the agreement, dated October 5, 2001, among FMC, Solutia Inc., Astaris Production LLC, Astaris Idaho LLC and Astaris, as such agreement may be modified, amended, restated or replaced; provided that the terms of any such modification, amendment, restatement or replacement after October 21, 2002 do not materially increase FMC's or any Restricted Subsidiary's obligations thereunder and such terms (including as to tenor) are not more onerous from a financial perspective, taken as a whole, to FMC and the Restricted Subsidiaries.

         "Attributable Debt" means, as of any date upon which a determination of the amount thereof shall be computed, an amount determined by multiplying the greater, at the time a Sale and Lease-Back Transaction (or a sale and lease-back transaction entered into on or after the Investment Grade Date, if any) was entered into, of (i) the fair value of the property, plant or facility subject to such arrangement (as determined by FMC) or (ii) the net proceeds of the sale of such property, plant or facility to the lender or investor, by a fraction of which the numerator shall be the unexpired initial term of the lease of such property as of the date of determination of such computation and of which the denominator shall be the full initial term of such lease. Attributable Debt shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax exempt pursuant to Section 103 of the United States Internal Revenue Code of 1986, as amended (or which receive similar tax treatment under subsequent amendments thereto or successor laws thereof).


         "Bank Obligations" see "Security--Security Documents."

         "Board of Directors" means the board of directors of FMC or any duly authorized committee thereof.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights to acquire any item listed in (i) through (iv) of this definition.

         "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in


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

excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper and other short-term obligations (including variable-rate demand bonds), in each case rated at least P-1 or A-1 by Moody's or S&P, respectively, (f) investments in any U.S. dollar-denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 and
(g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus in each case, without duplication:

                  (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income;

                  (ii) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

                  (iii) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; and

                  (iv) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus

                  (v) any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expenses, if the establishment of such reserve had previously decreased Consolidated Net Income).

in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (i) the Net Income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the lesser of (x) the amount of dividends or distributions paid in cash (but not by means of a loan) to the referent Person or a Restricted Subsidiary thereof or
         (y) the referent Person's (or, subject to clause (ii), a Restricted Subsidiary of the referent Person's) proportionate share of the Net Income of such other Person;

                  (ii) the Net Income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and



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                  (iii)  the cumulative effect of a change in accounting
         principles shall be excluded.

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being extendible or renewable), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of FMC and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

         "Continuing Director" means, as of the date of determination, any Person who:

                  (i) was a member of the Board of Directors on October 21, 2002; or

                  (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

         "Default" means any event that is, or with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the date on which the notes mature shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions described under the caption "Repurchase at Option of Holders" and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to FMC's repurchase of such notes as are required pursuant to such covenants. The "liquidation preference" of any Disqualified Stock shall be the amount payable thereon upon liquidation prior to any payment to holders of common stock or, if none, the amount payable by the issuer thereof upon maturity or mandatory redemption.

         "Existing Indebtedness" means (i) Indebtedness in existence on October 21, 2002 of FMC and its Restricted Subsidiaries that are Subsidiary Guarantors, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of October 21, 2002 and (ii) Indebtedness of Foreign Subsidiaries under Foreign Credit Lines in existence on October 21, 2002, in each case in an amount not to exceed the maximum amount which was incurred and available to be incurred under the terms thereof at October 21, 2002 as set forth in an Officers' Certificate delivered to the Trustee on October 21, 2002.

         "Existing Notes Indentures" means, collectively, (i) the indenture dated as of April 1, 1992 between FMC and Wachovia Bank, National Association, successor to Harris Trust and Savings Bank, as trustee, and (ii) the indenture dated as of July 1, 1996 between FMC and Wachovia Bank, National Association, successor to Harris Trust and Savings Bank, as trustee.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that FMC or any of its Restricted Subsidiaries or any other applicable Person incurs, assumes or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption or redemption of Indebtedness or such issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter reference period.

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

         In addition, for purposes of making the computation referred to above:

                  (i) acquisitions that have been made by FMC or any of its Restricted Subsidiaries or any other applicable Person, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

                  (ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date, shall be excluded, but, in the case of such Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date; and

                  (iii) if since the beginning of the four-quarter reference period any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the four-quarter reference period.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

                  (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, determined in accordance with GAAP;

                  (ii) all commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to Hedging Obligations of the types described in clauses (i) through (iii) of the definition thereof to the extent such Hedging Obligations relate to Indebtedness that is not itself a Hedging Obligation;

                  (iii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

                  (iv) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

                  (v) amortization or write-off of debt discount in connection with any Indebtedness of FMC and its Restricted Subsidiaries, on a consolidated basis in accordance with GAAP other than amortization of deferred financing costs incurred on or prior to October 21, 2002; and

                  (vi) the product of (a) all dividend payments (other than any payments to the referent Person or any of its Restricted Subsidiaries and any dividends payable in the form of Qualified Capital Stock) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries, times (b) (x) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP or (y) if the dividends are deductible by such Person for income tax purposes, one.

         "Foreign Credit Line" means a credit facility or similar credit arrangement made available by a financial institution to any Foreign Subsidiary or to its customers. Foreign Credit Lines do not include Indebtedness constituting Hedging Obligations or Indebtedness described under clause (xiv) of the second paragraph under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

         "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States, any State thereof or the District of Columbia.

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         "Funded Debt" means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, for the repayment of money borrowed, having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the options of the borrower. For the purpose of determining "Funded Debt" of any corporation, there shall be excluded any particular Indebtedness if, on or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on October 21, 2002.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or Disqualified Stock of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Disqualified Stock of such other Person (including those arising by virtue of partnership arrangements) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or Disqualified Stock of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part (including by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) forward foreign exchange contracts or currency swap agreements, (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values and (iv) commodity price protection agreements or commodity price hedging agreements designed to manage fluctuations in prices or costs in energy, raw materials, manufactured products or related commodities.

         "incur" means, with respect to any Indebtedness, to incur, create, issue, assume or Guarantee such Indebtedness. If any Person has become or becomes a Restricted Subsidiary on any date after October 21, 2002 (including by redesignation of an Unrestricted Subsidiary), the Indebtedness and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" but will not be considered the sale or issuance of Capital Stock for purposes of the covenant described under "Repurchase at Option of Holders -- Asset Sales." The accretion of original issue discount or payment of interest in kind will not be considered an incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person,

         .         any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;
         .         letters of credit (or reimbursement agreements in respect
                   thereof) or banker's acceptances;
         .         Capital Lease Obligations and Attributable Debt in respect of
                   Sale and Lease-Back Transactions;
         .         the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; and
         .         net Hedging Obligations,

      if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, as well as

         . all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person; provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness

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                  is limited to such asset, the amount of such Indebtedness
                  shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness; and
         . to the extent not otherwise included, the Guarantee by such Person of any indebtedness of the types described above of any other Person.

The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Investment Grade" means a rating of both BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

         "Investments" means, with respect to any Person, all investments by such Person in another Person (including an Affiliate of such Person) in the form of direct or indirect loans, advances or extensions of credit to such other Person (including any Guarantee by such Person of the Indebtedness or Disqualified Stock of such other Person) or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities of such other Person, together with all items that are or would be classified as investments of such investing Person on a balance sheet prepared in accordance with GAAP; provided that:

                  (w) investments made in connection with a bankruptcy proceeding in substitution of FMC's interest as a creditor in such proceeding;

                  (x) trade credit and accounts receivable in the ordinary course of business;

                  (y) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees; and

                  (z) reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds,

in each case solely with respect to FMC or any of its Restricted Subsidiaries shall not be considered Investments.

         "Joint Venture" means any joint venture between FMC or any Restricted Subsidiary and any other Person, whether or not such joint venture is a Subsidiary of FMC or any Restricted Subsidiary.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof) or the assignment or conveyance of any right to receive income therefrom.

         "Make Whole Amount" see "Optional Redemption."

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined, in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however,

                  (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with

                           (a) any Asset Sale or any disposition pursuant to a Sale and Lease-Back Transaction or

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                           (b)  the disposition of any securities by such Person
                  or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

         "Net Proceeds" means the aggregate cash proceeds (excluding any proceeds deemed to be "cash" pursuant to the provisions described under "Repurchase at Option of Holders--Asset Sales") received by FMC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Agreement) secured by a Lien on any asset sold in such Asset Sale, or which must by the terms of such Lien or by applicable law be repaid out of the proceeds of such Asset Sale, (iv) all payments made with respect to liabilities directly associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities and (v) any reserves for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve for future liabilities established in accordance with GAAP; provided that the reversal of any such reserve that reduced Net Proceeds when issued shall be deemed a receipt of Net Proceeds in the amount of such proceeds on such day.

         "Credit Agreement" means the credit agreement to be dated October 21, 2002 by and among FMC, the Subsidiary Guarantors and the other parties thereto, including the related notes, instruments and agreements executed in connection therewith, as amended, restated, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agent and whether or not for a different principal amount.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

         "Officer" means any of the following officers of FMC: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary, Controller or any Executive Vice President or Senior Vice President.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Pari Passu Indebtedness" means any Indebtedness of FMC or a Subsidiary Guarantor that is not subordinated to the notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be.

         "Payment Default" means, with respect to any Indebtedness, a failure to pay the principal of such Indebtedness at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Indebtedness.

         "Permitted Business" means the business of developing, manufacturing and/or selling, and providing research and development, marketing and/or other services and support for, chemical-based and formulated products and related organic and inorganic materials and any business reasonably related, incidental, complementary or ancillary thereto.

         "Permitted Foreign Indebtedness" means Indebtedness of a Foreign Subsidiary incurred pursuant to clauses (iii), (iv) or (ix) of "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

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         "Permitted Investments" means:

                  (a) any Investment in FMC or in a Restricted Subsidiary of FMC;

                  (b) any Investment in Cash Equivalents;

                  (c) any Investment by FMC or any Subsidiary of FMC in a Person, if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary of FMC that is a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, FMC or a Restricted Subsidiary of FMC that is a Subsidiary Guarantor;

                  (d) any non-cash consideration received as consideration in an Asset Sale that was made pursuant to and in compliance with "Repurchase at Option of Holders--Asset Sales";

                  (e) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds of a substantially concurrent, issuance of Capital Stock (other than Disqualified Stock) of FMC;

                  (f) Hedging Obligations entered into in the ordinary course of business and otherwise permitted under the Indenture;

                  (g) any Investment received by FMC or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim in bankruptcy or in partial or full satisfaction of accounts receivable owed by a financially troubled Person to the extent reasonably necessary in order to prevent or limit any loss by FMC or any of its Restricted Subsidiaries in connection with such accounts receivable;

                  (h) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (i) Investments consisting of guarantees constituting Permitted Vendor Indebtedness or payments on guarantees constituting Permitted Vendor Indebtedness;

                  (j) loans and advances to suppliers and customers of FMC and its Subsidiaries that are made in the ordinary course of business and are consistent with past practice in an aggregate amount not to exceed at any time outstanding $5.0 million; and

                  (k) Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause (k), not to exceed at any time outstanding $25.0 million (after giving effect to any reductions in the aggregate amount of such Investments as a result of the disposition thereof, including through liquidation, repayment or other reduction, including by way of dividend or distribution, for cash, the aggregate amount of such reductions not to exceed the aggregate amount of such Investments outstanding and previously made pursuant to this clause (k)).

         "Permitted Liens" means:

                  (1) Liens in favor of FMC or any Subsidiary Guarantor;

                  (2) Liens securing the notes and the Subsidiary Guarantees;

                  (3) Liens on property of a Person existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with FMC or a Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets of FMC or its Restricted Subsidiaries other than those of the Person merged into or consolidated with FMC or that becomes a Restricted Subsidiary of FMC;

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

                  (4) Liens on property (together with general intangibles and proceeds related to such property) existing at the time of acquisition thereof by FMC or any Restricted Subsidiary of FMC; provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (5) Liens (including the interest of a lessor under a capital lease) on any asset (together with general intangibles and proceeds related to such property) existing at the time of acquisition thereof or incurred within 180 days following the time of acquisition or completion of construction thereof, whichever is later, to secure or provide for the payment of all or any part of the purchase price (or construction price) thereof (including obligations of the lessee under any such capital lease);

                  (6) Liens imposed by law, such as laborers', other employees', vendors', materialmen's, carriers', warehousemen's and mechanics' Liens on the property of FMC or any Restricted Subsidiary, including Liens arising out of letters of credit issued to secure FMC's obligations thereunder;

                  (7) easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges not interfering in any material respect with the ordinary conduct of business of FMC or any of its Restricted Subsidiaries;

                  (8) leases, subleases or licenses by FMC or any of its Restricted Subsidiaries as lessor, sublessor or licensor in the ordinary course of business and otherwise permitted by the Indenture;

                  (9) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

                  (10) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

                  (11) Liens encumbering customary initial deposits and margin deposits, netting provisions and setoff rights, in each case securing Indebtedness under Hedging Obligations that are permitted to be incurred under clause (vi) under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock";

                  (12) Liens incurred in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of FMC or its Restricted Subsidiaries, including Liens securing letters of credit issued to secure FMC's obligations thereunder, or any tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

                  (13) Liens arising out of consignment or similar arrangements for the sale of goods entered into by FMC or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

                  (14) Liens arising by reason of deposits necessary to qualify FMC or any Restricted Subsidiary to conduct business, maintain self-insurance or comply with any law;

                  (15) netting provisions and setoff rights in favor of counterparties to agreements creating Hedging Obligations;

                  (16) Liens securing the Bank Obligations on any tangible or intangible asset or property of FMC or any Restricted Subsidiary, whether such asset or property is real, personal or mixed, to the extent such Liens are or would have been permitted by the provisions of the Existing Notes Indentures as such Existing Notes Indentures were in effect on October 21, 2002 (and whether or not in effect after October 21, 2002) without equally and ratably securing any other Indebtedness (including the notes) of FMC;

                  (17) Liens on any tangible or intangible asset or property of a Foreign Subsidiary securing Permitted Foreign Indebtedness of such Foreign Subsidiary;

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

                  (18) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, prejudgment Liens that are being contested in good faith by appropriate proceedings and Liens arising out of judgments or awards against FMC or any Restricted Subsidiary with respect to which FMC or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which a stay of execution shall have been secured pending such appeal or proceedings for review; provided that in each case any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (19) Liens securing assets under construction arising from progress or partial payments by a customer of FMC or its Restricted Subsidiaries relating to such property or assets;

                  (20) Liens resulting from the deposit of funds or evidences of Indebtedness for the purpose of defeasing Indebtedness ranking pari passu with the notes;

                  (21) Liens resulting from the deposit of funds or evidences of Indebtedness in amounts sufficient to cash-collateralize letters of credit in an aggregate principal amount not to exceed $43.4 million supporting Indebtedness of FMC consisting of industrial and pollution control revenue bonds;

                  (22) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of FMC or any Restricted Subsidiary on the property to be disposed of, to the extent such dispositions are permitted hereunder;

                  (23) Liens on assets (other than any Principal Property) of FMC or any Restricted Subsidiary arising as a result of a Sale and Lease-Back Transaction with respect to such assets; provided that the proceeds from such Sale and Lease-Back Transaction are applied to the repayment of Indebtedness or acquisition of Additional Assets or the making of capital expenditures pursuant to the provisions described under the caption "Repurchase at Option of Holders--Asset Sales";

                  (24) Liens existing on October 21, 2002, other than Liens permitted by clauses (16) and (17) hereof;

                  (25) the interest of a lessor or licensor under an operating lease or license under which FMC or any of its Restricted Subsidiaries is lessee, sublessee or licensee, including protective financing statement filings;

                  (26) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens described in clauses (1) through
         (24) of this definition; provided that such extension, renewal or replacement Lien shall be limited to the same property or assets that secured the Lien being so extended, renewed or replaced;

                  (27) licenses or leases by FMC or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business and otherwise permitted by the Indenture for patents, copyrights, trademarks, trade names and other intellectual property;

                  (28) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default; provided that any such Liens shall be paid, discharged, bonded or stayed prior to the sale or forfeiture of any property on account of such Liens; and

                  (29) other Liens or assets of FMC or any Restricted Subsidiary of FMC securing Indebtedness or other obligations to be outstanding that are permitted under the Indenture at any one time outstanding not to exceed $10.0 million;



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

provided that, in the case of Collateral, Permitted Liens shall mean those Liens permitted to be incurred against the Collateral under the Credit Agreement.

         "Permitted Refinancing" means any Indebtedness of FMC or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of FMC or any of its Restricted Subsidiaries (including without limitation Foreign Credit Lines); provided that:


                  (i) the principal amount (or liquidation preference in the case of Preferred Stock) of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith);


                  (ii) such Permitted Refinancing has a Stated Maturity date later than the Stated Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated by its terms in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing has a Stated Maturity date later than the Stated Maturity date of, and is subordinated by its terms in right of payment to, the notes on subordination terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (iv) such Indebtedness is incurred by FMC or a Subsidiary Guarantor if FMC or a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (v) such Indebtedness is incurred by FMC or a Restricted Subsidiary if a Restricted Subsidiary that is not a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Permitted Vendor Indebtedness" means Indebtedness under Foreign Credit Lines incurred by Subsidiaries of FMC organized in Brazil (and Guarantees by FMC thereof) consisting of (a) import financing Indebtedness incurred directly by any such Subsidiary for the purpose of conducting vendor financing programs in South America, and (b) Guarantees by any such Subsidiary of Indebtedness incurred by customers in order to finance the purchase of products of FMC and such Subsidiaries or the purchase of third-party agricultural products, in an aggregate principal amount not to exceed the amount incurred and available to be incurred at October 21, 2002 as set forth in an Officers' Certificate delivered to the Trustee on October 21, 2002.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

         "Pledged Principal Properties" see "Security--Security Documents."

         "Pledged Stock" see "Security--Security Documents."

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person (including any such stock constituting Disqualified Stock) which is outstanding or issued on or after the date of the Indenture.


         "Principal Property" see "Security--Security Documents."



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         "Public Equity Offering" means any underwritten public offering of common stock of FMC generating gross proceeds to FMC of at least $50.0 million.

         "Purchase Money Obligations" means Indebtedness of FMC or a Subsidiary Guarantor incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, cost of installation, construction or improvement of an asset; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the asset being financed, or in the case of real property or fixtures, the real property or fixtures to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after the acquisition of such asset by FMC or such Subsidiary Guarantor, or such installation, construction or improvement.

         "Qualified Capital Stock" shall mean all Capital Stock of a Person other than Disqualified Stock of such Person.

         "Reference Treasury Dealer" means each of (1) Salomon Smith Barney Inc. or any successor; provided that if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Issuer shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by Issuer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer on any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" means (a) prior to the Investment Grade Date, any Subsidiary of FMC that is not an Unrestricted Subsidiary and (b) from and after the Investment Grade Date, any Subsidiary of FMC (i) substantially all the property of which is located within the continental United States of America or Canada and (ii) which owns or leases a Principal Property. Unless the context otherwise requires, each reference to a "Restricted Subsidiary" shall refer to a Subsidiary of FMC.

         "S&P" means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, and its successors.

         "Sale and Lease-Back Transaction" means any arrangement with any Person (other than FMC or a Subsidiary), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to FMC or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by FMC or such Restricted Subsidiary to such Person or to any other Person (other than FMC or a Subsidiary) to which funds have been or are to be advanced by such Person.

         "Security Documents" mean, collectively:

                  (1) the Collateral Trust Agreement, the Shared Collateral Security Agreement and the Principal Property Mortgages (each as defined in the Collateral Trust Agreement); and

                  (2) all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interests or Liens in favor or for the benefit of any Trustee and any holders of the notes in any or all of the Collateral, in each case as amended from time to time in accordance with its terms and the terms of the Indenture.

         "Significant Subsidiary" means any Restricted Subsidiary of FMC that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation was in effect on October 21, 2002.



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         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established by any amendment to such original documentation) and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Debt" means Indebtedness that is by its terms subordinated to the notes and the Subsidiary Guarantees, as applicable.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Notwithstanding the foregoing, Astaris shall not be deemed a Subsidiary of FMC at any time solely by virtue of FMC's control of the voting power to elect more than 50% of the managers of Astaris, so long as FMC and its Restricted Subsidiaries have not, directly or indirectly, made any Investment in Astaris other than as an Investment pursuant to the first sentence of the covenant described under "Certain Covenants--Restricted Payments" or other than pursuant to the Astaris Support Agreement or the Astaris Indemnification Agreement.

         "Subsidiary Guarantor" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of the Indenture.

         "Treasury Rate" see "Optional Redemption."

         "Treasury Securities" means obligations issued or guaranteed by the United States government or any agency thereof.

         "Unrestricted Subsidiary" means (i) any Subsidiary of FMC that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of FMC (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, FMC or any other Subsidiary of FMC that is not a Subsidiary of the Subsidiary to be so designated; provided that

                  (a) any Guarantee by FMC or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated or any of its Subsidiaries shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by FMC or such Restricted Subsidiary (or both, if applicable) at the time of such designation,

                  (b) such designation would be permitted under the covenant described under "Certain Covenants--Restricted Payments," and

                  (c) if applicable, the Investment and the incurrence of Indebtedness referred to in clause (a) of this proviso would be permitted under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and "--Restricted Payments."

         Any such designation by the Board of Directors pursuant to clause (i) above shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by "Certain Covenants--Restricted Payments" and "--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

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         If at any time FMC or any Restricted Subsidiary Guarantees any
Indebtedness of such Unrestricted Subsidiary or makes any other Investment in such Unrestricted Subsidiary and such incurrence of Indebtedness or Investment would not be permitted under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and "--Restricted Payments," it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of FMC as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," FMC shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of FMC of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (i)  the sum of the products obtained by multiplying

                           (a) the amount of each then remaining installment,
                  sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

                           (b) the number of years (calculated to the nearest
                  one-twelfth) that will elapse between such date and the making of such payment, by

                  (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                       EXCHANGE OFFER; REGISTRATION RIGHTS

         FMC, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement relating to the outstanding notes. Pursuant to the registration rights agreement, FMC and the subsidiary guarantors agreed, at our cost, for the benefit of the holders of the notes, to:

         . no later than December 20, 2002, file a registration statement with the SEC with respect to a registered offer to exchange the notes for our new notes having terms substantially identical in all material respects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions);
         . use our respective best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than March 20, 2003; and
         . use our respective best efforts to cause the exchange offer to be consummated not later than April 18, 2003.

         Upon the effectiveness of the exchange offer registration statement, we and the subsidiary guarantors will offer the new notes in exchange for the surrender of the outstanding notes. We and the subsidiary guarantors will keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders. For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive a new note having a principal amount equal to that of the surrendered outstanding note. Interest on new note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor or, if no interest has been paid on such outstanding note, from the date of its original issue.

         Under existing SEC interpretations, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such new notes for 180 days following the effective date of such exchange offer registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectuses).

         A holder of outstanding notes (other than certain specified holders) who wishes to exchange such outstanding notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our "affiliate," as defined in Rule 405 of the Securities Act, or if it is our affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If a holder is a broker-dealer that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

         In the event that:

         . applicable interpretations of the staff of the SEC do not permit us and the subsidiary guarantors to effect such an exchange offer; or
         . for any other reason the exchange offer is not consummated within 180 days after the issue date; or

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

         . prior to the 20th day following consummation of the exchange offer:

                  - the initial purchasers so request with respect to outstanding notes not eligible to be exchanged for new notes in the exchange offer;
                  - any holder of outstanding notes notifies us that it is not eligible to participate in the exchange offer; or
                  - an initial purchaser notifies us that it will not receive freely tradeable new notes in exchange for outstanding notes constituting any portion of an unsold allotment,

we and the subsidiary guarantors will, subject to certain conditions, at our cost:

         . as promptly as practicable, file a shelf registration statement covering resales of the outstanding notes or the new notes, as the case may be;
         . use our respective best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and
         . keep the shelf registration statement effective until the earliest of (A) the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date of the shelf registration statement (or until one year from the effective date of the shelf registration statement if the shelf registration statement is filed at the request of an initial purchaser) and (C) the date on which all notes registered thereunder are disposed of in accordance therewith.

         We and the subsidiary guarantors will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which forms a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes or the new notes, as the case may be. A holder selling such notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreements which are applicable to such holder (including certain indemnification obligations).

         In the event that:

         . on or before December 20, 2002, neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC;
         . on or before March 20, 2002, the exchange offer registration statement has not been declared effective;
         . on or before April 18, 2003, neither the exchange offer has been consummated nor the shelf registration statement has been declared effective; or
         . after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of notes or new notes in accordance with and during the period specified in the registration rights agreements (each such event a "registration default"), additional interest will accrue on the aggregate principal amount of the outstanding notes and the new notes (in addition to the stated interest on the outstanding notes and the exchange notes) from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at an initial rate of 0.25% per annum, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such registration default continues up to a maximum of 1.00% per annum.

         The summary herein of certain provisions of the registration rights agreement and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, the indenture and the notes.

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                          BOOK-ENTRY; DELIVERY AND FORM

         Except as set forth below, the new notes will initially be issued in the form of one or more fully registered notes in global form without coupons. Each global note shall be deposited with the trustee, as custodian for, and registered in the name of DTC or a nominee thereof. The outstanding notes to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the global note.

         Except as set forth below, the global note may be transferred, in which but not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global note may not be exchanged for notes in certificated form except in the limited circumstances described below.

The Global Notes

         We expect that pursuant to procedures established by DTC

         . upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of notes of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary, and
         . ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through:
                  - records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC "participants" and
                  - the records of participants with respect to interests of persons other than participants.

         So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

         Payments of the principal of, premium, if any, and interest on the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in the global notes, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture. Consequently, the ability to transfer notes or to pledge notes as collateral will be limited to such extent.

         Notes that are issued as described below under "--Certificated Notes," will be issued in registered definitive form without coupons (each, a "Certificated Note"). Upon the transfer of Certificated Notes, such

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

certificated notes may, unless the global note has previously been exchanged for certificated notes, be exchanged for an interest in the global note representing the principal amount of notes being transferred.

         DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated notes, which it will distribute to its participants.

         DTC has advised us as follows:

         .        DTC is a limited-purpose trust company organized under the laws of the State of New York,
         .        a member of the Federal Reserve System,
         .        a "clearing corporation" within the meaning of the New York
                  Uniform Commercial Code and
         .        a "clearing agency" registered pursuant to the provisions of
                  Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic bookentry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

         If (1) we notify the Trustee in writing that DTC is no longer willing or able to act as a depository and we are unable to locate a qualified successor within 90 days or (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of new notes in definitive form under the indenture, then, upon surrender by DTC of its global note, certificated securities will be issued to each person that DTC identifies as the beneficial owner of the exchange notes represented by the global note. In addition, any person having a beneficial interest in a global note or any holder of outstanding notes whose outstanding notes have been accepted for exchange may, upon request to the Trustee or the Exchange Agent, as the case may be, exchange such beneficial interest or outstanding notes for Certificated Notes.

         Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

         Neither we nor the Trustee shall be liable for any delay by DTC or any particular or indirect participant in identifying the beneficial owners of the related new notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued).

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

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

SCOPE OF DISCUSSION

         The following general discussion summarizes certain United States federal income tax consequences that apply to "United States Holders" and certain United States federal income and estate tax consequences that apply to "Non-United States Holders" who acquire the notes at their original issue price for cash and hold the notes as "capital assets", generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

         .        a broker-dealer;
         .        a dealer in securities or a financial institution;
         .        an S corporation;
         .        a bank;
         .        a thrift;
         .        an insurance company;
         .        a tax-exempt organization;
         .        subject to the alternative minimum tax provisions of the Code;
         .        holding the notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;
         .        a person with a "functional currency" other than the U.S.
                  dollar;
         .        or a United States expatriate.

         This discussion only represents our best attempt to describe certain United States federal income tax consequences that may apply to you based on current United States federal tax law. We have not and will not seek any rulings from the Internal Revenue Service regarding the matters discussed below. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the IRS or any court may disagree with this discussion. If you are a partner in a partnership, you should consult your own tax advisor regarding special rules that may apply.

         THIS SUMMARY MAY NOT COVER YOUR PARTICULAR CIRCUMSTANCES BECAUSE IT DOES NOT CONSIDER FOREIGN, STATE OR LOCAL TAX RULES, DISREGARDS CERTAIN FEDERAL TAX RULES, AND DOES NOT DESCRIBE FUTURE CHANGES IN FEDERAL TAX RULES. PLEASE CONSULT YOUR TAX ADVISOR RATHER THAN RELYING ON THIS GENERAL DESCRIPTION.

EXCHANGE OF OUTSTANDING NOTES PURSUANT TO THE EXCHANGE OFFER

         The exchange of the outstanding notes for the new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You will not recognize gain or loss upon the receipt of the new notes. If you are not exempt from United States federal income tax, you will be subject to such tax on the same amount, in the same manner and at the same time as you would have been as a result of holding the outstanding notes. If you are a cash-basis holder who is exchanging the outstanding notes for the new notes, you will not recognize in income any accrued and unpaid interest on the outstanding notes by reason of the exchange. The basis and holding period of the new notes will be the same as the basis and holding period of the corresponding outstanding notes.

United States Holders

         If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

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

         Definition of United States Holder. You are a "United States Holder" if you hold the notes and you are:

         . a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;
         . a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States (except that under regulations to be published, certain partnerships created or organized under the foreign laws may be classified as domestic partnerships if such classification is more appropriate);
         . an estate, the income of which is subject to United States federal income tax regardless of its source;
         . a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person; or
         . otherwise subject to United States federal income tax on your worldwide income on a net income basis.

         Taxation of Stated Interest. Generally, you must include the interest on the notes in ordinary income:

         . when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or
         . when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

         Market Discount. If a United States Holder of a note, other than a holder who purchased the note upon original issuance, acquires the note for an amount that is less than its principal amount (i.e., at a market discount), and such difference exceeds a statutorily-defined DE MINIMIS amount, and the United States Holder thereafter recognizes gain upon a disposition or retirement of the note, then the United States Holder will recognize ordinary income at the time of the disposition in the amount of the lesser of the gain recognized and the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis). In addition, market discount with respect to a note may be taxable to a United States Holder to the extent of appreciation in the value of the note at the time of certain otherwise nontaxable transactions (i.e., gifts). Absent an election to include market discount in income as it accrues, a United States Holder of a market discount note may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such note until the United States Holder disposes of the note in a taxable transaction.

         Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the United States Holder elects to accrue the market discount using a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

         Bond Premium. A United States Holder that purchases a note for an amount in excess of the principal amount will be considered to have purchased the note at a premium equal to such excess, and may elect to amortize the premium over the remaining term of the note using a constant yield method. However, if the note is purchased at a time when FMC Corporation has the option to redeem the note for an amount that is in excess of its principal amount, special rules may apply that could result in a deferral of the amortization of bond premium until later in the term of the note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the note. A United States Holder that elects to amortize bond premium must reduce its tax basis in the note by the premium amortized. Bond premium on a note held by a United States Holder that does not make this election will decrease the gain or increase the loss otherwise recognized on the disposition of the note. The election to amortize premium using the constant yield method, once made, applies to all obligations held or

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

subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

         Sale or Other Taxable Disposition of the Notes. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note (which amounts will be taxed as ordinary income), minus your adjusted tax basis in the note. Your initial tax basis in a note equals the price you paid for the note.

         Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

         Liquidated Damages/Exchange With Registered Notes. We intend to take the position that the likelihood of our failing to exchange the outstanding notes with the new notes pursuant to the registration rights and this exchange offer is remote. However, if we fail to exchange the notes pursuant to the registration rights and this exchange offer, you must include the payment of liquidated damages as ordinary income only when such payment is accrued or paid, in accordance with your own method of accounting. The exchange of outstanding notes with the new notes pursuant to the registration rights and this exchange offer will not be a taxable event. Your basis in the outstanding notes will carry over to the new notes received and the holding period of the new notes will include the holding period of the outstanding notes surrendered.

         Backup Withholding. You may be subject to a 30% backup withholding tax when you receive interest payments on the note or proceeds upon the sale or other disposition of a note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the backup withholding tax will not apply to you if you provide your social security or other taxpayer identification number, or TIN, using a Form W-9, unless:

         . the IRS notifies us or our paying agent that the TIN you provided is incorrect;
         . you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required;
         . you fail to certify under penalties of perjury that you are not subject to backup withholding; or
         . you fail to certify under penalties of perjury that you are not a U.S. person (including a U.S. resident alien).

         If the backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.

         United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining such exemption.

Non-United States Holders

         The following general discussion is limited to the United States federal income and estate tax consequences relevant to a "Non-United States Holder." A "Non-United States Holder" is any person other than a United States Holder.

     Interest

         Portfolio Interest Exemption. You will generally not have to pay United States federal income tax on interest paid on the notes because of the "portfolio interest exemption" if either:

         . you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury (a Non-United

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                  States Holder that is treated as a partnership for United
                  States federal income tax purposes must provide a Form W-8IMY and attach a certification from each beneficial owner of interests in the Non-United States Holder); or
         . a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W8-BEN (or a suitable substitute) to us or our paying agent.

         You will not, however, qualify for the portfolio interest exemption described above if:

         . you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;
         . you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;
         . you are a bank receiving interest described in Section 881(c)(3)(A) of the Code; or
         . the interest received in connection with the notes constitutes (or the IRS determines that such interest constitutes) contingent interest as described in Section 871(h)(4) of the Code.

         Withholding Tax if the Interest is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments made on the notes.

         However, if the payments of interest on a note are effectively connected with the conduct by you of a trade or business in the United States, such payments will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.

         Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.

         Reporting. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

         Sale or Other Disposition of the Notes. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note unless:

         . such gain is effectively connected with the conduct by you of a trade or business within the United States, in which case such gain will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally; or
         . you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, in which case you will generally be required to pay a United States federal income tax of 30% (or a reduced treaty rate) on such gain.

         United States Federal Estate Taxes. If you qualify for the portfolio interest exemption under the rules described above when you die, the notes will not be included in your estate for United States federal estate tax purposes, unless the income on the notes is effectively connected with the conduct by you of a trade or business in the United States.

     Backup Withholding and Information Reporting

         Payments from United States Office. If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 30% and information reporting.

         With respect to interest payments made on the note, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or substitute form, that you are not a United States person in the manner described above under the heading "Non-United States Holders - Interest." Form W-8BEN must also be filed by beneficial owners of interests in a Non-United States Holder that is treated as a partnership for United States federal income tax purposes.

         Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) (or a suitable substitute form), a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a note, as described above under the heading "Non-United States Holders - Sale or Other Disposition of the Notes", you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

         Payments from Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that (i) is a United States person; (ii) is a controlled foreign corporation for United States federal income tax purposes; (iii) is a foreign partnership if, at any time during its tax year, one or more of its partners are United States persons who, in the aggregate, hold more than 50 percent of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business; or (iv) derives 50% or more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

         Backup withholding is not an additional tax. Any amounts so withheld may be credited against the United States federal income tax liability of the holder or refunded if the amounts withheld exceed such liability, provided that the required information is furnished to the Internal Revenue Service. The information reporting requirements may apply regardless of whether withholding is required. Copies of the applicable information returns may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or agreement.

         This summary does not completely describe the withholding regulations. Please consult your tax advisor to determine how the withholding regulations apply to your particular circumstances.

                              PLAN OF DISTRIBUTION

         Until 90 days after the date of this prospectus, all dealers effecting transactions in the new notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes only where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which this exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days from the date on which this exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Legal matters with respect to the validity of the exchange notes will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                              INDEPENDENT AUDITORS

         The consolidated financial statements of FMC Corporation and consolidated subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 included in this prospectus have been audited by KPMG LLP, independent accountants, as stated in their report appearing herein. The audit report covering the financial statements refers to a change in the method of accounting for derivative and hedging activities.

         With respect to the unaudited interim financial information for the periods ended September 30, 2002 and 2001 included herein, the independent accountants have reported that they applied limited procedures in accordance with professional standards for review of such information. However, their separate report included in FMC's quarterly report on Form 10-Q for the quarter ended September 30, 2002, and included herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                             Page
                                                                                                             ----
Audited Annual Financial Statements
Independent Auditors' Report.............................................................................     F-2
Consolidated Statements of Income for the years ended December 31, 1999, 2000 and 2001...................     F-3
Consolidated Balance Sheets as of December 31, 2000 and 2001.............................................     F-4
Consolidated Statements of Cash Flows for the years ended December 31, 1999, 2000 and 2001...............     F-5
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1999,
  2000, and 2001.........................................................................................     F-6
Notes to Consolidated Financial Statements...............................................................     F-7
Management's Report on Financial Statements..............................................................    F-53

Unaudited Interim Financial Statements
Independent Accountants' Review Report...................................................................    F-54
Condensed Consolidated Statements of Income for the three months and nine months ended September 30, 2001
  and 2002...............................................................................................    F-55
Condensed Consolidated Balance Sheets as of December 31, 2001 and September 30, 2002.....................    F-56
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2001 and 2002....    F-57
Notes to Condensed Consolidated Financial Statements.....................................................    F-59

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
FMC Corporation:

   We have audited the accompanying consolidated balance sheets of FMC Corporation and consolidated subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the three-year period ended December 31, 2001. In connection with our audits of the consolidated financial statements, we also have audited the related financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FMC Corporation and consolidated subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

   As discussed in Note 1 to the consolidated financial statements, the company changed its method of accounting for derivative instruments and hedging activities in 2001.

/s/  KPMG LLP

Philadelphia, Pennsylvania
February 14, 2002, except as to Note 22 which is as of September 13, 2002

                                FMC CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                           Year Ended December 31
                                                        -----------------------------------
                                                          1999         2000        2001
                                                         --------     --------    --------
                                                        (In Millions, Except Per Share Data)
Revenue................................................ $ 2,320.5    $ 2,050.3   $ 1,943.0
Costs and expenses
   Cost of sales or services...........................   1,691.6      1,450.9     1,408.7
   Selling, general and administrative expenses........     273.0        231.3       243.3
   Research and development expenses...................     100.6         97.8        99.8
   Gains on divestitures of businesses (Note 5)........     (55.5)          --          --
   Asset impairments (Note 6)..........................      23.1         10.1       323.1
   Restructuring and other charges (Note 7)............      11.1         35.2       280.4
                                                        ---------    ---------   ---------
       Total costs and expenses........................   2,043.9      1,825.3     2,355.3
                                                        ---------    ---------   ---------
Income (loss) from continuing operations before
  minority interests, interest income and expense,
  income taxes and cumulative effect of change in
  accounting principle.................................     276.6        225.0      (412.3)
Minority interests.....................................       5.1          4.6         2.3
Interest income........................................       7.4          4.5         4.7
Interest expense.......................................      83.8         66.3        63.0
                                                        ---------    ---------   ---------
Income (loss) from continuing operations before income
  taxes and cumulative effect of change in accounting
  principle............................................     195.1        158.6      (472.9)
Provision (benefit) for income taxes (Note 10).........      36.4         33.0      (166.6)
                                                        ---------    ---------   ---------
Income (loss) from continuing operations before
  cumulative effect of change in accounting principle..     158.7        125.6      (306.3)
Discontinued operations, net of income taxes (Note 3)..      53.9        (15.0)      (30.5)
                                                        ---------    ---------   ---------
Income (loss) before cumulative effect of change in
  accounting principle.................................     212.6        110.6      (336.8)
Cumulative effect of change in accounting principle,
  net of income taxes (Note 1).........................        --           --        (0.9)
                                                        ---------    ---------   ---------
       Net income (loss)............................... $   212.6    $   110.6   $  (337.7)
                                                        =========    =========   =========
Basic earnings (loss) per common share (Note 1)
   Continuing operations............................... $    5.04    $    4.13   $   (9.85)
   Discontinued operations (Note 3)....................      1.71        (0.49)      (0.98)
   Cumulative effect of change in accounting principle
     (Note 1)..........................................        --           --       (0.03)
                                                        ---------    ---------   ---------
       Net income (loss)............................... $    6.75    $    3.64   $ (10.86)
                                                        =========    =========   =========
Diluted earnings (loss) per common share (Note 1)
   Continuing operations............................... $    4.90    $    3.97   $   (9.85)
   Discontinued operations (Note 3)....................      1.67        (0.47)      (0.98)
   Cumulative effect of change in accounting principle
     (Note 1)..........................................        --           --       (0.03)
                                                        ---------    ---------   ---------
       Net income (loss)............................... $    6.57    $    3.50   $  (10.86)
                                                        =========    =========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

                                FMC CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                                             December 31
                                                                                         ------------------
                                                                                           2000       2001
                                                                                         --------   --------
                                                                                         (In Millions, Except
                                                                                         Share and Par Value
                                                                                                Data)
                                        ASSETS
Current assets
   Cash and cash equivalents............................................................ $    7.3   $   23.4
   Trade receivables, net of allowance of $6.2 in 2000 and $8.4 in 2001 (Note 1)........    358.6      441.7
   Inventories (Notes 1 and 8)..........................................................    171.4      207.2
   Other current assets.................................................................     90.2       99.6
   Deferred income taxes (Note 10)......................................................     60.8       48.4
   Net assets of Technologies (Note 2)..................................................    637.7         --
                                                                                         --------   --------
       Total current assets.............................................................  1,326.0      820.3
Investments.............................................................................     73.0       25.2
Property, plant and equipment, net (Note 9).............................................  1,358.8    1,087.8
Goodwill and intangible assets, net.....................................................    121.5      116.3
Other assets............................................................................    100.3      132.8
Deferred income taxes (Note 10).........................................................     82.1      294.8
                                                                                         --------   --------
       Total assets..................................................................... $3,061.7   $2,477.2
                                                                                         ========   ========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Short-term debt (Note 11)............................................................ $  113.0   $  136.5
   Accounts payable, trade and other....................................................    329.1      327.7
   Amounts owed to Technologies (Note 18)...............................................       --        4.7
   Accrued and other liabilities........................................................    257.0      319.7
   Accrued payroll......................................................................     52.0       53.4
   Guarantees of vendor financing (Note 19).............................................     51.8       56.0
   Current portion of long-term debt (Note 11)..........................................     22.7      135.2
   Current portion of accrued pensions and other postretirement benefits (Note 12)......     24.3       18.2
   Income taxes payable (Note 10).......................................................     32.3       27.8
                                                                                         --------   --------
       Total current liabilities........................................................    882.2    1,079.2
Long-term debt, less current portion (Note 11)..........................................    871.8      651.8
Accrued pension and other postretirement benefits, less current portion (Note 12).......    130.7      109.2
Reserve for discontinued operations and other liabilities (Notes 3 and 13)..............    261.3      296.3
Other liabilities.......................................................................     68.8       77.1
Minority interests in consolidated companies............................................     46.5       44.8
Commitments and contingent liabilities (Notes 13, 17 and 19)............................
                                                                                         --------   --------
Stockholders' equity (Notes 14 and 15)
   Preferred stock, no par value, authorized 5,000,000 shares; no shares issued in 2000
     or 2001............................................................................       --         --
   Common stock, $0.10 par value, authorized 130,000,000 shares in 2000 and 2001;
     issued 38,662,349 shares in 2000 and 39,234,578 shares in 2001.....................      3.9        3.9
   Capital in excess of par value of common stock.......................................    181.6      217.5
Retained earnings.......................................................................  1,398.9      691.8
Accumulated other comprehensive loss....................................................   (272.6)    (186.8)
Treasury stock, common, at cost; 7,977,709 shares in 2000 and 7,929,281 shares in 2001..   (511.4)    (507.6)
                                                                                         --------   --------
       Total stockholders' equity.......................................................    800.4      218.8
                                                                                         --------   --------
       Total liabilities and stockholders' equity....................................... $3,061.7   $2,477.2
                                                                                         ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                FMC CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   Year Ended December 31
                                                                                 -------------------------
                                                                                   1999     2000     2001
                                                                                 -------  -------  -------
                                                                                       (In Millions)
Cash provided (required) by operating activities of continuing operations:
 Income from continuing operations before cumulative effect of change in accounting principle......................................................... $ 158.7  $ 125.6  $(306.3)
 Adjustments to reconcile income from continuing operations before cumulative effect of change in accounting principle to cash provided by operating activities of continuing operations:
   Depreciation and amortization................................................   128.5    129.8    131.6
   Gains on divestitures of businesses (Note 5).................................   (55.5)      --       --
   Asset impairments (Note 6)...................................................    23.1     10.1    323.1
   Restructuring and other charges (Note 7).....................................    11.1     35.2    280.4
   Deferred income taxes (Note 10)..............................................     3.9    (19.0)  (200.3)
Minority interests..............................................................     5.1      4.6      2.3
 Other..........................................................................     1.9    (21.4)     2.3
Changes in operating assets and liabilities, excluding the effect of acquisitions and divestitures of businesses and formation of a joint venture:
 Accounts receivable sold (Note 1)..............................................   120.1     (8.9)   (34.0)
 Trade receivables, net.........................................................    (6.9)    70.9    (48.7)
 Inventories....................................................................    24.9     (0.2)   (40.9)
 Other current assets and other assets..........................................     0.6     15.9    (54.8)
 Accounts payable, accrued payroll, other current liabilities and other
   liabilities..................................................................    24.5    (31.1)  (108.6)
 Income taxes payable...........................................................    (4.7)    (7.5)    (4.5)
 Accrued pension and other postretirement benefits, net.........................   (10.7)    (5.7)   (31.6)
                                                                                 -------  -------  -------
Cash provided (required) by operating activities................................   424.6    298.3    (90.0)
                                                                                 -------  -------  -------
Cash provided (required) by discontinued operations (Note 3)....................    17.4    (56.0)  (119.3)
                                                                                 -------  -------  -------
Cash provided (required) by investing activities:
 Acquisitions and joint venture investments (Note 4)............................  (236.9)      --     (0.3)
 Capital expenditures...........................................................  (195.4)  (197.3)  (145.6)
 Proceeds from divestitures of businesses (Note 5)..............................   199.3       --       --
 Distribution from Astaris (Note 4).............................................      --     88.8       --
 Proceeds from disposal of property, plant and equipment........................     2.6      5.5     11.3
 (Increase) decrease in investments.............................................   (18.3)     5.6    (20.3)
                                                                                 -------  -------  -------
Cash required by investing activities...........................................  (248.7)   (97.4)  (154.9)
                                                                                 -------  -------  -------
Cash provided (required) by financing activities:
 Net proceeds from issuance (repayment) of commercial paper.....................    23.9   (191.5)    44.6
 Net increase (decrease) under uncommitted credit facilities....................    39.7    (37.9)   (18.6)
 Net increase (decrease) in other short-term debt...............................   (72.3)   (11.2)    (8.5)
 Increase in long-term debt.....................................................    84.6       --     20.0
 Contribution from Technologies, net (Note 2)...................................   122.8    117.9    430.7
 Repayment of long-term debt....................................................  (270.1)   (51.7)  (128.3)
 Distributions to minority partners.............................................    (5.9)    (2.8)    (3.2)
 Issuances of common stock......................................................     7.4     15.8     39.8
 Repurchase of capital stock, net (Note 15).....................................  (136.4)    (0.6)      --
                                                                                 -------  -------  -------
Cash provided (required) by financing activities................................  (206.3)  (162.0)   376.5
                                                                                 -------  -------  -------
Effect of exchange rate changes on cash and cash equivalents....................     0.6      0.5      3.8
                                                                                 -------  -------  -------
Increase (decrease) in cash and cash equivalents................................   (12.4)   (16.6)    16.1
Cash and cash equivalents, beginning of year....................................    36.3     23.9      7.3
                                                                                 -------  -------  -------
Cash and cash equivalents, end of year.......................................... $  23.9  $   7.3  $  23.4
                                                                                 =======  =======  =======

   Supplemental cash flow information: Cash paid for interest was $118.7 million, $101.6 million and $79.1 million and cash paid for income taxes, net of refunds, was $27.0 million, $33.3 million and $18.0 million for 1999, 2000 and 2001, respectively.

   The accompanying notes are an integral part of the consolidated financial statements.

                                FMC CORPORATION

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                         Common                        Accumulated
                                         Stock,    Capital                Other
                                          $0.10   in Excess Retained  Comprehensive Treasury Comprehensive
                                        Par Value  of Par   Earnings  Income (loss)  Stock   Income (loss)
                                        --------- --------- --------  ------------- -------- -------------
                                                         (In Millions, Except Par Value)
Balance December 31, 1998..............   $3.8     $158.4   $1,075.7     $(134.1)   $(374.4)    $ 108.1
                                                                                                =======
Net income.............................                        212.6                            $ 212.6
Stock options and awards exercised
  (Note 14)............................               7.4
Purchases of treasury shares
  (Note 15)............................                                              (135.9)
Net purchases of shares for benefit
  plan trust (Note 15).................                                                (0.5)
Foreign currency translation
  adjustments (Note 16)................                                    (61.9)                 (61.9)
Minimum pension liability adjustment
  (Note 12)............................                                     (7.5)                  (7.5)
                                          ----     ------   --------     -------    -------     -------
Balance December 31, 1999..............    3.8      165.8    1,288.3      (203.5)    (510.8)    $ 143.2
                                                                                                =======
Net income.............................                        110.6                            $ 110.6
Stock options and awards exercised
  (Note 14)............................    0.1       15.8
Net purchases of shares for benefit
  plan trust (Note 15).................                                                (0.6)
Foreign currency translation
  adjustments (Note 16)................                                    (69.8)                 (69.8)
Minimum pension liability adjustment
  (Note 12)............................                                      0.7                    0.7
                                          ----     ------   --------     -------    -------     -------
Balance December 31, 2000..............    3.9      181.6    1,398.9      (272.6)    (511.4)    $  41.5
                                                                                                =======
Net income (loss)......................                       (337.7)                           $(337.7)
Stock options and awards exercised
  (Note 14)............................              35.9
Net purchases of shares for benefit
  plan trust (Note 15).................                                                 3.8
Gain from sale of Technologies
  stock................................                        140.1
Equity distribution related to spin-off
  of Technologies (Note 2).............                       (509.5)      115.0
Net deferred loss on derivative
  contracts (Notes 1 and 17)...........                                    (16.6)                 (16.6)
Foreign currency translation
  adjustments (Note 16)................                                    (12.5)                 (12.5)
Minimum pension liability adjustment
  (Note 12)............................                                     (0.1)                  (0.1)
                                          ----     ------   --------     -------    -------     -------
Balance December 31, 2001..............   $3.9     $217.5   $  691.8     $(186.8)   $(507.6)    $(366.9)
                                          ====     ======   ========     =======    =======     =======

   The accompanying notes are an integral part of the consolidated financial statements.

                                FMC CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1  Principal Accounting Policies

   Nature of operations. FMC Corporation ("FMC" or "the company") is a diversified chemical company serving agricultural, industrial and consumer markets globally with innovative solutions, applications and quality products. FMC increased its focus on the chemical industry in 2001 by spinning off its non-chemical business segments, Energy Systems and Food and Transportation Systems, into a separately owned public company, FMC Technologies, Inc. ("Technologies") (Note 2). The company operates in three distinct business segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals. Agricultural Products provides crop protection and pest control products for worldwide markets. Specialty Chemicals includes food ingredients that are used to enhance structure, texture and taste; pharmaceutical additives for binding and disintegrant use; and lithium specialties for pharmaceutical synthesis and energy storage. Industrial Chemicals encompasses a wide range of inorganic materials in which FMC possesses market and technology leadership, including soda ash, hydrogen peroxide, phosphorus and peroxygens in both North America and in Europe through FMC's subsidiary, FMC Foret, S.A.

   Consolidation. The consolidated financial statements include the accounts of FMC and all significant majority-owned subsidiaries and ventures. All material intercompany accounts and transactions are eliminated in consolidation.

   Basis of presentation. In 2001 the company spun off a significant portion of its business into FMC Technologies, a separately-owned public company (Note
2). The spin-off, which was completed through a tax-free dividend, was accounted for in accordance with Accounting Principles Board Statement No. 30 ("APB 30"). The Consolidated Statements of Income and Consolidated Statements of Cash Flows for the periods ended December 31, 1999 and 2000 and all corresponding footnotes, have been reclassified to reflect Technologies as a discontinued operation. The Consolidated Balance Sheet for the year ended December 31, 2000, along with the corresponding footnotes, have also been reclassified with the net assets to be distributed to Technologies segregated and shown as a current asset. The Consolidated Statements of Changes in Stockholders' Equity has not been reclassified.

   Interest expense. Net interest expense, for all periods presented, has been allocated to discontinued operations based on net assets in accordance with APB 30 and later relevant accounting guidance. The amount of net interest expense allocated to discontinued operations was $18.5 million (net of an income tax benefit of $11.8 million), $18.8 million (net of an income tax benefit of $12.1 million) and $6.8 million (net of an income tax benefit of $4.4 million) for 1999, 2000 and 2001 respectively.

   Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results are likely to differ from those estimates, but management does not believe such differences will materially affect the company's financial position, results of operations or cash flows.

   Investments.  Investments in companies in which FMC's ownership interest is
50.0 percent or less and in which FMC does not exercise significant influence are accounted for using the equity method after eliminating the effects of any material intercompany transactions. All other investments are carried at their fair values or at cost, as appropriate.

   Cash equivalents. The company considers investments in all liquid debt instruments with original maturities of three months or less to be cash equivalents.

                                FMC CORPORATION

   Accounts receivable. The company sells trade receivables without recourse through its wholly owned bankruptcy-remote subsidiary, FMC Funding Corporation. The subsidiary then sells the receivables to a securitization company under an accounts receivable financing facility on an ongoing basis. These transactions resulted in reductions of accounts receivable of $113.0 million and $79.0 million at December 31, 2000 and 2001, respectively. Net discounts recognized on sales of receivables are included in selling, general and administrative expenses in the consolidated statements of income and amounted to $1.6 million, $0.2 million and $0.8 million for the years ended December 31, 1999, 2000 and 2001, respectively. The agreement for the sale of accounts receivable provides for continuation of the program on a revolving basis expiring in November 2002. The company accounts for the sales of receivables in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which the company adopted in 2001.

   Inventories. Inventories are stated at the lower of cost or market value. Inventory costs include those costs directly attributable to products before sale, including all manufacturing overhead but excluding costs to distribute. All domestic inventories, excluding materials and supplies, are determined on a last-in, first-out ("LIFO") basis (Note 8).

   Property, plant and equipment. Property, plant and equipment, including capitalized interest, are recorded at cost. Depreciation for financial reporting purposes is provided principally on the straight-line basis over the estimated useful lives of the assets (land improvements--20 years, buildings--20 to 50 years, and machinery and equipment--3 to 18 years). Gains and losses are reflected in income upon sale or retirement of assets. Expenditures that extend the useful lives of property, plant and equipment or increase productivity are capitalized. Ordinary repairs and maintenance are charged to operating costs.

   Asset impairments. The company reviews the recovery of the net book value of property, plant and equipment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," for impairment whenever events and circumstances indicate that the net book value of an asset may not be recoverable from the estimated undiscounted future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the net book value, an impairment loss is recognized equal to an amount by which the net book value exceeds the fair value of assets. The company will be revising its impairment review process in 2002 in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

   Restructuring and other charges. Management continually performs strategic reviews and assesses the return on its business. This sometimes results in a plan to restructure the operations of a business. When a plan is final, an accrual for severance and other contractual obligations is recorded.

   Capitalized interest. Interest costs of $2.3 million in 1999, $9.0 million in 2000 and $9.4 million in 2001 associated with the construction of certain long-lived assets have been capitalized as part of the cost of those assets and are being amortized over the assets' estimated useful lives.

   Deferred costs and other assets. Unamortized capitalized software costs totaling $40.1 million and $35.7 million at December 31, 2000 and 2001, respectively, are components of other assets, which also include bond discounts and other deferred charges. Capitalized software costs are amortized over expected useful lives ranging from three to ten years. Recoverability of deferred software costs is assessed on an ongoing basis, and write-downs to net realizable value are recorded as necessary.

   Goodwill and intangible assets. Goodwill and identifiable intangible assets (such as trademarks) are amortized on a straight-line basis over their estimated useful or legal lives, not exceeding 40 years. The company

                                FMC CORPORATION
periodically evaluates the recoverability of the net book value of goodwill and intangible assets based on expected future undiscounted cash flows for each operation having a significant goodwill balance. In cases where undiscounted expected future cash flows are less than the net book value, an impairment loss is recognized equal to an amount by which the net book value exceeds the fair value of assets. Goodwill and intangible amortization amounted to $12.0 million, $13.5 million and $19.4 million for the years ended December 31,1999, 2000 and 2001, respectively. The company adopted SFAS 142, "Goodwill and Other Intangible Assets," in 2002. (See "New Accounting Pronouncements.")

   Revenue recognition. Revenue is recognized when the earnings process is complete, which is generally upon transfer of title, which occurs upon shipment.

   Income taxes. Current income taxes are provided on income reported for financial statement purposes adjusted for transactions that do not enter into the computation of income taxes payable. Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Income taxes are not provided for the equity in undistributed earnings of foreign subsidiaries or affiliates when it is management's intention that such earnings will remain invested in those companies, but are provided in the year in which the decision is made to repatriate the earnings.

   Foreign currency translation. Assets and liabilities of most foreign operations are translated at exchange rates in effect at the balance sheet date, and the foreign operations' income statements are translated at the monthly exchange rates for the period. For operations in non-highly inflationary countries, translation gains and losses are recorded as a component of accumulated other comprehensive income (loss) in stockholders' equity until the foreign entity is sold or liquidated. For operations in highly inflationary countries and where the local currency is not the functional currency, inventories, property, plant and equipment, and other non-current assets are converted to U.S. dollars at historical exchange rates, and all gains or losses from conversion are included in net income. Foreign currency effects on cash and cash equivalents and debt in hyperinflationary economies are included in interest income or expense.

   Derivative financial instruments. FMC mitigates certain financial exposures, including currency risk and energy purchase exposures, through a controlled program of risk management that includes the use of derivative financial instruments. The company enters into foreign exchange contracts, including forward, option combination, and purchased option contracts, to reduce the effects of fluctuating foreign currency exchange rates.

   FMC adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133") and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," an amendment of SFAS No. 133, on January 1, 2001. These Statements establish accounting and reporting standards that require every derivative instrument to be recorded on the consolidated balance sheet as either an asset or a liability measured at its fair value. SFAS No. 133 requires the transition adjustment resulting from adopting these Statements to be reported in net income or accumulated other comprehensive income, as appropriate, as the cumulative effect of a change in accounting principle. Accordingly, on January 1, 2001, the company recorded the fair value of all outstanding derivative instruments as assets or liabilities on the consolidated balance sheet. The transition adjustment was a $0.9 million after-tax loss to earnings and $16.4 million after-tax gain to accumulated other comprehensive income. The loss was recorded as a cumulative effect of a change in accounting principle.

                                FMC CORPORATION

   In accordance with the provisions of SFAS No. 133, as amended, the company recognizes all derivatives on the balance sheet at fair value. On the date the derivative instrument is entered into, the company generally designates the derivative as a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded immediately in earnings.

   For periods prior to 2001, gains and losses on foreign currency hedges of existing assets and liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income when those carrying amounts are converted. Gains and losses related to foreign currency hedges of firm commitments also are deferred and included in the basis of the transaction when it is complete. Gains and losses on unhedged foreign currency transactions are included in income as part of cost of sales or services. Gains and losses on derivative financial instruments that protect the company from exposure in a particular currency, but do not currently have a designated underlying transaction, are also included in income as part of cost of sales or services. If a hedged item matures, is sold, extinguished, or terminated, or is related to an anticipated transaction that is no longer likely to take place, the derivative financial instrument related to the hedged item is closed out and the related gain or loss is included in income as part of cost of sales or services or interest expense as appropriate in relation to the hedged item. Also, FMC purchased exchange-traded contracts to manage exposure to energy purchases used in the company's manufacturing processes. Gains and losses on these contracts are included as adjustments to cost of sales or service when the contracts are settled.

   FMC formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes relating all derivatives that are designated cash flow hedges to specific forecasted transactions. The company also formally assesses, both at the inception of the hedge and on an ongoing basis, whether each derivative is highly effective in offsetting changes in fair values or cash flows of the hedged item. If it is determined that a derivative is not highly effective as a hedge, or if a derivative ceases to be a highly effective hedge, the company will discontinue hedge accounting with respect to that derivative prospectively. The gains and losses reported for the ineffective portion of its cash flow hedges were minimal for 2001.

   Cash flows from hedging contract settlements are reported in the statements of cash flows in the same categories as the cash flows from the transactions being hedged.

   Treasury stock. Shares of common stock repurchased under the company's stock repurchase plans are recorded at cost as treasury stock and result in a reduction of stockholders' equity in the consolidated balance sheets. When the treasury shares are reissued under FMC's stock compensation plans, the company uses a FIFO method for determining cost. The difference between the cost of the shares and the reissuance price is added to or deducted from capital in excess of par value of common stock.

   Earnings (loss) per common share ("EPS"). Basic EPS has been computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS has been computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year plus the weighted average number of additional common shares that would have been outstanding during the year if potentially dilutive common shares had been issued under the company's stock compensation plans. In periods such as 2001, when a net loss from continuing operations has been recorded, basic shares outstanding are used to compute both basic and diluted EPS, as the use of diluted shares would be

                                FMC CORPORATION
anti-dilutive. The weighted average numbers of shares outstanding used to calculate the company's annual EPS were as follows:

                                                       December 31
                                                   --------------------
                                                    1999   2000   2001
                                                   ------ ------ ------
                                                      (In Thousands)
Basic............................................. 31,516 30,439 31,052
Diluted........................................... 32,377 31,576 31,052

   Segment information. The company's determination of its reportable segments based on its strategic business units and the commonalities among the products and services within each segment corresponds to the manner in which the company's management reviews and evaluates operating performance. FMC has combined certain similar operating businesses that meet applicable criteria established under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

   Agricultural Products, Specialty Chemicals and Industrial Chemicals have been identified as the reportable segments of the company under SFAS No. 131. Business segment data are included in Note 20. Segment operating profit is defined as total revenue less operating expenses. The following items have been excluded in computing segment operating profit: corporate staff expense, interest income and expense associated with corporate debt facilities and investments, income taxes, gains (or losses) on divestitures of businesses (Note 5), restructuring and other charges (Note 7), asset impairments (Note 6), LIFO inventory adjustments, and other income and expense items. Information about how asset impairments, restructuring, and other charges relate to FMC's businesses at the segment level is discussed in Notes 6 and 7.

   Segment assets and liabilities are those assets and liabilities that are recorded and reported by segment operations. Segment operating capital employed represents segment assets less segment liabilities. Segment assets exclude corporate and other assets, which are principally cash equivalents, LIFO reserves, deferred income tax benefits, eliminations of intercompany receivables, property and equipment not attributable to a specific segment, and credits relating to the sale of receivables. Segment liabilities exclude substantially all debt, income taxes, pension and other postretirement benefit liabilities, environmental reserves, restructuring reserves, deferred gains on sale and leaseback of equipment, fair value of currency contracts, intercompany eliminations, and reserves for discontinued operations.

   Geographic segment revenue represents sales by location of the company's customers. Geographic segment long-lived assets include investments, net property, plant and equipment, and other non-current assets. Geographic segment data are included in Note 20.

   Environmental obligations. The company provides for environmental-related obligations when they are probable and amounts can be reasonably estimated. Where the available information is sufficient to estimate the amount of liability, that estimate has been used. Where the information is only sufficient to establish a range of probable liability and no point within the range is more likely than any other, the lower end of the range has been used.

   Estimated obligations to remediate sites that involve oversight by the U.S. Environmental Protection Agency ("EPA"), or similar government agencies, are generally accrued no later than when a Record of Decision ("ROD"), or equivalent, is issued, or upon completion of a Remedial Investigation/Feasibility Study ("RI/FS") that is accepted by FMC and the appropriate government agency or agencies. Estimates are reviewed quarterly by the company's environmental remediation management, as well as by financial and legal management and, if necessary, adjusted as additional information becomes available. The estimates can change substantially as

                                FMC CORPORATION
additional information becomes available regarding the nature or extent of site contamination, required remediation methods, and other actions by or against governmental agencies or private parties.

   The company's environmental liabilities for continuing and discontinued operations are principally for costs associated with the remediation and/or study of sites at which the company is alleged to have disposed of hazardous substances. Such costs principally include, among other items, RI/FS, site remediation, costs of operation and maintenance of the remediation plan, fees to outside law firms and consultants for work related to the environmental effort, and future monitoring costs. Estimated site liabilities are determined based upon existing remediation laws and technologies, specific site consultants' engineering studies or by extrapolating experience with environmental issues at comparable sites.

   Provisions for environmental costs are reflected in income, net of probable and estimable recoveries from named Potentially Responsible Parties ("PRPs") or other third parties. Such provisions incorporate inflation and are not discounted to their present values.

   In calculating and evaluating the adequacy of its environmental reserves, the company has taken into account the joint and several liability imposed by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and the analogous state laws on all PRPs and has considered the identity and financial condition of each of the other PRPs at each site to the extent possible. The company has also considered the identity and financial condition of other third parties from whom recovery is anticipated, as well as the status of the company's claims against such parties. In general, the company is aware of a degree of uncertainty in disputes regarding the financial contribution by certain named PRPs, which is common to most multiparty sites. Although the company is unable to forecast the ultimate contributions of PRPs and other third parties with absolute certainty, the degree of uncertainty with respect to each party is taken into account when determining the environmental reserve by adjusting the reserve to reflect the facts and circumstances on a site-by-site basis. The company believes that recorded recoveries related to PRPs are realizable in all material respects. Recoveries are recorded in the reserve for discontinued operations and other liabilities.

   New accounting standards adopted. FMC adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," an amendment of SFAS No. 133. These Statements establish accounting and reporting standards for derivative instruments. See discussion of the effects of this adoption under "Derivative Financial Instruments."

   New accounting pronouncements. In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for by the purchase method and adds disclosure requirements related to business combination transactions. SFAS No. 141 also establishes criteria for the recognition of intangible assets apart from goodwill. This Statement applies to all business combinations for which the acquisition date was July 1, 2001 or later. The company intends to implement the provisions of SFAS No. 141 in any of its future business combinations.

   On June 30, 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which establishes guidelines for the financial accounting and reporting of acquired goodwill and other intangibles. With the adoption of SFAS No. 142, goodwill is no longer subject to amortization; rather it will be subject to at least an annual assessment for impairment by applying a fair value based test. The company is required to adopt the provisions of this pronouncement no later than the beginning of 2002; however, goodwill and other intangible assets acquired after June 30, 2001, are subject immediately to the amortization provisions of this statement. FMC had no material acquisitions of goodwill or other intangibles in the second half of 2001. The company has

                                FMC CORPORATION
adopted the amortization provisions of SFAS No. 142 beginning in the first quarter of 2002. The company believes adopting SFAS No. 142 will result in approximately a $4.0 million pre-tax benefit to earnings in 2002.

   In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The company is required to adopt the provisions of this pronouncement no later than the beginning of fiscal 2003 and is evaluating the potential impact of adopting SFAS No. 143.

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Statement supersedes SFAS No. 121 and the Statement also supersedes APB No. 30 provisions related to the accounting and reporting for the disposal of a segment of a business. This Statement establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. The Statement retains most of the requirements in SFAS No. 121 related to the recognition of impairment of long-lived assets to be held and used. The Statement is effective for fiscal years beginning after December 15, 2001. The company is evaluating the potential impact of adopting SFAS No. 144.

   Reclassifications. Certain prior period amounts have been reclassified to conform to the current period's presentation.

Note 2  FMC'S Plan for Reorganization

   In October 2000, the company announced it was initiating a strategic reorganization (the "reorganization" or "separation") that ultimately would split the company into two independent publicly held companies--a chemical company and a machinery company. The remaining chemical company, which continues to operate as FMC Corporation, includes the Agricultural Products, Specialty Chemicals and Industrial Chemicals business segments. The new machinery company, FMC Technologies, Inc. ("Technologies") includes FMC's former Energy Systems and Food and Transportation Systems business segments.

   On June 1, 2001, in accordance with the Separation and Distribution Agreement between the two companies, FMC distributed substantially all of the net assets comprising the businesses of Technologies. On June 19, 2001, Technologies completed an initial public offering ("IPO") of 17 percent of its equity through the issuance of common stock. FMC continued to own the remaining 83 percent of Technologies through December 31, 2001.

   Subsequent to the IPO, Technologies made payments of $480.1 million to FMC in exchange for the net assets distributed to Technologies on June 1, 2001. The payments received by FMC were used to retire short-term and long-term debt. During the second quarter of 2001, FMC recognized a $140.1 million gain in stockholders' equity on the sale of Technologies stock. FMC expects to make a final payment in 2002 for the remaining shared expense amounts owed to Technologies.

   On November 29, 2001, FMC's Board of Directors approved the spin-off of the company's remaining 83 percent ownership in Technologies through a tax-free distribution to FMC's stockholders. Effective December 31, 2001, the company distributed approximately 1.72 shares of Technologies common stock for every share of FMC common stock based on the number of FMC shares outstanding on the record date, December 12, 2001. The distribution resulted in a reduction of stockholders' equity of $509.5 million.

   The total after-tax costs related to the spin-off were $31.6 million through December 31, 2001, of which $15.1 million has been classified as discontinued operations.

                                FMC CORPORATION

Note 3  Discontinued Operations

   The company's results of discontinued operations comprised the following:

                                                                                Year Ended December 31
                                                                                ----------------------
                                                                                 1999    2000    2001
                                                                                ------  ------  ------
                                                                                     (In Millions)
Earnings (losses) of discontinued operations of Energy Systems and Food and Transportation Systems (net of income taxes of $21.9 million in
  1999; $12.3 million in 2000 and $19.1 million in 2001)(1).................... $ 57.3  $ 51.7  $(19.6)
Provision for liabilities related to previously discontinued operations (net of income tax benefits of $23.2 million in 1999; $15.0 million in 2000 and
  $7.1 million in 2001)........................................................  (36.2)  (66.7)  (10.9)
Gain on sale of Defense Systems properties (net of income taxes of $20.9
  million).....................................................................   32.8      --      --
                                                                                ------  ------  ------
Discontinued operations, net of income taxes................................... $ 53.9  $(15.0) $(30.5)
                                                                                ======  ======  ======

--------
(1) Results reported separately by Technologies are reported on a stand-alone basis and differ from results of discontinued operations as reported here.

   Effective December 31, 2001 the company completed the spin-off of its Energy Systems and Food and Transportation Systems business segments to its stockholders as an independent publicly-held company, FMC Technologies, Inc. (Note 2).

   FMC recorded net income from discontinued operations of $73.5 million ($53.9 million after tax) in 1999. Of this amount, $79.2 million related to the earnings of the spun-off Technologies businesses, including allocated interest expense of $30.3 million. Results of discontinued operations in 1999 included gains of $53.7 million from the sale of properties in California that were formerly used by our divested defense business (as discussed below). In addition, in the fourth quarter of 1999, the company provided $59.4 million in response to updated estimates of environmental remediation costs, primarily at our former Defense Systems sites, and increased estimates of our liabilities for general liability, workers' compensation, postretirement benefit obligations, legal defense, property maintenance and other costs.

   During the year ended December 31, 1999, FMC sold several real estate properties formerly used by United Defense, L.P., and our Defense Systems operations divested by our company in 1997. In the second quarter of 1999, the company received $33.5 million in cash, recognizing a gain of $29.5 million, and in the fourth quarter of 1999, we received $31.0 million in cash, recognizing a gain of $24.2 million (net of income tax provision of $9.4 million), related to property sales.

   During 2000, the company recorded a net loss from discontinued operations of $17.7 million ($15.0 million after tax). Of this amount, $64.0 million are the earnings of the spun-off Technologies business including interest expense of $30.9 million. Also included is a $80.0 million loss for a settlement of litigation related to our discontinued Defense Systems business, and a charge of $1.7 million for interest on postretirement benefit obligations.

   During 2001, the company recorded a loss from discontinued operations of $42.5 million ($30.5 million after tax). Included in this amount are earnings of Technologies, interest expense of $11.2 million, which was allocated to discontinued operations in accordance with APB 30 and later relevant accounting guidance, costs related to the spin-off and additional income tax provision related to the reorganization of FMC's worldwide entities in anticipation of the separation of Technologies from FMC. In addition, the company recorded a charge of $18.0 million for updated estimates of environmental remediation costs related to FMC's other discontinued businesses.

                                FMC CORPORATION

   Reserve for Discontinued Operations and Other Liabilities. With the exception of certain real estate for which FMC has short-term or long-term remediation obligations, disposals of the assets of discontinued operations have been completed within one year of the date the discontinuation plan was approved. In addition to the 1997 sale of the company's Defense Systems operations, residual liabilities relate to operations discontinued between 1976 and 1984--primarily the Film and Fiber, Chlor-Alkali, Power Transmission and Construction Equipment businesses. Most residual liabilities are of a long-term nature and will be settled over a number of years.

   The reserve for discontinued operations and other liabilities consists of obligations for discontinued operations and for the long-term portion of the company's environmental remediation at continuing operations and at other closed sites. See Note 13 for further information regarding the nature of FMC's environmental liabilities. Liabilities totaled $261.3 million and $296.3 million at December 31, 2000 and 2001, respectively. The liability at December 31, 2001 comprised $203.5 million (net of recoveries) for environmental remediation and study obligations, most of which relate to former chemical plant sites; $38.0 million for product liability and other potential claims; $52.1 million for retiree medical and life insurance benefits provided to employees of former chemical businesses and the Construction Equipment business; and $2.7 million related to the sale of the Defense Systems and Chlor-Alkali operations.

   The company's obligation related to the settlement of litigation for discontinued operations amounted to $80.0 million and was included in other current liabilities at December 31, 2000. See Note 19.

   The company uses actuarial methods, to the extent practicable, to monitor the adequacy of product liability and postretirement benefit reserves on an ongoing basis. The environmental liabilities are subject to the accounting and review practices described in Notes 1 and 13. While the amounts required to settle the company's liabilities for discontinued operations could ultimately differ materially from the estimates used as a basis for recording these liabilities, management believes that changes in estimates or required expenditures for any individual cost component will not have a material adverse impact on the company's liquidity or financial condition in any single year and that, in any event, such costs will be satisfied over many years.

   Spending in 1999, 2000 and 2001, respectively, included $64.2 million, $53.5 million and $43.4 million for environmental obligations; $12.2 million, $7.9 million and $3.4 million for product liability and other claims; $4.8 million, $5.5 million and $3.3 million for retiree benefits; and $5.2 million, $4.7 million and $4.3 million related to net settlements of Defense Systems obligations. Environmental recoveries in 1999, 2000 and 2001 were $56.9 million, $14.2 million and $12.5 million, respectively.

Note 4  Business Combinations and Joint Ventures

   All acquisitions were accounted for using the purchase method and, accordingly, the purchase prices have been allocated to the assets acquired and liabilities assumed based on the estimated fair values of such assets and liabilities at the dates of acquisition. The excess of the purchase prices over the fair values of the net tangible assets acquired has been recorded as intangible assets, primarily goodwill, which has been amortized over periods ranging from 10 to 40 years. The company is currently reviewing the impact of the adoption of SFAS No. 141 (Note 1). Had the below acquisitions occurred at the beginning of the earliest period presented, the effect on FMC's consolidated financial statements would not have been significantly different from the amounts reported, and accordingly, pro forma financial information has not been provided.

   The purchase prices for all the below acquisitions were satisfied from cash flows from operations and external financing. Results of operations of the acquired companies have been included in the company's consolidated statements of income from the respective dates of acquisition.

                                FMC CORPORATION

   On June 30, 1999, the company completed the acquisition of the assets of Pronova Biopolymer AS ("Pronova") from a wholly-owned subsidiary of Norsk Hydro for approximately $184.0 million in cash. The company made an additional payment of $3.3 million in January 2000 as final settlement of the transaction. Pronova, headquartered in Drammen, Norway, is a leading producer of alginates used in the pharmaceutical, food and industrial markets. The company recorded goodwill and other intangible assets totaling approximately $135.0 million related to the acquisition. Pronova's operations are included in the Specialty Chemicals segment.

   Also on June 30, 1999, FMC acquired the assets of Tg Soda Ash, Inc. ("TgSA") from Elf Atochem North America, Inc. for approximately $51.0 million in cash and a contingent payment due at year-end 2003. The contingent payment amount, which will be based on the financial performance of the combined soda ash operations between 2001 and 2003, cannot currently be determined but could be as much as $75.0 million. No goodwill was recorded as a result of this transaction. TgSA's operations are included in the Industrial Chemicals segment.

   Joint ventures.   Effective April 1, 2000, FMC and Solutia Inc. ("Solutia")
formed a joint venture that includes the North American and Brazilian phosphorus chemical operations of both companies. The joint venture, Astaris LLC ("Astaris"), is a limited liability company owned equally by FMC and Solutia.

   Solutia's equity interest in the Fosbrasil joint venture, which is engaged in the production of purified phosphoric acid ("PPA"), was also transferred and became part of Astaris. Astaris has also assumed all FMC/NuWest agreements relating to a PPA facility being built near Soda Springs, Idaho, and will purchase all of the PPA output from that facility as part of those agreements. The phosphate operations of FMC Foret were retained by FMC and were not transferred to the joint venture. Following its formation, Astaris divested certain operations in Lawrence, Kansas, and plant assets located in Augusta, Georgia.

   Effective April 1, 2000, FMC has accounted for its investment in Astaris under the equity method. FMC's share of Astaris' earnings is included in the Industrial Chemicals segment. FMC's sales of phosphorus chemicals were $327.0 million for the year ended December 31, 1999, and $79.2 million for the three months ended March 31, 2000.

   In the third quarter of 2000, FMC received a cash distribution from Astaris of $110.3 million. This amount included $21.5 million in satisfaction of FMC's receivable from the joint venture, resulting from FMC providing its share of operating capital to the joint venture during the interim period between its formation and the procurement of financing from an external source.

   Assets and liabilities transferred by FMC to the joint venture (including inventory, property and all other contributed accounts) have been deconsolidated from FMC's balance sheet. Restructuring charges and asset impairments (Notes 6 and 7) in 2001 resulted in FMC's equity investment in Astaris being fully impaired. FMC's equity investment in Astaris totaled $24.0 million at December 31, 2000.

   The company completed a number of smaller acquisitions and joint venture investments during the years ended December 31, 1999, 2000 and 2001.

Note 5  Business Divestitures

   On July 9, 1999, the company completed the sale of its Bioproducts business to Cambrex Corporation for $38.2 million in cash, resulting in a pre-tax gain of $20.1 million ($12.2 million after tax). The Bioproducts business was included in the Specialty Chemicals segment and had 1999 revenue of $13.3 million (through the date of divestiture).

                                FMC CORPORATION

   On July 31, 1999, FMC completed the sale of its process additives business to Great Lakes Chemical Corporation for $161.1 million in cash, resulting in a gain of $35.4 million on both a pre-tax and after-tax basis. The process additives business was included in the Specialty Chemicals segment and had 1999 revenue of $98.5 million (through the date of divestiture).

   The company also completed a number of smaller divestitures during the years ended December 31, 1999, 2000 and 2001.

Note 6  Asset Impairments

   The company periodically reviews the recorded value of its long-lived assets, to determine if the future cash flows to be derived from these properties will be sufficient to recover the remaining recorded asset values.

   Asset impairments totaled $23.1 million ($14.1 million after tax) for 1999, $10.1 million ($6.2 million after tax) for 2000 compared to $323.1 million ($233.8 million after tax) in 2001.

   In the third quarter of 1999, FMC recorded asset impairments of $23.1 million ($14.1 million after tax). Asset impairments of $14.7 million were required to write off the remaining net book values of two U.S. lithium facilities. Both facilities were constructed to run pilot and development quantities for new lithium-based products. During the third quarter of 1999, management determined that it would not be feasible to use the facilities as configured. Additionally, an impairment charge of $8.4 million was required to write off the remaining net book value of a caustic soda facility in Green River, Wyoming. Estimated future cash flows related to this facility indicated that an impairment of the full value had occurred.

   During 2000 FMC recorded asset impairments of $10.1 million ($6.2 million after tax). Impairments of $9.0 million were recognized because of the formation of Astaris (Note 4), including the write down of certain phosphorus assets retained by the company and the accrual of costs related to the company's planned closure of two phosphorus facilities. Other impairments were due to the impact of underlying changes within the Specialty Chemicals segment.

   In 2001, based upon a comprehensive review of FMC's long-lived assets the company recorded asset impairment charges of $211.9 million related to our U.S. based phosphorus business. The components of asset impairments related to this business include a $171.0 million impairment of environmental assets built to comply with a RCRA Consent Decree ("Consent Decree") at the Pocatello, Idaho facility and a $36.5 million impairment charge for the company's investment in Astaris. (See Note 4.) Driving these charges were a decline in market conditions, the loss of a potential site on which to develop economically viable second purified phosphoric acid ("PPA") plant and our agreement to pay into a fund for the Shoshone-Bannock Tribes as a result of an agreement to support a proposal to amend the Consent Decree to permit the earlier closure of the largest remaining waste disposal pond at Pocatello. In addition, FMC recorded an impairment charge of $98.9 million related to its Specialty Chemicals segment's lithium operations in Argentina. The company established this operation, which includes a lithium mine and processing facilities, approximately five years ago in a remote area of the Andes Mountains. With the entry of a South American manufacturer into this business, resulting in decreased revenues and following the continuation of other unfavorable market conditions, the company's lithium assets in Argentina became impaired as the total capital invested is not expected to be recovered. An additional $12.3 million of charges related to the impairment of assets in our cyanide operations.

Note 7  Restructuring and Other Charges

   A change in market conditions and corporate strategy resulted in restructuring and other charges of $11.1 million ($6.8 million after tax) in 1999, a charge of $35.2 million ($21.7 million after tax) in 2000, and a charge $280.4 million ($172.1 million after tax) in 2001.

                                FMC CORPORATION

   In the third quarter of 1999, we recorded restructuring and other charges of $11.1 million ($6.8 million after tax). Restructuring and other charges of $9.2 million resulted primarily from strategic decisions to divest or restructure a number of businesses and support departments, including certain Agricultural Products and certain corporate and shared service support departments. The remaining charge related to actions, including headcount reductions, required to achieve planned synergies from acquisitions of businesses in Specialty Chemicals.

   During 2000, the company recorded restructuring and other charges of $35.2 million ($21.7 million after tax). Restructuring charges of $20.6 million were attributable to the formation of Astaris and the concurrent reorganization of our Industrial Chemicals sales, marketing and support organizations, the reduction of office space requirements in our Philadelphia chemical headquarters and pension expense related to the separation of phosphorus personnel from the company. In addition, the company recorded environmental accruals of $12.5 million because of increased cost estimates for ongoing remediation of several phosphorus properties. Other restructuring charges included $2.1 million for other projects. Of the approximately 350 employee severances that were expected to occur through the completion of these programs in 2000, 281 occurred at December 31, 2000 while the remainder occurred in 2001. Spending related to this reserve was $14.9 million in 2000 and $0.5 million in 2001. Non-cash charges were $2.5 million in 2000.

   During the second quarter of 2001, the company recorded $175.0 million in restructuring and other charges including $160.0 million related to its Industrial Chemicals segment's U.S. based phosphorus business. The components included in restructuring and other charges related to the phosphorus business were as follows: a $68.7 million reserve for further required Consent Decree spending at the Pocatello site; $42.7 million of financing obligations to the Astaris joint venture and other related costs; and a $40.0 million reserve for the payments to the Shoshone-Bannock Tribes and $8.6 million of other related charges. In addition, restructuring charges for the quarter included $8.0 million related to FMC's corporate reorganization. The remaining charges of $7.0 million were for the restructuring of two smaller chemical facilities. The company reduced its workforce by approximately 135 people in connection with these restructuring activities.

   During the third quarter of the year, the company recorded restructuring charges of $8.5 million. These charges were largely for reorganization costs and corporate restructuring activities including severance and contract commitment costs. (See Note 2.)

   FMC recorded restructuring and other charges of $95.9 million in the fourth quarter of 2001. Most of these charges related to the company's decision to shut down operations at Pocatello. These charges include: $36.3 million for its share of Astaris shutdown costs including plant demolition, environmental cleanup, waste removal and other activities; also included are $44.6 million of Pocatello costs related to plant shutdown, severance and other activities. In addition, $12.5 million of severance and other costs related to the Agricultural Products segment were recorded as a result of the company's decision to restructure research and development and certain administrative expenses. The remaining charges reflected restructuring initiatives in our Specialty Chemicals segment and in corporate.

                                FMC CORPORATION

   The following table shows a rollforward of restructuring and other reserves for 2001 and the related spending and other changes:

                               Workforce-Related,
                               Facility Shutdown                        Financing
                                Costs and Other   Tribal   Consent     Obligations
                                    Reserves      Fund(1) Decree(1)   to Astaris(1) Reorganization  Total
                               ------------------ ------- ---------   ------------- -------------- -------
                                                              (In Millions)
Reserve at 12/31/2000.........       $  4.8       $   --   $   --        $   --         $   --     $   4.8
Increase in reserves..........         97.3         40.0     68.7          42.7           31.7       280.4
Cash payments.................        (23.7)       (30.0)   (34.2)        (14.7)          (8.0)     (110.6)
Non-cash charges..............         (5.8)          --    (34.5)(2)        --          (15.1)(3)   (55.4)
                                     ------       ------   ------        ------         ------     -------
Reserve at 12/31/2001.........       $ 72.6       $ 10.0   $   --        $ 28.0         $  8.6     $ 119.2
                                     ======       ======   ======        ======         ======     =======

--------
(1) Phosphorus related.
(2) Relates to a change in the reserve as a result of the company's decision to shut down operations at Pocatello.
(3) Costs related to the spin-off of Technologies reclassified to discontinued operations.

   FMC reduced its workforce by approximately 182 people in connection with the third and fourth quarter restructuring activities in 2001.

Note 8  Inventories

   The current replacement cost of inventories exceeded their recorded values by $190.6 million at December 31, 2000 and $194.9 million at December 31, 2001. The effect of reducing certain LIFO quantities carried at lower than prevailing costs was not material to LIFO expense in 2000 and 2001. Approximately 59 percent of inventories in 2000 and 60 percent in 2001 are recorded on the LIFO basis.

   Inventories consisted of the following:

                                                            December 31
                                                           -------------
                                                            2000   2001
                                                           ------ ------
                                                           (In Millions)
        Finished goods and work in process................ $119.8 $141.7
        Raw materials.....................................   51.6   65.5
                                                           ------ ------
        Net inventory..................................... $171.4 $207.2
                                                           ====== ======

                                FMC CORPORATION

Note 9  Property, Plant and Equipment

   Property, plant and equipment consisted of the following:

                                                         December 31
                                                      -----------------
                                                        2000     2001
                                                      -------- --------
                                                        (In Millions)
        Land and land improvements................... $  155.1 $  156.0
                                                      -------- --------
        Buildings....................................    363.9    375.7
        Machinery and equipment......................  2,172.8  1,929.4
        Construction in progress.....................    130.3     77.1
                                                      -------- --------
        Total cost...................................  2,822.1  2,538.2
        Accumulated depreciation.....................  1,463.3  1,450.4
                                                      -------- --------
        Net property, plant and equipment............ $1,358.8 $1,087.8
                                                      ======== ========

   Depreciation expense was $116.5 million, $116.3 million and $112.2 million in 1999, 2000 and 2001, respectively.

Note 10  Income Taxes

   Domestic and foreign components of income from continuing operations before income taxes and the cumulative effect of a change in accounting principle are shown below:

                                                    Year Ended December 31
                                                    ---------------------
                                                     1999   2000    2001
                                                    ------ ------ -------
                                                        (In Millions)
      Domestic..................................... $ 41.3 $ 64.1 $(537.3)
      Foreign......................................  153.8   94.5    64.4
                                                    ------ ------ -------
      Total........................................ $195.1 $158.6 $(472.9)
                                                    ====== ====== =======

   The provision (benefit) for income taxes attributable to income (loss) from continuing operations before a cumulative effect of a change in accounting principle consisted of:

                                                   Year Ended December 31
                                                   ----------------------
                                                    1999   2000     2001
                                                   -----  ------  -------
                                                        (In Millions)
     Current:
        Federal................................... $12.0  $ 17.3  $  10.5
        Foreign...................................  21.1    32.1     22.0
        State.....................................  (0.6)    2.6      1.2
                                                   -----  ------  -------
     Total current................................  32.5    52.0     33.7
     Deferred.....................................   3.9   (19.0)  (200.3)
                                                   -----  ------  -------
        Total..................................... $36.4  $ 33.0  $(166.6)
                                                   =====  ======  =======

                                FMC CORPORATION

   Total income tax provisions (benefits) were allocated as follows:

                                                   Year Ended December 31
                                                   ---------------------
                                                    1999   2000    2001
                                                   -----  -----  -------
                                                       (In Millions)
Continuing operations before the cumulative
  effect of a change in accounting principle...... $36.4  $33.0  $(166.6)
Discontinued operations...........................  19.6   (2.7)    12.0
Cumulative effect of a change in accounting
  principle.......................................    --     --     (0.9)
Items charged directly to stockholders' equity....  (1.1)  (3.0)    (7.1)
                                                   -----  -----  -------
   Total.......................................... $54.9  $27.3  $(162.6)
                                                   =====  =====  =======

   Significant components of the deferred income tax provision (benefit) attributable to income (loss) from continuing operations before income taxes and the cumulative effect of a change in accounting principle are as follows:

                                                   Year Ended December 31
                                                   ----------------------
                                                    1999   2000     2001
                                                   -----  ------  -------
                                                        (In Millions)
Deferred tax (exclusive of the valuation
  allowance)...................................... $ 5.0  $(19.0) $(204.3)
Increase (decrease) in the valuation allowance
  for deferred tax assets.........................  (1.1)     --      4.0
                                                   -----  ------  -------
Deferred income tax provision (benefit)........... $ 3.9  $(19.0) $(200.3)
                                                   =====  ======  =======

   Significant components of the company's deferred tax assets and liabilities were attributable to:

                                                               December 31
                                                             --------------
                                                              2000    2001
                                                             ------  ------
                                                              (In Millions)
Reserves for discontinued operations, environmental and
  restructuring............................................. $109.0  $347.4
Accrued pension and other postretirement benefits...........   49.1    32.4
Other reserves..............................................   75.2    56.2
Alternative minimum and foreign tax credit carryforwards....   52.4    72.8
Net operating loss carryforwards............................    1.2     5.3
Other.......................................................    1.5    21.8
                                                             ------  ------
Deferred tax assets.........................................  288.4   535.9
Valuation allowance.........................................  (14.0)  (18.0)
                                                             ------  ------
Deferred tax assets, net of valuation allowance............. $274.4  $517.9
                                                             ------  ------
Property, plant and equipment............................... $110.2  $166.7
Other.......................................................   21.3     8.0
                                                             ------  ------
Deferred tax liabilities.................................... $131.5  $174.7
                                                             ======  ======
Net deferred tax assets..................................... $142.9  $343.2
                                                             ======  ======

   The company has recognized that it is more likely than not that certain future tax benefits may not be realized as a result of current and future income. Accordingly, the valuation allowance has been increased in the current year to reflect lower than anticipated net deferred tax asset utilization.

                                FMC CORPORATION

   The effective income tax rate applicable to income from continuing operations before income taxes and the cumulative effect of a change in accounting principle were different from the statutory U.S. Federal income tax rate due to the factors listed in the following table:

   (Percent of income from continuing operations before income taxes and the cumulative effect of a change in accounting principle)

                                                               Year Ended
                                                               December 31
                                                             -------------
                                                             1999 2000 2001
                                                             ---- ---- ----
Statutory U.S. tax rate.....................................  35%  35% (35)%
                                                             ---  ---  ---
Net difference:
   U.S export sales benefit.................................  (3)  (4)  (2)
   Percentage depletion.....................................  (4)  (4)  (1)
   State and local income taxes, less federal income tax
     benefit................................................   0    1   (5)
   Foreign earnings subject to different tax rates.......... (11) (10)  (2)
   Impact of Argentina asset impairment.....................   0    0    8
   Non-taxable portion of gain on sale of business..........  (6)   0    0
   Tax on intercompany dividends and deemed dividend for
     tax purposes...........................................   1    1    1
   Nondeductible expenses...................................   1    1    1
   Minority interests.......................................   1    1    1
   Equity in earnings of affiliates not taxed...............   0   (1)  (1)
   Change in valuation allowance............................   6    0    0
   Other....................................................  (1)   1    0
                                                             ---  ---  ---
   Total difference......................................... (16) (14)   0
                                                             ---  ---  ---
Effective tax rate..........................................  19%  21% (35)%
                                                             ===  ===  ===

   FMC's federal income tax returns for years through 1997 have been examined by the Internal Revenue Service ("IRS") and substantially all issues have been settled. Management believes that adequate provision for income taxes has been made for the open years 1998 and after and for any unsettled issues prior to 1998. U.S. income taxes have not been provided for the equity in undistributed earnings of foreign consolidated subsidiaries ($371.3 million and $297.4 million at December 31, 2000 and 2001, respectively) or foreign unconsolidated subsidiaries and affiliates ($15.8 million and $14.5 million at December 31, 2000 and 2001, respectively). Restrictions on the distribution of these earnings are not significant. Foreign earnings taxable to the company as dividends were $126.2 million, $51.5 million and $94.3 million in 1999, 2000 and 2001, respectively.

                                FMC CORPORATION

Note 11  Debt

Long-term Debt

   Long-term debt consists of the following:

                                                                   December 31
                                                                  -------------
                                                                   2000   2001
                                                                  ------ ------
                                                                  (In Millions)
Pollution control and industrial revenue bonds, 3.2% to 7.1%, due 2001 to 2032............................................... $204.0 $221.8
Debentures, 6.375%, due 2003, less unamortized discount
  (2000--$0.3; 2001--$0.2), effective rate 6.4%..................  199.7  160.3
Debentures, 7.75%, due 2011, less unamortized discount
  (2000--$0.6; 2001--$0.3), effective rate 7.8%..................   82.4   45.2
Medium-term notes, 6.38% to 7.32%, due 2002 to 2008, less
  unamortized discounts (2000--$1.1, 2001--$0.7) effective rates
  6.4% to 7.4%...................................................  368.4  330.9
Exchangeable senior subordinated debentures, 6.75%, due 2005.....   39.9   28.8
Other............................................................    0.1     --
                                                                  ------ ------
Total............................................................  894.5  787.0
Less: current portion............................................   22.7  135.2
                                                                  ------ ------
Long-term portion................................................ $871.8 $651.8
                                                                  ====== ======

   FMC maintains a universal shelf registration under which, at December 31, 2001, $345.0 million of debt or equity securities could be issued. During 2000 and 2001, the company did not issue new long-term debt. During 1999 the company borrowed $50.0 million at 6.45 percent interest with a maturity of 2032 from the proceeds of Power County, Idaho's Solid Waste Disposal Revenue Bonds. Undrawn bond proceeds of $9.8 million and $8.4 million at December 31, 2000 and 2001, respectively, are included in investments on the consolidated balance sheets and are being used to fund capital projects related to solid waste disposal.

   At December 31, 2001, long-term debt included $28.8 million in exchangeable senior subordinated debentures bearing interest at 6.75 percent, maturing in 2005 and exchangeable by the holders at any time into common stock of Meridian Gold, Inc. (NYSE: MDG), the successor of a former subsidiary of FMC, at an exchange price of $15.125 per share, subject to adjustment. The company no longer holds any shares of Meridian Gold and under the terms of the agreement may pay the holders in cash an amount equal to the market price of Meridian Gold common stock in lieu of delivery of the shares. The debentures are subordinated in right of payment to all existing and future indebtedness of the company. The debentures are currently redeemable at the option of FMC at par plus accrued interest upon at least thirty days prior written notice. The company redeemed $8.5 million of these debentures during 2000 and $11.1 million during 2001.

   The company redeemed $250.0 million, $42.5 million and $117.2 million in debentures and medium-term notes in 1999, 2000 and 2001, respectively. These debentures and notes had maturity dates ranging from 2001 through 2011, with interest rates at 6.375 percent to 7.75 percent.

Short-term Debt

   Short-term debt of $113.0 million at December 31, 2000 and $136.5 million at December 31, 2001 consisted of commercial paper, borrowings under credit facilities, and foreign borrowings.

                                FMC CORPORATION

   The company elected not to renew an unused 364-day committed credit facility for $350.0 million that expired in July 2000. In July 2001, the company elected to reduce the availability of the committed $450.0 million non-amortizing revolving credit agreement to $300.0 million. In December 2001, the company replaced the $300.0 million credit agreement with a committed $240.0 million non-amortizing revolving credit agreement due in December 2002. The total amount outstanding under this facility at December 31, 2001 was $68.0 million. No amounts were outstanding under the former credit facility at December 31, 2000. Among other restrictions, the credit agreement contains financial covenants related to leverage (measured as the ratio of debt to adjusted earnings), interest coverage (measured as the ratio of interest expense to adjusted earnings), and consolidated net worth. FMC was in compliance with all debt covenants at December 31, 2001. In January 2002 the company arranged a supplemental $50.0 million committed credit facility to meet short-term seasonal financing needs. This credit facility expires on August 31, 2002.

   The company's short-term commercial paper program is supported by committed credit facilities and provides for the issuance of up to $300.0 million in aggregate maturity value of commercial paper at any given time. Commercial paper of $16.8 million was outstanding at December 31, 2000 and $33.0 million was outstanding at December 31, 2001. Effective rates on commercial paper were
6.6 percent at December 31, 2000 and 3.2 percent at December 31, 2001.

   Outstanding foreign and other short-term borrowings totaled $46.2 million at December 31, 2000 and $35.5 million at December 31, 2001.

   The company had advances under uncommitted credit facilities of $50.0 million at December 31, 2000. There were no outstanding uncommitted credit facilities balances at December 31, 2001.

Compensating Balance Agreements

   FMC maintains informal credit arrangements in many foreign countries. Foreign lines of credit, which include overdraft facilities, typically do not require the maintenance of compensating balances, as credit extension is not guaranteed but is subject to the availability of funds.

Note 12  Pensions and Other Postretirement Benefits

   The funded status of the company's domestic qualified and non-qualified pension plans, the United Kingdom pension plan, the defined benefit portion of the company's Canadian retirement plan and the company's domestic postretirement healthcare and life insurance benefit plans for continuing operations, together with the associated balances recognized in the company's consolidated financial statements as of December 31, were as follows:

                                FMC CORPORATION

                                                                            Pensions        Other Benefits
                                                                       ------------------  ---------------
                                                                                   December 31
                                                                       -----------------------------------
                                                                         2000      2001      2000    2001
                                                                       --------  --------  -------  ------
                                                                                  (In Millions)
Accumulated benefit obligation:
   Plans with unfunded accumulated benefit obligation................. $   43.6  $   26.9  $    --  $   --
                                                                       --------  --------  -------  ------
Change in benefit obligation:
   Benefit obligation at January 1.................................... $1,029.5  $1,001.8  $ 108.9  $105.0
       Spin-off of Technologies (Note 2)..............................       --    (361.3)      --   (35.1)
       Service cost...................................................     24.9      12.0      2.2     1.0
       Interest cost..................................................     72.1      46.8      7.9     5.6
       Actuarial (gain) or loss.......................................    (19.9)     44.6     (5.4)   16.5
       Amendments.....................................................      0.8      (3.2)      --     1.0
       Divestitures...................................................    (47.6)     (8.3)      --      --
       Foreign currency exchange rate changes.........................    (13.1)     (0.5)      --      --
       Curtailments and settlements...................................     (1.1)     (6.9)      --      --
       Plan conversion................................................      5.7        --       --      --
       Plan participants' contributions...............................      1.1       0.2      5.6     5.2
       Special termination benefits...................................      3.2        --       --      --
       Benefits paid..................................................    (53.8)    (38.1)   (14.2)  (11.8)
                                                                       --------  --------  -------  ------
Benefit obligation at December 31.....................................  1,001.8     687.1    105.0    87.4
                                                                       --------  --------  -------  ------
Change in fair value of plan assets:
   Fair value of plan assets at January 1.............................    909.4     953.9       --      --
       Spin-off of Technologies (Note 2)..............................       --    (328.9)      --      --
       Actual return on plan assets...................................    140.8      33.8       --      --
       Divestitures...................................................    (47.6)     (8.7)      --      --
       Curtailments and settlements...................................     (1.3)     (8.1)      --      --
       Foreign currency exchange rate changes.........................    (14.2)     (0.6)      --      --
       Company contributions..........................................     11.4      28.0      8.6     6.6
       Plan conversion................................................      8.1        --       --      --
       Plan participants' contributions...............................      1.1       0.2      5.6     5.2
       Benefits paid..................................................    (53.8)    (38.1)   (14.2)  (11.8)
                                                                       --------  --------  -------  ------
Fair value of plan assets at December 31..............................    953.9     631.5       --      --
                                                                       --------  --------  -------  ------
Funded status of the plan (liability).................................    (47.9)    (55.6)  (105.0)  (87.4)
Unrecognized actuarial loss (gain)....................................    (31.7)     20.6     (6.7)   12.3
Unrecognized prior service cost (income)..............................     20.0       7.5    (30.3)  (13.2)
Unrecognized transition asset.........................................    (13.4)     (0.9)      --      --
Net amount recognized in the balance sheet for discontinued operations
  at December 31......................................................     24.9        --     47.4      --
                                                                       --------  --------  -------  ------
Net amount recognized in the balance sheet at December 31............. $  (48.1) $  (28.4) $ (94.6) $(88.3)
                                                                       ========  ========  =======  ======
Prepaid benefit cost.................................................. $   12.6  $    1.2  $    --  $   --
Accrued benefit liability.............................................    (97.9)    (40.3)  (142.0)  (88.3)
Intangible asset......................................................      5.5       2.4       --      --
Accumulated other comprehensive income................................      6.8       8.3       --      --
Net amount recognized in the balance sheet for discontinued operations
  at December 31......................................................     24.9        --     47.4      --
                                                                       --------  --------  -------  ------
Net amount recognized in the balance sheet at December 31............. $  (48.1) $  (28.4) $ (94.6) $(88.3)
                                                                       ========  ========  =======  ======

                                FMC CORPORATION

   The following table summarizes the assumptions used and the components of net annual benefit cost (income) for the years ended December 31:

                                                            Year Ended December 31
                                                 -------------------------------------------
                                                        Pensions            Other Benefits
                                                 ----------------------  -------------------
                                                  1999    2000    2001    1999   2000   2001
                                                 ------  ------  ------  -----  -----  -----
Assumptions as of September 30:
   Discount rate................................   7.50%   7.50%   7.00%  7.50%  7.50%  7.00%
   Expected return on assets....................   9.25%   9.25%   9.25%    --     --     --
   Rate of compensation increase................   5.00%   4.25%   4.25%    --     --     --
Components of net annual benefit cost (in millions):
   Service cost................................. $ 17.9  $ 12.3  $ 12.0  $ 1.4  $ 1.2  $ 0.9
   Interest cost................................   45.8    48.0    46.8    5.0    5.3    5.6
   Expected return on plan assets...............  (55.2)  (56.4)  (55.1)    --     --     --
   Amortization of transition asset.............  (15.8)  (16.0)   (4.9)    --     --     --
   Amortization of prior service cost...........    3.0     2.9     2.0   (6.1)  (6.1)  (6.0)
   Recognized net actuarial (gain) loss.........   (0.6)   (1.4)   (1.2)    --   (0.3)  (0.3)
Curtailment and settlement......................     --     0.2     4.2     --     --     --
                                                 ------  ------  ------  -----  -----  -----
Net annual benefit cost (income) from continuing
  operations.................................... $ (4.9) $(10.4) $  3.8  $ 0.3  $ 0.1  $ 0.2
Net annual benefit cost from discontinued
  operations....................................    8.0     5.0      --    0.7    0.2     --
                                                 ------  ------  ------  -----  -----  -----
Net annual benefit cost (income)................ $  3.1  $ (5.4) $  3.8  $ 1.0  $ 0.3  $ 0.2
                                                 ======  ======  ======  =====  =====  =====

   The change in the discount rate used in determining domestic pension and other postretirement benefit obligations from 7.50 percent to 7.00 percent increased the projected pension and other postretirement benefit obligations by $39.6 million and $4.4 million, respectively, at December 31, 2001.

   Effective May 1, 2001, in connection with the IPO of Technologies, the company transferred $251.5 million in qualified domestic pension plan assets to Technologies' pension trust. As a result of the transfer, the company's qualified pension plan obligation was reduced by $262.3 million. This initial allocation of assets and obligations between the company's and Technologies' plans and trusts was estimated. The final allocation of obligations following agreements entered into by the company and Technologies pursuant to the separation and in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") guidelines will be determined during 2002. Also in connection with the IPO of Technologies, the benefit obligation for the company's nonqualified pension plans was reduced by approximately $21.0 million. The company also transferred $77.4 million in foreign pension plan assets to Technologies' foreign plans and trusts, which in turn reduced the company's foreign pension plan obligation by approximately $78.0 million. In addition, effective December 31, 2001, a portion of the company's domestic other postretirement benefit obligations was assumed by Technologies.

   In connection with the 1999 divestiture of the process additives business (Note 5), the company transferred $8.7 million in qualified domestic pension plan assets to the buyer's pension plan during 2001, and in turn reduced the company's qualified pension plan obligation by $8.3 million.

   The postretirement medical obligations shown reflect a change in the assumed medical trend rate effective December 31, 2001. For measurement purposes, 10 percent and 12 percent increases in the per capita cost of

                                FMC CORPORATION
health care benefits for pre-65 and post-65 retirees, respectively, were assumed for 2002, grading down to an ultimate rate of 6 percent in 2009 and later years. The ultimate rate assumption used previously was 5 percent for 2001 and later years.

   The change in the rate of compensation increase used in determining pension plan obligations from 5.00 percent to 4.25 percent decreased the projected benefit obligation by approximately $20.0 million at December 31, 2000.

   Assumed health care cost trend rates have an effect on the amounts reported for the health care plan. A one-percentage point change in the assumed health care cost trend rates would have the following effects at December 31, 2001:

                                                   One Percentage One Percentage
                                                   Point Increase Point Decrease
                                                   -------------- --------------
                                                           (In Millions)
Effect on total of service and interest cost
  components of net annual benefit cost (income)..      $0.2          $(0.1)
Effect on postretirement benefit obligation.......      $2.4          $(2.1)

   The company has adopted SFAS No. 87, "Employer's Accounting for Pensions," for its defined benefit plans for substantially all employees in the United Kingdom and Canada. The financial impact of compliance with SFAS No. 87 for other non U.S. pension plans is not materially different from the locally reported pension expense. The cost of providing pension benefits for foreign employees, net of the cost associated with Technologies' foreign pension plans in 1999 and 2000, was $6.7 million in 1999, $1.2 million in 2000 and $1.6 million in 2001.

   As a result of the 1999 divestiture of the process additives business (Note
5), the FMC United Kingdom pension plan transferred $47.6 million of assets and liabilities to the buyer's pension plan in September 2000.

   In April 2000, the company formed Astaris, a joint venture (Note 4). As a result, the former Phosphorus Chemical Division's active employees began receiving benefits under Astaris plans and are not accruing further benefit in the FMC plan, the effect of which was a reduction in annual service cost of approximately $2.0 million. Under the joint venture agreement, Astaris agreed to fund an equal portion of FMC's and Solutia's future postretirement benefit payments. FMC's receivable from Astaris, representing the minimum amount of cash to be received under this portion of the agreement, amounted to $18.9 million at December 31, 2000 and $17.4 million at December 31, 2001, and is included as part of the company's recorded investment in the joint venture.

   FMC Corporation Savings and Investment Plan. The FMC Corporation Savings and Investment Plan (formerly known as the FMC Employees' Thrift and Stock Purchase
Plan) is a qualified salary-reduction plan under Section 401(k) of the Internal Revenue Code in which substantially all domestic employees of the company may participate by contributing a portion of their compensation. The company matches contributions up to specified percentages of each employee's compensation depending on how the employee allocates his or her contributions. On September 28, 2001, in connection with the spin-off of Technologies, the company transferred the 401(k) plan assets relating to Technologies' plan participants to a separate trust established for the Technologies' Savings and Investment Plan. Charges against income for the company's matching contributions, net of forfeitures and net of matching contributions associated with Technologies (for 1999 and 2000 only) were $8.4 million in 1999, $7.7 million in 2000, and $7.3 million in 2001.

                                FMC CORPORATION

Note 13  Environmental Obligations

   FMC is subject to various federal, state and local environmental laws and regulations that govern emissions of air pollutants, discharges of water pollutants, and the manufacture, storage, handling and disposal of hazardous substances, hazardous wastes and other toxic materials. The company is also subject to liabilities arising under CERCLA and similar state laws that impose responsibility on persons who arranged for the disposal of hazardous substances, and on current and previous owners and operators of a facility for the clean-up of hazardous substances released from the facility into the environment. In addition, the company is subject to liabilities under the RCRA and analogous state laws that require owners and operators of facilities that treat, store or dispose of hazardous waste to follow certain waste management practices and to clean up releases of hazardous waste into the environment associated with past or present practices.

   FMC has been named a PRP at 27 sites on the government's National Priority List. In addition, the company also has received notice from the EPA or other regulatory agencies that the company may be a PRP, or PRP equivalent, at other sites, including 55 sites at which the company has determined that it is reasonably possible that it has an environmental liability. FMC, in cooperation with appropriate government agencies, is currently participating in, or has participated in, RI/FS or their equivalent at most of the identified sites, with the status of each investigation varying from site to site. At certain sites, RI/FS have just begun, providing limited information, if any, relating to cost estimates, timing, or the involvement of other PRPs; whereas, at other sites, the studies are complete, remedial action plans have been chosen, or RODs have been issued.

   Environmental liabilities consist of obligations relating to waste handling and the remediation and/or study of sites at which the company is alleged to have disposed of hazardous substances. These sites include current operations, previously operated sites, and sites associated with discontinued operations. The company has provided reserves for potential environmental obligations that management considers probable and for which a reasonable estimate of the obligation could be made. Accordingly, total reserves of $232.0 million and $260.4 million, respectively, before recoveries, were recorded at December 31, 2000 and 2001. The long-term portion of these reserves is included in the reserve for discontinued operations and other liabilities on the consolidated balance sheets and amounted to $222.0 million and $244.1 million at December 31, 2000 and 2001, respectively. In addition, the company has estimated that reasonably possible environmental loss contingencies may exceed amounts accrued by as much as $70.0 million at December 31, 2001.

   The company's total environmental reserves include $218.3 million and $245.7 million for remediation activities and $13.7 million and $14.7 million for RI/FS costs at December 31, 2000 and 2001, respectively. For the years 1999, 2000 and 2001, FMC charged $20.9 million, $44.3 million and $31.3 million, respectively, against established reserves for remediation spending, and $43.3 million, $9.2 million and $12.1 million, respectively, against reserves for spending on RI/FS. FMC anticipates that the remediation and RI/FS expenditures for current operating, previously operated and other sites will continue to be significant for the foreseeable future.

   To ensure FMC is held responsible only for its equitable share of site remediation costs, FMC has initiated, and will continue to initiate, legal proceedings for contributions from other PRPs. FMC has recorded recoveries, representing probable realization of claims against insurance companies, U.S. government agencies and other third parties, of $46.9 million and $41.3 million, respectively, at December 31, 2000 and 2001 (all of which is recorded as an offset to the reserve for discontinued operations and other liabilities). Cash recoveries for the years 1999, 2000 and 2001 were $56.9 million, $14.2 million and $12.5 million, respectively. Recoveries in 1999 included a settlement with a consortium of FMC's general liability insurance carriers. During 2000 and 2001, the company recognized additional receivables for recoveries of $0.9 million and $6.9 million, respectively.

                                FMC CORPORATION

   On October 21, 1999, the Federal District Court for the Western District of Virginia approved a consent decree signed by the company, the EPA (Region III) and the DOJ regarding past response costs and future clean- up work at the discontinued fiber-manufacturing site in Front Royal, Virginia. As part of a prior settlement, government agencies are expected to reimburse FMC for approximately one third of the clean-up costs due to the government's role at the site. FMC's $70 million portion of the settlement was charged to earnings in 1998 and prior years.

   In the second quarter of 2000, FMC recorded a charge of $12.5 million (net of $0.9 million of anticipated recoveries) to provide additional reserves for ongoing remediation of several phosphorus properties. Although these properties are part of the Astaris joint venture (Note 4), FMC retains certain remedial liabilities associated with the properties. In the fourth quarter of 1999, FMC provided $25.9 million (net of recoveries of $8.9 million), for environmental costs of discontinued operations (Note 3). FMC also provided $1.6 million related to environmental costs of continuing operations in 1999.

   In October of 2001, the Astaris joint venture announced its plans to cease production at the Pocatello, Idaho elemental phosphorus facility. FMC is responsible for decommissioning of the plant and remediation of the site at an estimated incremental after-tax cost (net of expected recoveries from Astaris) of $46.7 million, which the company has reserved at December 31, 2001. The estimated closure and remediation costs include the remaining costs of compliance with a June 1999 Consent Decree settling outstanding violations under RCRA at the Pocatello facility and costs to be incurred under a 1998 ROD under CERCLA which addresses previously closed ponds on the Pocatello facility portion of the Eastern Michaud Flats Superfund Site. FMC had previously signed a Consent Decree under CERCLA to implement this ROD, which was lodged in court on July 21, 1999. On August 3, 2000, the Department of Justice ("DOJ") withdrew the CERCLA Consent Decree and announced that it needed to review the administrative record supporting its remedy selection decision. FMC believes its reserves for environmental costs adequately provide for the estimated costs of the existing ROD for the site, the expenses previously described related to the RCRA Consent Decree and the incremental costs associated with the decommissioning and remediation of the facility associated with the cessation of production. Management cannot predict the potential changes in the scope of the ROD, if any, resulting from the EPA's remedy review, nor estimate the potential incremental costs, if any, of such changes.

   In October 2001, the company made a $30.0 million payment into a fund for the Shoshone-Bannock Tribes as a result of a second quarter agreement to support a proposal to amend the RCRA Consent Decree permitting the earlier closure of the largest remaining waste disposal pond at Pocatello. The company reserved $40.0 million in the second quarter of 2001 for this payment. The remaining balance of the reserve will be paid in five equal annual installments starting in 2002.

   Although potential environmental remediation expenditures in excess of the current reserves and estimated loss contingencies could be significant, the impact on the company's future financial results is not subject to reasonable estimation due to numerous uncertainties concerning the nature and scope of contamination at many sites, identification of remediation alternatives under constantly changing requirements, selection of new and diverse clean-up technologies to meet compliance standards, the timing of potential expenditures, and the allocation of costs among PRPs as well as other third parties.

   The liabilities arising from potential environmental obligations that have not been reserved for at this time may be material to any one quarter or year's results of operations in the future. Management, however, believes any liability arising from potential environmental obligations is not likely to have a material adverse effect on the company's liquidity or financial condition and may be satisfied over the next 20 years or longer.

   Regarding current operating sites, the company spent $64.0 million, $79.4 million and $87.4 million for the years 1999, 2000 and 2001, respectively, on capital projects relating to environmental control facilities, the

                                FMC CORPORATION
majority of which is associated with the RCRA Consent Decree discussed above. The company expects to spend approximately $15.9 million and $12.1 million in 2002 and 2003, respectively. Additionally, in 1999, 2000 and 2001, FMC spent $61.1 million, $44.0 million and $35.9 million, respectively, for environmental compliance costs, which are an operating cost of the company and are not covered by established reserves.

Note 14  Incentive Compensation Plans

   The FMC 1995 Management Incentive Plan and the FMC 1995 Stock Option Plan, approved by the stockholders on April 21, 1995, provided certain incentives and awards to key employees. In 2000, the Compensation and Organization Committee of the Board of Directors (the "Committee") which, subject to the provisions of the plans, reviews and approves financial targets, and the times and conditions for payment, adopted the FMC Corporation Stock Appreciation Rights and Phantom Stock Plan to provide equity-based cash compensation to foreign employees. Effective February 16, 2001, the FMC 1995 Management Incentive Plans and the FMC Corporation Stock Appreciation Rights and Phantom Stock Plans were merged with, and into, the FMC 1995 Stock Option Plan. The merged plan was restated and renamed the FMC Corporation Incentive Compensation and Stock Plan (the "Plan") and was approved by the stockholders on April 20, 2001. The provisions for incentives under the Plan provide for the grant of multi-year incentive awards payable partly in cash and partly in common stock.

   The provisions under the Plan and its predecessor plans for stock options provide for regular grants of common stock options, which may be incentive and/or nonqualified stock options. The exercise price for stock options is not less than the fair market value of the stock at the date of grant. Options are exercisable at the time designated by the Committee in the option (four years for grants prior to 1995 and three years for grants during 1995 and thereafter). Incentive and nonqualified options expire not later than 10 years from the grant date (15 years for grants prior to 1996).

   Under the plans adopted in 1995, three million shares became available for awards and options granted in 1995 and later years. These shares are in addition to the shares available from the predecessor plans. Cancellation (through expiration, forfeiture or otherwise) of outstanding awards and options granted after 1989 increases the shares available for future awards or grants. On February 16, 2001, the Committee approved an additional 800,000 shares for use under the Plan. At December 31, 2001, 2.3 million shares were available for future use under these plans. On February 14, 2002, the Committee approved an adjustment to the share allocation, increasing it to 4.4 million, based on a conversion factor of approximately 1.9, to reflect the change in the value of the stock options and restricted shares following the spin-off of Technologies. The Plan was also amended to change the total number of shares under the Plan from 3.8 million to 7.2 million.

   The company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the Plan. Had compensation cost for options under the Plan been determined based on the fair value at the grant date for awards in 1999, 2000 and 2001, consistent with the provisions of SFAS No. 123, the company's net income and diluted earnings per share for the three years ended December 31, 2001 would have been reduced to the pro forma amounts indicated below:

                                                       1999   2000    2001
                                                      ------ ------ -------
                                                      (Net Income (Loss) in
                                                            Millions)
   Net income (loss)--as reported.................... $212.6 $110.6 $(337.7)
   Net income (loss)--pro forma...................... $211.2 $109.8 $(344.1)
   Diluted earnings (loss) per share--as reported.... $ 6.57 $ 3.50 $(10.86)
   Diluted earnings (loss) per share--pro forma...... $ 6.52 $ 3.48 $(11.07)

                                FMC CORPORATION

   For 1999 and 2000, pro forma net income and pro forma diluted earnings per share have been reclassified to reflect the changes in stock-based compensation related to the distribution of net assets related to the spin-off of Technologies (Note 2).

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999, 2000 and 2001, respectively: dividend yield of 0 percent for all years; expected volatility of 22.9 percent, 30.7 percent and 33.0 percent; risk-free interest rates of 5.1 percent, 6.7 percent and 4.8 percent; and expected lives of 5 years for all grants. The weighted average fair value of stock options, calculated using the Black-Scholes option-pricing model, granted during the years ended December 31, 1999, 2000 and 2001 was $15.07, $19.94 and $27.75, respectively.

   The tables and discussion below reflect revised share amounts and prices, using a conversion factor of 1.9 established on December 31, 2001, based on a ratio of FMC and Technologies closing stock prices on that date, following the spin-off of Technologies (Note 2).

   The following summary shows stock option activity for the three years ended December 31, 2001:

                                                        Number of Shares          Weighted-Average
                                                   Optioned But Not Exercised Exercise Price Per Share
                                                   -------------------------- ------------------------
                                                             (Number of Shares in Thousands)
December 31, 1998
   (3,306 shares exercisable).....................            6,013                    $28.77
   Granted........................................              667                    $25.18
   Exercised......................................             (204)                   $21.68
   Forfeited......................................             (299)                   $32.68
                                                             ------                    ------
December 31, 1999
   (3,857 shares exercisable).....................            6,177                    $28.42
   Granted........................................              385                    $26.69
   Exercised......................................             (505)                   $22.89
   Forfeited......................................             (197)                   $32.59
                                                             ------                    ------
December 31, 2000
   (4,118 shares exercisable).....................            5,860                    $28.65
   Granted........................................              793                    $38.65
   Exercised......................................             (971)                   $24.69
   Forfeited......................................             (128)                   $31.38
   Cancelled due to spin-off of Technologies......           (1,699)                   $38.85
                                                             ------                    ------
December 31, 2001
   (2,716 shares exercisable).....................            3,855                    $30.84
                                                             ======                    ======

   The following tables summarize information about fixed-priced stock options outstanding at December 31, 2001:

                                               Options Outstanding
                         ----------------------------------------------------------------
                          Number Outstanding  Weighted-Average Remaining Weighted-Average
                         at December 31, 2001      Contractual Life       Exercise Price
Range of Exercise Prices    (in Thousands)            (in Years)            Per Share
------------------------ -------------------- -------------------------- ----------------
     $15.47-$23.60......          344                    3.7                  $16.96
     $24.26-$31.28......        1,423                    7.1                  $25.82
     $32.13-$37.31......        1,386                    5.2                  $35.35
     $38.42-$43.28......          702                    9.1                  $38.90
                                -----                    ---                  ------
        Total...........        3,855                    6.5                  $30.84
                                =====                    ===                  ======

                                FMC CORPORATION

                                        Options Exercisable
                               -------------------------------------
                                Number Exercisable  Weighted-Average
                               at December 31, 2001  Exercise Price
Range of Exercise Prices          (in thousands)       Per Share
------------------------       -------------------- ----------------
$ 15.47-$23.60................          344              $16.96
$ 24.26-$32.13................        1,462              $27.90
$ 34.36-$43.28................          910              $37.05
                                      -----              ------
   Total......................        2,716              $29.58
                                      =====              ======

   On January 2, 2002, an additional 155,380 shares became exercisable at prices ranging from $25.18 to $25.31 with an expiration date of March 22, 2009.

   Under the Plan, discretionary awards of restricted stock may be made to selected employees. The awards vest over a period designated by the Committee, with payment conditional upon continued employment. Compensation cost is recognized over the vesting period based on the market value of the stock on the date of the award. At December 31, 2001, 486,436 shares of restricted stock were outstanding under the plan.

   Under the FMC Deferred Stock Plan for Non-Employee Directors, a portion of the annual retainer for these directors was deferred and paid in the form of shares of the company's common stock upon retirement or other termination of their directorships. Effective January 1, 1997, the Board of Directors approved a comprehensive compensation plan that terminated the retirement plan for directors and increased the proportion of director compensation paid in common stock of the company. Benefits provided for and earned under the former plan were converted into stock units payable in shares of common stock of the company upon retirement from the Board based on the fair market value of the common stock on December 31, 1996. At December 31, 2001, stock units representing an aggregate of 37,718 shares of stock were credited to the non-employee directors' accounts. In 1998 and 1999, non-employee directors were also granted options to purchase shares of stock at the fair market value of the stock at the date of grant. At December 31, 2001, options for 46,040 shares were outstanding at prices ranging from $33.76 to $40.56. These grants vested one year from the grant date and expire after ten years. Beginning in 2000, non-employee directors were paid in restricted stock units in lieu of stock options. The restriction on these shares lapsed on April 20, 2001. The shares, however, will not be paid out until retirement from the Board. At December 31, 2000 and December 31, 2001 units representing 15,251 shares and 14,941 shares of stock were outstanding, respectively.

Note 15  Stockholders' Equity

   On December 31, 2001 the company distributed its remaining 83 percent ownership in Technologies. The distribution was tax free. Each stockholder of record as of December 12, 2001 received approximately 1.72 shares of Technologies stock for every share of FMC stock. Total shares of Technologies' stock distributed were 53,950,000. The company recorded the distribution through a $509.5 million decrease in retained earnings and a $115.0 million decrease in the cumulative translation loss.

                                FMC CORPORATION

   The following is a summary of FMC's capital stock activity over the past three years:

                                                   Common  Treasury
                                                   Stock    Stock
                                                   ------  --------
                                                   (Number of Shares
                                                    in Thousands)
December 31, 1998................................. 38,189   5,486
Stock options and awards..........................    143      --
Stock for employee benefit trust, net.............     --      12
Stock repurchases.................................     --   2,470
                                                   ------   -----
December 31, 1999................................. 38,332   7,968
Stock options and awards..........................    290      --
Stock for employee benefit trust, net.............     --      10
                                                   ------   -----
December 31, 2000................................. 38,622   7,978
Stock options and awards..........................    612      --
Stock for employee benefit trust, net.............     --     (70)
Stock Repurchase..................................     --      21
                                                   ------   -----
December 31, 2001................................. 39,234   7,929
                                                   ======   =====

   During 1999, approximately 2.5 million shares were acquired under the company's stock repurchase plans at an aggregate cost of $135.9 million. Shares of common stock repurchased and contributed to a trust for an employee benefit program (net of shares resold as needed to administer the plan) were 11,783 shares in 1999 and 9,470 shares in 2000 at a cost of approximately $0.5 million and $0.6 million, respectively.

   At December 31, 2001, 8.9 million shares of unissued FMC common stock were reserved for stock options and awards.

   At December 31, 2000 and 2001, accumulated other comprehensive loss consisted of cumulative foreign currency translation losses of $234.4 million and $158.6 million and minimum pension liability adjustments of $0.7 million and $0.1 million, respectively. Also included in 2001 accumulated other comprehensive loss was a $16.6 million loss, net of taxes of $10.2 million related to the decrease in the fair value of currency and energy cash flow hedges (Notes 1 and 17).

   Covenants of the revolving credit facility agreement (Note 11) contain minimum net worth and other requirements, with which FMC was in compliance as of December 31, 2001.

   On February 22, 1986, the Board of Directors of the company declared a dividend distribution to each holder of record of common stock as of March 7, 1986, of one Preferred Share Purchase Right for each share of common stock outstanding on that date. Each right entitles the holder to purchase, under certain circumstances related to a change in control of the company, one one-hundredth of a share of Junior Participating Preferred Stock, Series A, without par value, at a price of $300 per share (subject to adjustment), subject to the terms and conditions of a Rights Agreement dated February 22, 1986 as amended through February 9, 1996. The rights expire on March 7, 2006, unless redeemed by the company at an earlier date. The redemption price of $.05 per right is subject to adjustment to reflect stock splits, stock dividends or similar transactions. The company has reserved 400,000 shares of Junior Participating Preferred Stock for possible issuance under the agreement.

                                FMC CORPORATION

Note 16  Foreign Currency

   The value of the U.S. dollar and other currencies in which FMC operates continually fluctuate. The company's results of operations and financial positions for all the years presented have been affected by such fluctuations. The company enters into certain foreign exchange contracts to mitigate the financial risk associated with this fluctuation (Note 17). These contracts typically qualify for hedge accounting under SFAS No. 133 (Notes 1 and 17). The company does not hedge 100 percent of its currency transactions or monetary assets and liabilities.

   Net income (loss) for 1999, 2000 and 2001 included aggregate transactional foreign currency gains. These gains of $2.2 million, $4.6 million and $0.1 million, respectively, excluded gains (losses) of the change in fair value related to the settling and ineffectiveness of cash flow hedges and gains (losses) related to the change in fair value of foreign currency contracts not qualifying as hedges (Note 17). Other comprehensive income (loss) for 1999, 2000 and 2001 included a loss of $61.9 million, $69.8 million and $12.5 million, respectively.

Note 17  Financial Instruments and Risk Management

   The company's financial instruments include cash and cash equivalents, trade receivables, other current assets, accounts payable, and amounts included in investments and accruals meeting the definition of financial instruments. These financial instruments are stated at their carrying value which is a reasonable estimate of fair value.

   The following table of the estimated fair value of financial instruments is based on estimated fair-value amounts that have been determined using available market information and appropriate valuation methods. Accordingly, the estimates presented may not be indicative of the amounts that FMC would realize in a current market exchange and do not represent potential gains or losses on these agreements.

                                                     December 31, 2000
                                                   --------------------
                                                    Carrying  Estimated
                                                     Amount   Fair Value
                                                   ---------  ----------
                                                       (In Millions)
Assets (liabilities)
   Foreign exchange forward contracts............. $     1.9   $  (2.4)
   Energy forward contracts....................... $      --   $  27.6
   Debt........................................... $(1,007.5)  $(972.5)

                                                     December 31, 2001
                                                   --------------------
                                                    Carrying  Estimated
                                                     Amount   Fair Value
                                                   ---------  ----------
                                                       (In Millions)
Assets (liabilities)
   Foreign exchange forward contracts............. $     3.2   $   3.2
   Energy forward contracts....................... $   (29.1)  $ (29.1)
   Debt........................................... $  (923.5)  $(919.8)

   Fair values of debt have been determined through a combination of management estimates and information obtained from independent third parties using market data, such as bid/ask spreads on the last business day of the year.

   Derivative financial instruments. The company conducts its business in many foreign countries, exposing earnings, cash flows, and the company's financial position to a series of foreign currency risks. The majority of

                                FMC CORPORATION
these risks originate through foreign currency transactions. The company is also exposed to risks in energy costs due to fluctuations in energy prices.

   FMC's policy is to minimize its cash flow exposure to adverse changes in currency, energy prices and exchange rates. This is accomplished through a controlled program of risk management that includes the use of derivative financial instruments. The company's objective is to maintain economically balanced currency risk management strategies and energy risk management strategies that provide adequate protection from significant fluctuations in the currency and energy markets.

   The company enters into foreign exchange contracts, including forwards, options combination and purchased option contracts, to reduce the cash flow exposure of foreign currency fluctuations associated with monetary assets and liabilities and highly anticipated transactions. The company also enters into such contracts in an effort to mitigate energy cost variances.

   Hedge ineffectiveness and the portions of derivative gains and losses excluded from assessments of hedge effectiveness related to the company's outstanding cash flow hedges and which were recorded to earning for the year ended December 31, 2001, were less than $0.1 million. Changes in fair value of derivatives qualifying as cash flow hedges are recorded in accumulated other comprehensive income. At December 31, 2001 the net deferred after-tax hedging loss in accumulated other comprehensive income was $16.6 million, of which approximately $11.7 million in losses is expected to be realized in earnings over the next twelve months ending December 31, 2002, at the time the underlying hedging transactions are realized. At various times subsequent to December 31, 2002 the company expects losses from cash flow hedge transactions to total, in the aggregate, approximately $4.9 million. The company recognized its derivative gains and losses in the cost of sales line of the consolidated statements of income.

   The company continues to hold certain forward contracts that have not been designated as hedging instruments. Contracts used to hedge the exposure to foreign currency fluctuations associated with certain monetary assets and liabilities are not designated as hedging instruments, and changes in the fair value of these items are recorded in earnings. The net gain recorded in earnings, in cost of goods sold, for contracts not designated as hedging instruments through December 31, 2001 was $1.2 million.

   Fair values relating to derivative financial instruments reflect the estimated amounts that the company would receive or pay to terminate the contracts at the reporting date based on quoted market prices of comparable contracts as of December 31, 2000 and 2001. At December 31, 2000 and 2001, derivative financial instruments consisted primarily of foreign exchange forward contracts and energy forward contracts.

   As of December 31, 2000 and 2001, the company held foreign exchange forward contracts with notional amounts of $187.5 million and $1,227.1 million, respectively, in which foreign currencies (primarily Norwegian krone, euro, and British pound sterling, in 2000 and Norwegian krone, euro,British pound, Japanese yen and Singapore dollar in 2001) were purchased, and approximately $314.7 million and $1,309.9 million, respectively, in which foreign currencies (primarily euro, Swedish krona, British pound sterling, and Japanese yen in 2000 and euro, Norwegian krone, Swedish Krona, British pound sterling, Brazilian real and Japanese yen in 2001) were sold. Notional amounts are used to measure the volume of derivative financial instruments.

   Financial guarantees and letter of credit commitments. FMC is a party to various financial instruments with off-balance-sheet risk as part of its normal course of business, including financial guarantees and contractual commitments to extend financial guarantees under letters of credit and other assistance to its customers and the customers of its related parties (Notes 18 and 19). Decisions to extend financial guarantees to its customers, and

                                FMC CORPORATION
the amount of collateral required under these guarantees, is based on management's evaluation of creditworthiness on a case-by-case basis. These financial instruments represent elements of credit risk, which are not recognized on FMC's consolidated balance sheet.

   FMC believes exposure to credit losses in the event of nonperformance by other parties is remote; therefore, the notional amounts listed below are not expected to represent future cash requirements.

   The table below displays amounts related to FMC's financial guarantees and contractual commitments to extend financial guarantees and other assistance as of December 31, 2001.

                                                         December 31, 2001
                                                        ------------------
                                                        Carrying Estimated
                                                         Amount  Fair Value
                                                        -------- ----------
                                                           (In Millions)
     Technologies performance guarantees...............  $   --   $(289.0)
     Brazilian customer guarantees.....................  $   --   $ (10.0)
     Guarantees of vendor financing....................  $(56.0)  $ (56.0)
     Astaris guarantee.................................  $   --   $(111.9)

Note 18  Related Party Transactions

   FMC's chemical and machinery businesses became two independent companies in 2001 through the spin-off of Technologies (see Note 2 for discussion of FMC's reorganization plan). Prior to Technologies' IPO, FMC and Technologies entered into certain agreements, which are described below, for purposes of governing the ongoing relationship between the two companies at and after the date of the Technologies separation from FMC.

   After the reorganization and spin-off activities described in Note 2, FMC and Technologies continued to be related in several general and administrative areas. The Separation and Distribution Agreement dated as of May 31, 2001 (the "SDA") includes provisions intended to govern this ongoing relationship by establishing indemnity responsibilities, allocating responsibility for costs of the IPO and distribution, and establishing a process for the assignment of certain operating costs both prior to and after the IPO. The Agreement also identified the assets to be transferred and the liabilities to be assumed by Technologies prior to the IPO.

   According to the SDA, costs related to the IPO were the responsibility of Technologies and costs related to the distribution of Technologies shares were the responsibility of FMC. These distribution costs, which were borne by FMC, were immaterial. The two companies also agreed to equally share most general and administrative costs prior to the distribution, with FMC's share of these expenses totaling $31.3 million in 2001.

   The SDA provided for FMC and Technologies to enter into arrangements to govern the various interim relationships between the two companies.

   A transition service agreement between FMC and Technologies, the provisions of which will largely terminate on December 31, 2002, governs the provisions between the two companies of certain support services such as cash management, accounting, tax, payroll, legal and other corporate, general and administrative functions.

   FMC and Technologies entered into a tax sharing agreement wherein each company is obligated for those taxes associated with their respective businesses, determined as if each company filed its own consolidated, combined or unitary tax returns for any period where Technologies is included in the consolidated, combined or

                                FMC CORPORATION
unitary tax return of FMC or its subsidiaries. Additionally, responsibility for all taxes for periods prior to the spin-off will be determined in the same manner. If, within thirty months following the spin-off, Technologies breaches any representations in the tax sharing agreement relating to the favorable ruling FMC received from the IRS regarding the tax-free nature of the spin-off; takes or fails to take any action that causes such representations to be untrue; engages in a sale of substantially all of its assets; undergoes a change of control; or, discontinues the conduct of its business, the spin-off may be taxable to FMC. In the event the spin-off is determined to be taxable to FMC as a result of any of the foregoing, Technologies will be required to indemnify FMC for any resulting taxes, which would likely be material to FMC's liquidity, results of operations and financial condition.

   FMC and Technologies agreed that they would share insurance coverage under FMC's comprehensive general liability and property policies during 2001 and 2002. FMC and Technologies will also share, on an equal basis, past insurance policies, subject to reservation of disproportionate coverage in favor of FMC for all prior policy periods up to 1985. This is to recognize certain legacy liabilities retained by FMC. If either company uses more than its share of the policy coverage, it must indemnify the other company to ensure that the indemnified company's share of policy coverage is unaffected.

   FMC agreed to guaranty the performance by Technologies of certain obligations under a number of contracts, debt instruments, and reimbursement agreements. The latter agreements are associated with certain letters of credit. Prior to the spin-off, these obligations related to the businesses of Technologies. As of December 31, 2001, these guaranteed obligations totaled $289.0 million. Under the SDA, Technologies agreed to indemnify FMC for these obligations.

   As of the distribution on December 31, 2001, and as of this date, a portion of the previously identified shared costs and transitional costs have not been finalized. A payable to Technologies for an outstanding amount of $4.7 million is included in the December 31, 2001 consolidated balance sheet, but is subject to final approval by both parties. In addition to these costs, FMC and Technologies paid certain earnings distributions related to the reorganization of a number of subsidiaries that had resulted from the spin-off.

   FMC and Technologies generally did not engage in any inter-company commercial transactions; accordingly, there were no significant intercompany purchases, sales, receivables or payables in 1999, 2000, or 2001 from transactions of a commercial nature.

   FMC's Board of Directors has several members who will serve on Technologies' Board of Directors. They include: B.A. Bridgewater, Jr., Robert N. Burt, Edward
J. Mooney, William F. Reilly and James R. Thompson. Robert N. Burt is the former Chief Executive Officer of FMC and will continue to serve as an FMC director.

   The company sells trade receivables without recourse through its wholly owned, bankruptcy-remote subsidiary, FMC Funding Corporation. This subsidiary then sells the receivables to a securitization company under an accounts receivable financing facility on an ongoing basis. These transactions resulted in reductions of accounts receivable of $113.0 million and $79.0 million at December 31, 2000 and 2001, respectively. Net discounts recognized on sales of receivables are included in selling, general and administrative expenses in the consolidated statements of income and amounted to $1.6 million, $0.2 million and $0.8 million for the years ended December 31, 1999, 2000 and 2001, respectively. The agreement for the sale of accounts receivable provides for continuation of the program on a revolving basis expiring in November 2002.

Note 19  Commitments and Contingent Liabilities

   FMC leases office space, plants and facilities, and various types of manufacturing, data processing and transportation equipment. Leases of real estate generally provide for payment of property taxes, insurance and

                                FMC CORPORATION
repairs by FMC. Capital leases are not significant. Rent expense under operating leases amounted to $20.5 million, $17.7 million and $13.0 million in 1999, 2000 and 2001, respectively. Rent expense is net of credits (received for the use of leased transportation assets) of $20.4 million, $18.6 million and $20.6 million in 1999, 2000 and 2001, respectively.

   Minimum future rentals under noncancelable leases aggregated approximately $199.9 million as of December 31, 2001 and are estimated to be payable as follows: $25.8 million in 2002, $24.9 million in 2003, $23.3 million in 2004, $22.7 million in 2005, $17.4 million in 2006 and $85.8 million thereafter. Minimum future rentals for transportation assets included above aggregated approximately $145.9 million, against which the company expects to continue to receive credits to substantially defray its rental expense.

   In connection with the finalization of Astaris' external financing agreement during the third quarter of 2000, FMC provided an agreement to lenders of Astaris under which the company has agreed to make equity contributions to Astaris sufficient to make up one half of any short-fall in Astaris earnings below certain levels. Astaris earnings did not meet the agreed levels for 2001 and the company does not expect that such earnings will meet the levels agreed for 2002. The company contributed $31.3 million to Astaris under this arrangement in 2001 and expects to contribute a similar amount in 2002. The proportional amount of Astaris indebtedness subject to this agreement from FMC at December 31, 2001 was $111.9 million.

   In October 2000, the company announced an agreement to settle a lawsuit related to its discontinued Defense Systems business. As a result, the company recorded $65.7 million (net of income taxes of $14.3 million) in its results of discontinued operations during the quarter ended September 30, 2000. After receiving approval from the DOJ and the U.S. District Court, the company paid approximately $80.0 million to settle the lawsuit in January 2001.

   The company provides guarantees to financial institutions on behalf of certain Agricultural Products customers, principally in Brazil, for their seasonal borrowing. The customers' obligations to FMC are largely secured by liens on their crops. Losses under these programs have been minimal. The total of these guarantees were $51.8 million recorded on the consolidated balance sheets as "Guarantees of Vendor Financing" at December 31, 2000 and $56.0 million at December 31, 2001.

   The company also provides guarantees to financial institutions on behalf of certain Agricultural Products customers in Brazil to support their importation of third party agricultural products. This guarantee program was implemented in 2001 and guarantees at December 31, 2001 were $10.0 million.

   The company also has certain other contingent liabilities arising from litigation, claims, performance guarantees and other commitments incident to the ordinary course of business. Management believes that the ultimate resolution of its known contingencies will not materially affect the consolidated financial position, results of operations or cash flows of FMC.

                                FMC CORPORATION

Note 20  Business Segment and Geographic Data

                                                      Year Ended December 31
                                         ------------------------------------------------
                                           1997      1998      1999      2000      2001
                                         --------  --------  --------  --------  --------
                                                           (In millions)
Revenue
   Agricultural Products................ $  637.6  $  647.8  $  632.4  $  664.7  $  653.1
   Specialty Chemicals..................    604.8     598.2     564.5     488.8     472.0
   Industrial Chemicals.................  1,012.0   1,138.4   1,141.3     905.6     822.0
   Eliminations.........................    (27.0)    (27.5)    (17.7)     (8.8)     (4.1)
                                         --------  --------  --------  --------  --------
       Total............................ $2,227.4  $2,356.9  $2,320.5  $2,050.3  $1,943.0
                                         ========  ========  ========  ========  ========
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of changes in
  accounting principle
Agricultural Products................... $   35.1  $   76.3  $   64.3  $   87.8  $   72.8
Specialty Chemicals.....................     77.2      77.9      73.5      92.4      87.5
Industrial Chemicals....................    135.7     117.5     144.4     114.5      72.6
                                         --------  --------  --------  --------  --------
Segment operating profit(1).............    248.0     271.7     282.2     294.7     232.9
Corporate...............................    (46.3)    (48.7)    (41.3)    (36.2)    (36.3)
Other income and expense, net...........      2.6       7.1       9.3       9.6      (1.6)
                                         --------  --------  --------  --------  --------
Operating profit before gains on
  divestitures of businesses, asset
  impairments, restructuring and other
  charges, and net interest expense.....    204.3     230.1     250.2     268.1     195.0
Gains on divestitures of businesses(2)..       --        --      55.5        --        --
Asset impairments(3)....................   (197.0)       --     (23.1)    (10.1)   (323.1)
Restructuring and other charges(4)......    (13.0)       --     (11.1)    (35.2)   (280.4)
Net interest expense(5).................    (71.6)    (75.3)    (76.4)    (64.2)    (64.4)
                                         --------  --------  --------  --------  --------
   Total................................ $  (77.3) $  154.8  $  195.1  $  158.6  $ (472.9)
                                         ========  ========  ========  ========  ========

--------
Business segment results are presented net of minority interests, reflecting only FMC's share of earnings. The corporate line primarily includes staff expenses, and other income and expense consists of all other corporate items, including LIFO inventory adjustments and pension income or expense.

(1)Results for all segments are net of minority interests in 1997, 1998, 1999, 2000 and 2001 of $8.9 million, $6.2 million, $5.1 million, $4.6 million and $2.3 million, respectively, the majority of which pertain to Industrial Chemicals.
(2)Gains on divestitures of businesses in 1999 (Note 5) relate to the process additives ($35.4 million) and bioproducts ($20.1 million) operations, both of which are attributable to Specialty Chemicals.
(3)Asset impairments in 1997 are related to Agricultural Products ($9.0 million), Specialty Chemicals ($62.0 million) and Industrial Chemicals ($126.0 million). See Note 6. Asset impairments in 1999 are related to Specialty Chemicals ($14.7 million) and Industrial Chemicals ($8.4 million). Asset impairments in 2000 are related to Specialty Chemicals ($1.1 million) and Industrial Chemicals ($9.0 million). Asset impairments in 2001 related to Industrial Chemicals ($224.2 million) and Specialty Chemicals ($98.9 million).

                                FMC CORPORATION

(4)Restructuring and other charges in 1997 are related to Agricultural Products ($13.0 million). See Note 7. Restructuring and other charges in 1999 are related to Agricultural Products ($5.1 million), Specialty Chemicals ($1.3 million), Industrial Chemicals ($0.6 million) and Corporate ($4.1 million). Restructuring and other charges in 2000 are related to Specialty Chemicals ($1.8 million), Industrial Chemicals ($33.1 million) and Corporate ($0.3 million). Restructuring and other charges in 2001 are related to Industrial Chemicals ($247.9 million), Corporate ($17.5 million), Agricultural Products ($12.5 million) and Specialty Chemicals ($2.5 million).
(5) Net interest expense in 2000 and 2001 includes the company's share of interest expense related to the external financing of Astaris of $2.4 million and $6.1 million, respectively. The equity in earnings of Astaris, excluding restructuring charges, is included in Industrial Chemicals.

                                                    December 31
                                   ----------------------------------------------
                                     1997     1998     1999      2000      2001
                                   -------- -------- --------  --------  --------
                                                   (In millions)
Operating capital employed(1)
   Agricultural Products.......... $  503.9 $  567.3 $  552.0  $  490.3  $  565.5
   Specialty Chemicals............    642.8    638.8    652.9     661.2     561.4
   Industrial Chemicals...........    731.7    740.8    818.0     715.2     477.9
                                   -------- -------- --------  --------  --------
       Total operating
         capital employed.........  1,878.4  1,946.9  2,022.9   1,866.7   1,604.8
Segment liabilities included
  in total operating capital
  employed........................    583.7    514.0    559.3     580.9     669.5
Corporate items...................     87.3     40.4    (65.6)    (23.6)    202.9
                                   -------- -------- --------  --------  --------
Assets of continuing
  operations......................  2,549.4  2,501.3  2,516.6   2,424.0   2,477.2
Net assets of Technologies(2).....    789.4    818.1    722.2     637.7        --
                                   -------- -------- --------  --------  --------
       Total assets............... $3,338.8 $3,319.4 $3,238.8  $3,061.7  $2,477.2
                                   ======== ======== ========  ========  ========
Segment assets(3)
   Agricultural Products.......... $  697.0 $  702.3 $  735.1  $  738.9  $  865.5
   Specialty Chemicals............    723.6    722.8    732.6     724.3     619.4
   Industrial Chemicals...........  1,041.5  1,035.8  1,114.5     984.4     789.4
                                   -------- -------- --------  --------  --------
       Total segment assets.......  2,462.1  2,460.9  2,582.2   2,447.6   2,274.3
Corporate items...................     87.3     40.4    (65.6)    (23.6)    202.9
                                   -------- -------- --------  --------  --------
Assets of continuing
  operations......................  2,549.4  2,501.3  2,516.6   2,424.0   2,477.2
Net assets of Technologies(2).....    789.4    818.1    722.2     637.7        --
                                   -------- -------- --------  --------  --------
       Total assets............... $3,338.8 $3,319.4 $3,238.8  $3,061.7  $2,477.2
                                   ======== ======== ========  ========  ========

--------
(1) Company management views operating capital employed, which consists of assets, net of liabilities, reported by the company's operations (and excludes corporate items such as cash equivalents, debt, pension liabilities, income taxes and LIFO reserves), as its primary measure of segment capital.
(2) See Note 2.
(3) Segment assets are assets recorded and reported by the segments, and are equal to segment operating capital employed plus segment liabilities. See
    Note 1.

                                FMC CORPORATION

                                             Year Ended December 31
                          ------------------------------------------------------------
                                                   Depreciation         Research &
                          Capital Expenditures    & Amortization    Development Expenses
                          -------------------- -------------------- ------------------
                           1999   2000   2001   1999   2000   2001   1999    2000  2001
                          ------ ------ ------ ------ ------ ------ ------   ----- -----
                                                 (In Millions)
Agricultural Products.... $ 36.6 $ 21.8 $ 21.6 $ 23.1 $ 26.1 $ 28.0 $ 60.9   $66.7 $72.5
Specialty Chemicals......   40.0   39.2   28.1   36.7   34.8   34.6   21.2    19.1  15.9
Industrial Chemicals.....  115.5  126.0   87.3   63.4   62.9   60.5   18.5    12.0  11.4
Corporate................    3.3   10.3    8.6    5.3    6.0    8.5     --      --    --
                          ------ ------ ------ ------ ------ ------ ------   ----- -----
   Total................. $195.4 $197.3 $145.6 $128.5 $129.8 $131.6 $100.6   $97.8 $99.8
                          ====== ====== ====== ====== ====== ====== ======   ===== =====

Geographic Segment Information Revenue

                                                      Year Ended December 31
                                                    --------------------------
                                                      1999     2000     2001
                                                    -------- -------- --------
                                                          (In Millions)
 Third party revenue (by location of customer):
    United States.................................. $1,167.3 $  965.5 $  882.1
    All other countries............................  1,153.2  1,084.8  1,060.9
                                                    -------- -------- --------
        Total revenue.............................. $2,320.5 $2,050.3 $1,943.0
                                                    ======== ======== ========

Long-lived Assets

                                                    December 31
                                                 -----------------
                                                   2000     2001
                                                 -------- --------
                                                   (In Millions)
             United States...................... $1,095.1 $  846.5
             All other countries................    437.0    406.4
                                                 -------- --------
                Total long-lived assets......... $1,532.1 $1,252.9
                                                 ======== ========

                                FMC CORPORATION

Note 21  Quarterly Financial Information (unaudited)

                                                                2000                                  2001
                                                ------------------------------------ -------------------------------------
                                                1st Qtr. 2nd Qtr. 3rd Qtr.  4th Qtr. 1st Qtr.  2nd Qtr.  3rd Qtr. 4th Qtr.
                                                -------- -------- --------  -------- --------  --------  -------- --------
                                                       (In Millions, Except per Share Data and Common Stock Prices)
Revenue........................................ $  561.7 $  515.7 $  505.9  $  467.0 $  447.2  $  523.2  $  482.8 $  489.8
Income (loss) from continuing operations before
 minority interests, net interest expense and
 income taxes..................................     54.2     42.7     76.4      51.7     34.6    (428.3)     30.8    (49.4)
Income (loss) from continuing operations.......     28.0     24.5     43.6      29.5     14.4    (298.9)     13.9    (35.7)
Income (loss) from discontinued operations, net
 of income taxes...............................      4.8     13.5    (53.8)     20.5    (40.0)     (0.9)      7.4      3.0
Cumulative effect of change in accounting
 principle, net of income taxes................       --       --       --        --     (0.9)       --        --       --
Net income (loss).............................. $   32.8 $   38.0 $  (10.2) $   50.0 $  (26.5) $ (299.8) $   21.3 $  (32.7)
                                                ======== ======== ========  ======== ========  ========  ======== ========
Basic net income (loss) per common share(1).... $   1.08 $   1.25 $  (0.34) $   1.64 $  (0.86) $  (9.62) $   0.68 $  (1.04)
                                                ======== ======== ========  ======== ========  ========  ======== ========
Diluted net income (loss) per common
 share(1)...................................... $   1.05 $   1.20 $  (0.32) $   1.57 $  (0.86) $  (9.62) $   0.66 $  (1.04)
                                                ======== ======== ========  ======== ========  ========  ======== ========
Weighted average shares outstanding:
   Basic.......................................     30.4     30.4     30.4      30.6     30.8      31.2      31.2     31.3
   Diluted.....................................     31.3     31.5     31.6      31.8     30.8      31.2      32.0     31.3
                                                ======== ======== ========  ======== ========  ========  ======== ========
Common stock prices:
   High........................................ $34.6717 $38.3788 $41.5043  $44.4482 $43.8864  $41.3731  $36.6769 $31.3459
   Low......................................... $27.1486 $32.8909 $33.9267  $38.2334 $35.9751  $35.6328  $34.6612 $24.6244
                                                ======== ======== ========  ======== ========  ========  ======== ========

--------
Significant transactions that affected quarterly results in 2000 and 2001 are described in Notes 1, 3, 4, 6 and 7.
(1) The sum of quarterly earnings per common share may differ from the full-year amount due to changes in the number of shares outstanding during the year.

Note 22  Subsequent Event

   As part of the implementation of the company's plan to refinance its upcoming bond maturities and the expiration of the revolving credit facility occurring in the fourth quarter of 2002, condensed consolidating financial statements are being disclosed. Upon completion of the refinancing plan, InterMountain Research and Development Corporation, FMC Asia-Pacific, Inc., FMC Overseas, Ltd., FMC WFC I, Inc., FMC WFC II, Inc., FMC WFC I NL, L.L.C., FMC Defense Corp., FMC Defense NL, L.L.C., FMC Properties, LLC, FMC Funding Corporation, wholly-owned direct and indirect domestic subsidiaries of the company ("Guarantors") will fully and unconditionally guarantee the obligations under the refinancing program on a joint and several basis. The following consolidating condensed financial statements present, in separate columns, financial information for: FMC Corporation on a parent only basis carrying its investment in subsidiaries under the equity method; Guarantors on a combined, or where appropriate, consolidated basis, carrying investments in subsidiaries who do not guarantee the debt (the "Non-Guarantors") under the equity method; Non-Guarantors on a combined, or where appropriate, consolidated basis; eliminating adjustments; and consolidated totals as of December 31, 2000 and December 31, 2001, and for the years ended December 31, 1999, 2000 and 2001. The eliminating adjustments primarily reflect intercompany transactions, such as interest income and expense, accounts receivable and payable, advances, short and long-term debt, royalties and profit in inventory eliminations. The Company has not presented separate notes and other disclosures concerning the Guarantors as management has determined that such information is not material to potential investors.

                                FMC CORPORATION

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME

                         Year Ended December 31, 1999

                                                   Parent
                                                     FMC                   Non-
                                                 Corporation Guarantors Guarantors Eliminations Consolidated
                                                 ----------- ---------- ---------- ------------ ------------
                                                                    (dollars in millions)
Revenue.........................................  $1,539.9     $244.7     $736.3     $(200.4)     $2,320.5
   Cost of sales and services...................   1,120.9      163.7      574.2      (167.2)      1,691.6
   Selling general and administrative
     expenses...................................     210.8       35.3       34.0        (7.1)        273.0
   Research and development expenses............      86.9        2.4       11.3          --         100.6
   Gain on divestiture of business..............     (55.5)        --         --          --         (55.5)
   Restructuring, asset impairments, and other
     charges....................................      29.8        3.4        1.0          --          34.2
                                                  --------     ------     ------     -------      --------
       Total costs and expenses.................   1,392.9      204.8      620.5      (174.3)      2,043.9
                                                  --------     ------     ------     -------      --------
Income from continuing operations before
  minority interest, interest income and expense
  and income taxes..............................     147.0       39.9      115.8       (26.1)        276.6
   Minority interests...........................      19.7        3.7        2.4       (20.7)          5.1
   Interest expense, net........................     108.9      (41.4)       8.9          --          76.4
                                                  --------     ------     ------     -------      --------
Income (loss) from continuing operations before
  income taxes..................................      18.4       77.6      104.5        (5.4)        195.1
   Income taxes (benefit).......................      (9.0)      17.2       29.1        (0.9)         36.4
                                                  --------     ------     ------     -------      --------
Income (loss) from continuing
  operations....................................      27.4       60.4       75.4        (4.5)        158.7
   Discontinued operations......................      53.9         --         --          --          53.9
                                                  --------     ------     ------     -------      --------
       Net Income (Loss)........................  $   81.3     $ 60.4     $ 75.4     $  (4.5)     $  212.6
                                                  ========     ======     ======     =======      ========

                                FMC CORPORATION

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME

                         Year Ended December 31, 2000

                                                   Parent
                                                     FMC                   Non-
                                                 Corporation Guarantors Guarantors Eliminations Consolidated
                                                 ----------- ---------- ---------- ------------ ------------
                                                                    (dollars in millions)
Revenue.........................................  $1,253.8     $260.2     $879.7     $(343.4)     $2,050.3
   Cost of sales and services...................     844.7      205.0      725.1      (323.9)      1,450.9
   Selling general and administrative
     expenses...................................     216.1      (24.6)      47.0        (7.2)        231.3
   Research and development expenses............      82.7        3.7       11.4          --          97.8
   Restructuring, asset impairments, and other
     charges....................................      44.7         --        0.6          --          45.3
                                                  --------     ------     ------     -------      --------
       Total costs and expenses.................   1,188.2      184.1      784.1      (331.1)      1,825.3
                                                  --------     ------     ------     -------      --------
Income from continuing operations before
  minority interest, interest income and expense
  and income taxes..............................      65.6       76.1       95.6       (12.3)        225.0
   Minority interests...........................       4.3        2.7        1.3        (3.7)          4.6
   Interest expense, net........................      93.0      (38.2)       7.0          --          61.8
                                                  --------     ------     ------     -------      --------
Income (loss) from continuing operations before
  income taxes..................................     (31.7)     111.6       87.3        (8.6)        158.6
   Income taxes (benefit).......................     (17.9)      33.3       19.4        (1.8)         33.0
                                                  --------     ------     ------     -------      --------
Income (loss) from continuing
  operations....................................     (13.8)      78.3       67.9        (6.8)        125.6
   Discontinued operations......................     (15.0)        --         --          --         (15.0)
                                                  --------     ------     ------     -------      --------
       Net Income (Loss)........................  $  (28.8)    $ 78.3     $ 67.9     $  (6.8)     $  110.6
                                                  ========     ======     ======     =======      ========

                                FMC CORPORATION

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME

                         Year Ended December 31, 2001

                                                  Parent
                                                    FMC                   Non-
                                                Corporation Guarantors Guarantors Eliminations Consolidated
                                                ----------- ---------- ---------- ------------ ------------
                                                                   (dollars in millions)
Revenues.......................................  $1,179.2    $ 306.3     $901.2     $(443.7)     $1,943.0
   Cost of sales and services..................     724.7      281.2      749.6      (346.8)      1,408.7
   Selling general and administrative
     expenses..................................     226.8      (20.8)      39.2        (1.9)        243.3
   Research and development expenses...........      86.8        5.2        7.8          --          99.8
   Restructuring, asset impairments, and other
     charges...................................     263.2      333.1        7.2          --         603.5
                                                 --------    -------     ------     -------      --------
       Total costs and expenses................   1,301.5      598.7      803.8      (348.7)      2,355.3
                                                 --------    -------     ------     -------      --------
Income from continuing operations before
  minority interest, interest income and
  expense, income taxes and cumulative effect
  of change in accounting principle............    (122.3)    (292.4)      97.4       (95.0)       (412.3)
   Minority interests..........................       0.4         --        1.6         0.3           2.3
   Interest expense, net.......................     106.0      (46.2)      (1.5)         --          58.3
                                                 --------    -------     ------     -------      --------
Income (loss) from continuing operations before
  income taxes and cumulative effect of change
  in accounting principle......................    (228.7)    (246.2)      97.3       (95.3)       (472.9)
   Income taxes (benefit)......................     (90.7)     (91.1)      15.2          --        (166.6)
                                                 --------    -------     ------     -------      --------
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle....................................    (138.0)    (155.1)      82.1       (95.3)       (306.3)
   Discontinued operations.....................     (30.5)        --         --          --         (30.5)
                                                 --------    -------     ------     -------      --------
Income (loss) before cumulative effect of
  change in accounting principle...............    (168.5)    (155.1)      82.1       (95.3)       (336.8)
   Cumulative effect of change in accounting
     principle.................................      (0.9)        --         --          --          (0.9)
                                                 --------    -------     ------     -------      --------
       Net Income (Loss).......................  $ (169.4)   $(155.1)    $ 82.1     $ (95.3)     $ (337.7)
                                                 ========    =======     ======     =======      ========

                                FMC CORPORATION

                     CONDENSED CONSOLIDATING BALANCE SHEET

                               December 31, 2000

                                                Parent FMC
                                                Corporation Guarantors Non-Guarantors Eliminations Consolidated
                                                ----------- ---------- -------------- ------------ ------------
                                                                     (dollars in millions)
                   ASSETS
Current assets:
   Cash and cash equivalents...................  $   (1.1)   $   3.3       $  5.1      $      --     $    7.3
   Trade receivables, net......................     123.2      134.9        100.5             --        358.6
   Inventories.................................      66.4       42.0         88.7          (25.7)       171.4
   Intercompany receivables....................     114.7        9.6         18.0         (142.3)          --
   Other current assets........................      45.6        8.7         35.9             --         90.2
   Deferred income tax.........................      60.8         --           --             --         60.8
   Net assets to be distributed................     637.7         --           --             --        637.7
                                                 --------    -------       ------      ---------     --------
       Total current assets....................   1,047.3      198.5        248.2         (168.0)     1,326.0
Investments in affiliates......................   1,548.6      118.5         (9.4)      (1,584.7)        73.0
Net property, plant and equipment..............     653.0      170.8        535.0             --      1,358.8
Identified intangible assets, net..............       7.3         --        114.2             --        121.5
Other assets...................................      61.0        0.2         39.1             --        100.3
Long-term deferred income tax..................      82.1         --           --             --         82.1
                                                 --------    -------       ------      ---------     --------
       Total assets............................  $3,399.3    $ 488.0       $927.1      $(1,752.7)    $3,061.7
                                                 ========    =======       ======      =========     ========
        LIABILITIES AND SHAREHOLDERS'
               EQUITY (DEFICIT)
Current liabilities:
   Short-term debt.............................  $   67.7    $   9.7       $ 35.6             --     $  113.0
   Accounts payable............................     190.5       41.1         97.5             --        329.1
   Intercompany payable........................      53.4       91.7         (7.1)        (138.0)          --
   Accrued and other current liabilities.......     308.9       17.1         34.8             --        360.8
   Current portion of long-term debt...........      22.6        0.1           --             --         22.7
   Current portion of accrued pension and
     postretirement benefits...................      24.3         --           --             --         24.3
   Income taxes payable........................    (173.6)     193.0         12.9             --         32.3
                                                 --------    -------       ------      ---------     --------
       Total current liabilities...............     493.8      352.7        173.7         (138.0)       882.2
Long-term debt.................................     871.8         --           --             --        871.8
Pension and Postretirement Liabilities.........     122.2         --          8.5             --        130.7
Intercompany long-term debt....................     652.4     (753.4)       101.5           (0.5)          --
Intercompany Investments.......................    (241.7)        --        (21.1)         262.8           --
Reserve for discontinued operations and other
  liabilities..................................     261.3         --           --             --        261.3
Other liabilities..............................      67.5         --          1.3             --         68.8
Minority interest in consolidated companies....      79.2       52.8          9.4          (94.9)        46.5
Shareholders' Equity (deficit):
   Common stock and retained earnings..........   1,876.8      835.9        653.8       (1,782.1)     1,584.4
   Accumulated comprehensive loss..............    (272.6)        --           --             --       (272.6)
   Treasury stock, common, at cost.............    (511.4)        --           --             --       (511.4)
                                                 --------    -------       ------      ---------     --------
       Total stockholders' equity..............   1,092.8      835.9        653.8       (1,782.1)       800.4
                                                 --------    -------       ------      ---------     --------
       Total liabilities and stockholders'
         equity................................  $3,399.3    $ 488.0       $927.1      $(1,752.7)    $3,061.7
                                                 ========    =======       ======      =========     ========

                                FMC Corporation

                     CONDENSED CONSOLIDATING BALANCE SHEET

                               December 31, 2001

                                                Parent FMC
                                                Corporation Guarantors Non-Guarantors Eliminations Consolidated
                                                ----------- ---------- -------------- ------------ ------------
                                                                     (dollars in millions)
                  ASSETS
Current assets:
Cash and cash equivalents......................  $    7.9   $     1.3     $  14.2      $      --     $   23.4
Trade receivables, net.........................     127.4       213.7       100.6             --        441.7
Inventories....................................      90.1        61.4        86.3          (30.6)       207.2
Intercompany receivables.......................     135.4        20.2        67.8         (223.4)          --
Other current assets...........................      44.3        23.8        31.5             --         99.6
Deferred income tax............................      48.4          --          --             --         48.4
                                                 --------   ---------     -------      ---------     --------
       Total current assets....................     453.5       320.4       300.4         (254.0)       820.3
Investments in affiliates......................   1,752.9        11.5        14.0       (1,753.2)        25.2
Net property, plant and equipment..............     523.9        73.4       490.5             --      1,087.8
Identified intangible assets, net..............       4.0       105.1         4.4             --        113.5
Other assets...................................     115.4         3.2        17.0             --        135.6
Long-term deferred income tax..................     294.8          --          --             --        294.8
                                                 --------   ---------     -------      ---------     --------
       Total assets............................  $3,144.5   $   513.6     $ 826.3      $(2,007.2)    $2,477.2
                                                 ========   =========     =======      =========     ========
       LIABILITIES AND SHAREHOLDERS'
              EQUITY (DEFICIT)
Current liabilities:
   Short-term debt.............................  $  103.5   $    13.5     $  19.5             --     $  136.5
   Accounts payable............................     177.8        32.7       117.2             --        327.7
   Intercompany payable........................     (39.0)      198.9        59.6         (219.5)          --
   Accrued and other current liabilities.......     216.0       140.4        36.6             --        393.0
   Current portion of long-term debt...........     135.2          --          --             --        135.2
   Current portion of accrued pension and
     postretirement benefits...................      18.2          --          --             --         18.2
   Income taxes payable........................     (80.0)       94.3        13.5             --         27.8
                                                 --------   ---------     -------      ---------     --------
       Total current liabilities...............     531.7       479.8       246.4         (219.5)     1,038.4
Long-term debt.................................     651.8          --          --             --        651.8
Pension and Postretirement Liabilities.........     109.2          --          --             --        109.2
Intercompany long-term debt....................   1,052.2    (1,039.4)      (10.3)          (2.5)          --
Intercompany investments.......................    (188.9)                 (159.5)         348.4           --
Reserve for discontinued operations............     133.0        68.9          --             --        201.9
Other long-term liabilities....................     210.2         1.8         0.3             --        212.3
Minority interest in consolidated companies....      46.1          --         8.1           (9.4)        44.8
Shareholders' Equity (deficit):
   Common stock and retained earnings..........   1,293.6     1,002.5       741.3       (2,124.2)       913.2
   Accumulated comprehensive loss..............    (186.8)         --          --             --       (186.8)
   Treasury stock, common, at cost.............    (507.6)         --          --             --       (507.6)
                                                 --------   ---------     -------      ---------     --------
       Total stockholders' equity..............     599.2     1,002.5       741.3       (2,124.2)       218.8
                                                 --------   ---------     -------      ---------     --------
       Total liabilities and stockholders'
         equity................................  $3,144.5   $   513.6     $ 826.3      $(2,007.2)    $2,477.2
                                                 ========   =========     =======      =========     ========

                                FMC CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

                         Year Ended December 31, 1999

                                                    Parent
                                                      FMC                   Non-
                                                  Corporation Guarantors Guarantors Eliminations Consolidated
                                                  ----------- ---------- ---------- ------------ ------------
                                                                     (dollars in millions)
Cash provided (required) by operation............   $ 522.4     $ 27.7    $(103.2)     $(21.7)     $ 425.2
Cash provided (required) by discontinued
  operations.....................................      35.9         --        3.1       (21.6)        17.4
Cash provided (required) by investing activities:
   Capital expenditures..........................     (83.9)     (56.6)     (54.9)         --       (195.4)
   Proceeds from sale of significant
     businesses..................................     199.3         --         --          --        199.3
   Acquisition and investment payments, net
     of cash acquired............................    (236.9)        --         --          --       (236.9)
   Other investing activities....................    (129.6)      (7.1)      84.8        36.2        (15.7)
                                                    -------     ------    -------      ------      -------
Cash provided (required) by investing
  activities.....................................    (251.1)     (63.7)      29.9        36.2       (248.7)
                                                    -------     ------    -------      ------      -------
Cash provided (required) by financing activities:
   Net change in short-term debt
     obligations.................................     143.2        8.0      (65.4)      (94.5)        (8.7)
   Repayment of long-term debt net of
     increased borrowings........................    (377.8)       0.1       (0.1)      192.3       (185.5)
   Contributions from Technologies...............     122.8         --         --          --        122.8
   Repurchase of common stock....................    (136.4)        --         --          --       (136.4)
   Other financing activities....................     (59.8)      25.5      126.5       (90.7)         1.5
                                                    -------     ------    -------      ------      -------
Cash provided (required) by financing
  activities.....................................    (308.0)      33.6       61.0         7.1       (206.3)
                                                    -------     ------    -------      ------      -------
Increase (decrease) in cash and cash
  equivalents....................................      (0.8)      (2.4)      (9.2)         --        (12.4)
Beginning of year................................       6.9        5.7       23.7          --         36.3
                                                    -------     ------    -------      ------      -------
End of period....................................   $   6.1     $  3.3    $  14.5      $   --      $  23.9
                                                    =======     ======    =======      ======      =======

                                FMC CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

                         Year Ended December 31, 2000

                                         Parent FMC
                                         Corporation Guarantors Non-Guarantors Eliminations Consolidated
                                         ----------- ---------- -------------- ------------ ------------
                                                              (dollars in millions)
Cash provided (required) by operating
  activities............................   $ (13.8)   $ 184.8      $  64.4       $  63.4      $ 298.8
Cash provided (required) by discontinued
  operations............................      88.9         --           --        (144.9)       (56.0)
Cash provided (required) by investing
  activities:
   Capital Expenditures.................     (84.6)     (63.2)       (49.5)           --       (197.3)
   Distribution from Astaris............      88.8         --           --            --         88.8
   Other investing activities...........       8.4     (129.2)       130.7           1.2         11.1
                                           -------    -------      -------       -------      -------
Cash provided (required) in investing
  activities............................      12.6     (192.4)        81.2           1.2        (97.4)
                                           -------    -------      -------       -------      -------
Cash provided (required) by financing
  activities:
   Net change in short-term debt
     obligations........................    (315.9)     (12.8)         6.2          81.9       (240.6)
   Repayment of long-term debt net of
     increased borrowings...............     (72.9)      (0.3)          --          21.5        (51.7)
   Contribution from Technologies.......     117.9         --           --            --        117.9
   Other financing activities...........     176.0       20.7       (161.2)        (23.1)        12.4
                                           -------    -------      -------       -------      -------
Cash provided (required) financing
  activities............................     (94.9)       7.6       (155.0)         80.3       (162.0)
                                           -------    -------      -------       -------      -------
Increase (decrease) in cash and cash
  equivalents...........................      (7.2)        --         (9.4)           --        (16.6)
Beginning of year.......................       6.1        3.3         14.5            --         23.9
                                           -------    -------      -------       -------      -------
End of period...........................   $  (1.1)   $   3.3      $   5.1       $    --      $   7.3
                                           =======    =======      =======       =======      =======

                                FMC CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW

                         Year Ended December 31, 2001

                                         Parent FMC
                                         Corporation Guarantors Non-Guarantors Eliminations Consolidated
                                         ----------- ---------- -------------- ------------ ------------
                                                              (dollars in millions)
Cash provided (required) by operating
  activities............................   $(335.7)   $(245.9)     $ 110.4       $ 385.0      $ (86.2)
Cash provided (required) by discontinued
  operations............................     142.7         --           --        (262.0)      (119.3)
Cash provided (required) by investing
  activities:
   Capital expenditures.................     (37.2)     (62.3)       (46.1)           --       (145.6)
   Other investing activities...........     (38.0)     266.5         67.4        (305.2)        (9.3)
                                           -------    -------      -------       -------      -------
Cash provided (required) by investing
  activities............................     (75.2)     204.2         21.3        (305.2)      (154.9)
                                           -------    -------      -------       -------      -------
Cash provided (required) by financing
  activities:
   Net change in short-term debt
     obligations........................      29.7        3.9        (16.1)           --         17.5
   Repayment of long-term debt net of
     increased borrowings...............    (108.3)        --           --            --       (108.3)
   Contribution from Technologies.......     430.7         --           --            --        430.7
   Other financing activities...........     (74.9)      35.8       (106.5)        182.2         36.6
                                           -------    -------      -------       -------      -------
Cash provided (required) by financing
  activities............................     277.2       39.7       (122.6)        182.2        376.5
                                           -------    -------      -------       -------      -------
Increase (decrease) in cash and cash
  equivalents...........................       9.0       (2.0)         9.1            --         16.1
Beginning of year.......................      (1.1)       3.3          5.1            --          7.3
                                           -------    -------      -------       -------      -------
End of period...........................   $   7.9    $   1.3      $  14.2       $    --      $  23.4
                                           =======    =======      =======       =======      =======

                                FMC CORPORATION

                          FIVE YEAR FINANCIAL SUMMARY

Summary of Earnings

                                   1997      1998      1999      2000      2001
                                 --------  --------  --------  --------  --------
                                      (In Millions, Except per Share Amounts)
Revenue......................... $2,227.4  $2,356.9  $2,320.5  $2,050.3  $1,943.0
Costs and expenses:
   Cost of sales and services...  1,585.7   1,738.7   1,691.6   1,450.9   1,408.7
   Selling, general and
    administrative..............    301.2     274.9     273.0     231.3     243.3
   Research and development.....    127.3     107.0     100.6      97.8      99.8
   Gains on divestitures of
    businesses..................       --        --     (55.5)       --        --
   Asset impairments............    197.0        --      23.1      10.1     323.1
   Restructuring and other
    charges.....................     13.0        --      11.1      35.2     280.4
                                 --------  --------  --------  --------  --------
     Total costs and expenses...  2,224.2   2,120.6   2,043.9   1,825.3   2,355.3
                                 --------  --------  --------  --------  --------
Income (loss) from continuing
 operations before minority
 interests, net interest
 expense and income taxes....... $    3.2  $  236.3  $  276.6  $  225.0  $ (412.3)
Minority interest...............      8.9       6.2       5.1       4.6       2.3
Net interest expense............     71.6      75.3      76.4      61.8      58.3
                                 --------  --------  --------  --------  --------
Income (loss) from continuing
 operations before income
 taxes.......................... $  (77.3) $  154.8  $  195.1  $  158.6  $ (472.9)
Provision (benefit) for
 income taxes...................    (42.9)     37.7      36.4      33.0    (166.6)
                                 --------  --------  --------  --------  --------
Income (loss) from continuing
 operations..................... $  (34.4) $  117.1  $  158.7  $  125.6  $ (306.3)
Discontinued operations, net
 of income taxes................    201.3      25.5      53.9     (15.0)    (30.5)
Cumulative effect of change
 in accounting principle, net
 of income taxes................     (4.5)    (36.1)       --        --      (0.9)
                                 --------  --------  --------  --------  --------
Net income (loss)............... $  162.4  $  106.5  $  212.6  $  110.6  $ (337.7)
                                 ========  ========  ========  ========  ========
After-tax income from
 continuing operations
 excluding special income and
 expense items, and before
 cumulative effect of change
 in accounting principle(1)(2).. $   93.7  $  117.1  $  132.0  $  153.5  $   99.6
                                 ========  ========  ========  ========  ========
Share data
   Average number of
    shares--basic...............   36.805    34.007    31.516    30.439    31.052
   Average number of
    shares--diluted.............   36.805    34.939    32.377    31.576    31.052
                                 --------  --------  --------  --------  --------
Basic earnings (loss) per
 share
   Continuing operations........ $  (0.94) $   3.44  $   5.04  $   4.13  $  (9.85)
   Discontinued operations......     5.47      0.75      1.71     (0.49)    (0.98)
   Cumulative effect of
    change in accounting
    principles..................    (0.12)    (1.06)       --        --     (0.03)
                                 --------  --------  --------  --------  --------
                                 $   4.41      3.13      6.75      3.64    (10.86)
                                 ========  ========  ========  ========  ========
Diluted earnings (loss) per
 share
   Continuing operations........ $  (0.94) $   3.35  $   4.90  $   3.97  $  (9.85)
   Discontinued operations......     5.47      0.73      1.67     (0.47)    (0.98)
   Cumulative effect of
    changes in accounting
    principle...................    (0.12)    (1.03)       --        --     (0.03)
                                 --------  --------  --------  --------  --------
                                 $   4.41  $   3.05  $   6.57  $   3.50  $ (10.86)
                                 ========  ========  ========  ========  ========
Other information
   After-tax income per share
    from continuing
    operations excluding
    special income and
    expense items(1)(2)
   Basic........................ $   2.54  $   3.44  $   4.19  $   5.05  $   3.20
   Diluted......................     2.53      3.35      4.08      4.86      3.10
                                 ========  ========  ========  ========  ========
Capital expenditures............ $  250.4  $  207.0  $  195.4  $  197.3  $  145.6
Depreciation and amortization
 expense........................    176.1     148.9     128.5     129.8     131.6
                                 ========  ========  ========  ========  ========

--------
(1)Income from continuing operations excluding special income and expense items and income per share from continuing operations excluding special income and expense items are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from, or as a substitute for, income from continuing operations, net income or earnings per share determined in accordance with generally accepted accounting principles, nor as the sole measure of the company's profitability.

                                FMC CORPORATION

(2) Summary of Special Income (Expense) Items

                                                              Year Ending December 31
                                                         --------------------------------
                                                           1997    1999    2000     2001
                                                         -------  ------  ------  -------
                                                                   (In Millions)
Pre-tax basis
   Asset impairments.................................... $(197.0) $(23.1) $(10.1) $(323.1)
   Restructuring and other charges......................   (13.0)  (11.1)  (35.2)  (280.4)
   Gains on divestitures of businesses..................      --    55.5      --       --
                                                         -------  ------  ------  -------
       Total special income (expense) items,
         pre-tax........................................  (210.0)   21.3   (45.3)  (603.5)
                                                         -------  ------  ------  -------
After-tax basis
       Total special income (expense) items, net of
         income taxes................................... $(128.1) $ 26.7  $(27.9) $(405.9)
                                                         =======  ======  ======  =======

                  MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

   The consolidated financial statements and related information have been prepared by management, who are responsible for the integrity and objectivity of that information. Where appropriate, they reflect estimates based on judgments of management. The statements have been prepared in conformity with accounting principles generally accepted in the United States. Financial information included elsewhere in this annual report is consistent with that contained in the consolidated financial statements.

   FMC maintains a system of internal control over financial reporting and over safeguarding of assets against unauthorized acquisition, use or disposition which is designed to provide reasonable assurance as to the reliability of financial records and the safeguarding of such assets. The system is maintained by the selection and training of qualified personnel, by establishing and communicating sound accounting and business policies, and by an internal auditing program that constantly evaluates the adequacy and effectiveness of such internal controls, policies and procedures.

   The Audit Committee of the Board of Directors, composed of directors who are not officers or employees of the company, meets regularly with management, with the company's internal auditors, and with its independent auditors to discuss their evaluation of internal accounting controls and the quality of financial reporting. Both the independent auditors and the internal auditors have free access to the Audit Committee to discuss the results of their audits.

   The company's independent auditors have been engaged to render an opinion on the consolidated financial statements. They review and make appropriate tests of the data included in the financial statements.

/s/ W. Kim Foster                         /s/ Graham R. Wood
Senior Vice President                     Vice President
and Chief Financial Officer               and Controller

Philadelphia, Pennsylvania
February 14, 2002

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors
FMC Corporation:

We have reviewed the condensed consolidated balance sheet of FMC Corporation and consolidated subsidiaries as of September 30, 2002, and the related condensed consolidated statements of income and cash flows for the three and nine-month periods ended September 30, 2002 and 2001. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America. We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of FMC Corporation and consolidated subsidiaries as of December 31, 2001, and the related consolidated statements of income, cash flows and changes in stockholders' equity for the year then ended not presented herein; and in our report dated February 14, 2002, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2001, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Our report dated February 14, 2002, on the consolidated financial statements of FMC Corporation and consolidated subsidiaries as of and for the year ended December 31, 2001, contains an explanatory paragraph that states as discussed in
Note 1 to the consolidated financial statements, the company changed its method of accounting for derivative instruments and hedging activities in 2001.

KPMG LLP

Philadelphia, Pennsylvania
November 14, 2002

FMC Corporation and Consolidated Subsidiaries Condensed Consolidated Statements of Income (in millions, except per share data)

                                                                                        (unaudited)          (unaudited)
                                                                                    Three Months Ended    Nine Months Ended
                                                                                       September 30,        September 30,
----------------------------------------------------------------------------------------------------------------------------
                                                                                       2001     2002       2001       2002
----------------------------------------------------------------------------------------------------------------------------
Revenue                                                                               $482.8   $476.6    $1,453.2   $1,393.2
----------------------------------------------------------------------------------------------------------------------------
Cost of sales or services                                                              367.4    350.1     1,058.1    1,030.2
Selling, general and administrative expenses                                            55.8     55.7       181.4      171.2
Research and development expenses                                                       25.0     19.4        73.9       60.4
Asset impairments (Note 7)                                                                --       --       323.1         --
Restructuring and other charges (Note 8)                                                 8.5       --       184.5       14.4
----------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                                               456.7    425.2     1,821.0    1,276.2
----------------------------------------------------------------------------------------------------------------------------
   Income (loss) from operations                                                        26.1     51.4      (367.8)     117.0
Equity in earnings of affiliates                                                        (4.7)    (3.6)       (4.9)      (4.6)
Minority interests                                                                       0.9      1.0         1.5        2.1
Interest expense, net                                                                   14.4     15.7        44.2       48.1
----------------------------------------------------------------------------------------------------------------------------
   Income (loss) from continuing operations before income taxes  and cumulative
      effect of a change in accounting principle                                        15.5     38.3      (408.6)      71.4
   Provision (benefit) for income taxes                                                  1.6     10.1      (138.0)      15.0
----------------------------------------------------------------------------------------------------------------------------
   Income (loss) from continuing operations before cumulative effect of
      change in accounting principle                                                    13.9     28.2      (270.6)      56.4
Discontinued operations, net of income taxes (Note 2)                                    7.4       --       (33.5)        --
----------------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect of change in accounting principle                21.3     28.2      (304.1)      56.4
Cumulative effect of change in accounting principle, net of income taxes (Note 3)         --       --        (0.9)        --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                     $ 21.3   $ 28.2    $ (305.0)  $   56.4
============================================================================================================================
Basic earnings (loss) per common share (Note 13)
Continuing operations                                                                 $ 0.44   $ 0.80    $  (8.72)  $   1.71
Discontinued operations (Note 2)                                                        0.24       --       (1.08)        --
Cumulative effect of change in accounting principle (Note 3)                              --       --       (0.03)        --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                     $ 0.68   $ 0.80    $  (9.83)  $   1.71
============================================================================================================================
Diluted earnings (loss) per common share (Note 13)
Continuing operations                                                                 $ 0.43   $ 0.79    $  (8.72)  $   1.66
Discontinued operations (Note 2)                                                        0.23       --       (1.08)        --
Cumulative effect of change in accounting principle (Note 3)                              --       --       (0.03)        --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                     $ 0.66   $ 0.79    $  (9.83)  $   1.66
============================================================================================================================

  The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                December 31,   September 30,
FMC Corporation and Consolidated Subsidiaries                                                       2001           2002
Condensed Consolidated Balance Sheets (in millions, except per share data)                       (unaudited)
----------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
Cash and cash equivalents                                                                          $   23.4       $   37.3
Trade receivables, net of allowance of $8.4 in 2001 and $11.0 in 2002 (Note 16)                       441.7          367.5
Inventories                                                                                           207.2          167.5
Other current assets                                                                                   99.6          116.2
Deferred income taxes                                                                                  48.4           46.1
----------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                                  820.3          734.6
Investments                                                                                            25.2           32.1
Property, plant and equipment, net (Note 6)                                                         1,087.8        1,058.7
Goodwill (Note 3)                                                                                     113.5          124.3
Other assets                                                                                          135.6          138.1
Deferred income taxes                                                                                 294.8          280.1
----------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                       $2,477.2       $2,367.9
============================================================================================================================
Liabilities and stockholders' equity
Current liabilities:
Short-term debt (Note 9)                                                                           $  136.5       $   60.3
Accounts payable, trade and other                                                                     327.7          212.3
Accrued and other liabilities                                                                         337.0          289.2
Guarantees of vendor financing (Note 17)                                                               56.0           19.7
Current portion of long-term debt (Note 9)                                                            135.2          260.8
Current portion of accrued pensions and other postretirement benefits                                  18.2           14.8
Income taxes payable                                                                                   27.8           27.6
----------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                           1,038.4          884.7
Long-term debt, less current portion (Note 9)                                                         651.8          568.8
Accrued pension and other postretirement benefits, less current portion                               109.2          107.2
Environmental reserves, continuing and discontinued (Note 12)                                         203.5          173.3
Reserves for discontinued operations (Note 10)                                                         86.3           73.9
Other long-term liabilities (Note 11)                                                                 124.4           94.9
Minority interests in consolidated companies                                                           44.8           43.2
Commitments and contingent liabilities (Notes 10, 11, 12, 14 and 16)
----------------------------------------------------------------------------------------------------------------------------
Stockholders' equity
Preferred stock, no par value, authorized 5,000,000 shares; no shares issued in 2001 or 2002             --             --
Common stock, $0.10 par value, authorized 130,000,000 shares in 2001 and 2002; issued
   39,234,578 shares in 2001 and 43,001,994 shares in 2002                                              3.9            4.3
Capital in excess of par value of common stock                                                        217.5          334.1
Retained earnings                                                                                     691.8          738.6
Accumulated other comprehensive loss (Note 14)                                                       (186.8)        (147.8)
Treasury stock, common, at cost; 7,929,281 shares in 2002 and 7,915,691 shares in 2001               (507.6)        (507.3)
----------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                            218.8          421.9
----------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                         $2,477.2       $2,367.9
============================================================================================================================

   The accompanying notes are an integral part of the consolidated financial statements.

             FMC Corporation and Consolidated Subsidiaries Condensed
                      Consolidated Statements of Cash Flows

                                                                                            (unaudited)
                                                                                         Nine Months Ended
(in millions)                                                                                September
----------------------------------------------------------------------------------------------------------
                                                                                           2001      2002
----------------------------------------------------------------------------------------------------------
Cash provided (required) by operating activities of continuing operations:
Income (loss) from continuing operations before cumulative effect of change in
   accounting principle                                                                  $(270.6)  $  56.4
Adjustments to reconcile income (loss) from continuing operations before cumulative effect of change in accounting principle to cash provided (required) by operating activities of continuing operations:
      Depreciation and amortization                                                         95.3      89.0
      Asset impairments (Note 7)                                                           323.1        --
      Restructuring and other charges (Note 8)                                             184.5      14.4
      Deferred income taxes                                                               (153.2)     17.0
      Minority interests                                                                     5.8       2.1
      Other                                                                                  7.0      (1.1)
Changes in operating assets and liabilities, excluding the effect of acquisitions and divestitures of businesses:
   Trade receivables, net                                                                   29.2      88.2
   Inventories                                                                             (25.9)     34.9
   Other current and long term assets                                                      (49.4)    (47.4)
   Accounts payable                                                                        (94.4)   (115.4)
   Accrued and other liabilities and other long-term liabilities                            31.6       0.6
   Reserves for restructuring and other charges                                            (39.9)    (49.7)
   Environmental reserves, continuing operations                                           (11.9)     (5.8)
   Income taxes payable                                                                    (33.7)     (0.3)
   Accrued pension and other postretirement benefits, net                                  (22.2)     (6.4)
----------------------------------------------------------------------------------------------------------

Cash provided (required) by operating activities:                                          (24.7)     76.5

Cash required by discontinued operations:
   Environmental reserves discontinued, net of recoveries (Note 12)                        (14.1)    (10.2)
   Other reserves (Note 10)                                                                (80.4)    (13.6)
----------------------------------------------------------------------------------------------------------
Cash required by discontinued operations                                                 $ (94.5)  $ (23.8)
----------------------------------------------------------------------------------------------------------

FMC Corporation and Consolidated Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (Continued)

(in millions)
Cash provided (required) by investing activities:
   Capital expenditures                                                      $ (119.2)  $ (50.9)
   Proceeds from disposal of property, plant and equipment                       12.9       8.5
   Financing commitments to Astaris (Notes 8 and 17)                            (31.3)    (27.8)
   Decrease (increase) in investments                                             2.1      (1.3)
-----------------------------------------------------------------------------------------------
Cash required by investing activities                                        $ (135.5)  $ (71.5)
-----------------------------------------------------------------------------------------------

Cash provided (required) by financing activities:
   Net proceeds from issuance of commercial paper                            $   45.1   $ (29.2)
   Net increase under committed credit facilities                                 1.9      38.0
   Accounts receivable sold (Note 16)                                            (1.0)    (14.0)
   Guarantees of vendor financing (Note 17)                                     (14.8)    (36.3)
   Net increase (decrease) in other short-term debt                             (56.2)     25.2
   Increase in long-term debt                                                   107.7        --
   Contribution from Technologies, net of funding to Technologies (Note 2)      385.4        --
   Repayment of long-term debt                                                 (216.0)    (67.9)
   Distributions to minority partners                                            (3.2)     (2.8)
   Net proceeds from issuance of common stock from equity offering (Note 12)       --     101.3
   Issuances of common stock related to compensation programs                    33.5      16.0
-----------------------------------------------------------------------------------------------

Cash provided by financing activities                                        $  282.4   $  30.3
-----------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash and cash equivalents                 $   (0.4)  $   2.4
===============================================================================================

Increase in cash and cash equivalents                                            27.3      13.9
Cash and cash equivalents, beginning of period                                    7.3      23.4
===============================================================================================

Cash and cash equivalents, end of period                                     $   34.6   $  37.3
===============================================================================================

Supplemental disclosure of cash flow information: Cash paid for interest was $68.3 million and $44.4 million for the nine months ended September 30, 2001 and 2002, respectively, and cash paid for income taxes, net of refunds, was $18.6 million and $15.3 million for the nine months ended September 30, 2001 and 2002, respectively.

The accompanying notes are an integral part of the consolidated financial statements.

FMC Corporation and Consolidated Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 1: Financial Information and Accounting Policies

The condensed consolidated balance sheet as of September 30, 2002, and the related condensed consolidated statements of income and cash flows for the interim periods ended September 30, 2001 and 2002 have been reviewed by our independent auditors. The review is described more fully in their report included herein. In the opinion of management the condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States applicable to interim period financial statements and reflect all adjustments necessary for a fair statement of the company's results of operations and cash flows for the interim periods ended September 30, 2001 and 2002 and of its financial position as of September 30, 2002. All such adjustments are of a normal recurring nature. The results of operations for the interim periods ended September 30, 2001 and 2002 are not necessarily indicative of the results of operations for the full year.

The December 31, 2001 balance sheet has been reclassified to conform to the September 30, 2002 presentation. Amounts previously reported in reserves for discontinued operations and other liabilities have been reclassified into one of three line items: environmental reserves, continuing and discontinued; reserves for discontinued operations or other long-term liabilities. The prior period's cash flow has also been reclassified to conform to the September 30, 2002 presentation.

Effective January 1, 2002, FMC adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets. " In the second quarter of 2002 the company elected to early adopt SFAS No. 145, "Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB No. 14, and Technical Corrections." (See Note 3.)

During the third quarter the company expanded several of its principal accounting policy descriptions as noted below:

The company's accounting policies are set forth in detail in Note 1 to the 2001 consolidated financial statements contained in the company's Annual Report on Form 10-K for the period ended December 31, 2001.

Investments. Investments in companies in which FMC's ownership interest is 50% or less and in which FMC exercises significant influence over operating and financial policies, are accounted for using the equity method. In addition majority owned investments in which FMC's control is restricted or temporary in nature also are accounted for using this method. All other investments are carried at their fair values or at cost, as appropriate.

Revenue recognition. Revenue is recognized when the earnings process is complete, which is generally upon transfer of title, which typically occurs upon shipment to the customer. In all cases, the following criteria are in effect for the recognition of revenue: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable and collection is reasonably assured.

Environmental reserves, net of recoveries. In calculating and evaluating the adequacy of its environmental reserves, the company has taken into account the joint and several liabilities imposed by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and the analogous state laws on all Potentially Responsible Parties ("PRPs") and has considered the identity and financial condition of each of the other PRPs at each site to the extent possible. The company has also considered the identity and financial condition of other third parties from whom recovery is anticipated, as well as the status of the company's claims against such parties. In general, the company is aware of a certain degree of uncertainty in disputes regarding the financial contribution by certain named PRPs which is common to most multiparty sites. Although the company is unable to forecast the ultimate contributions of PRPs and other third parties with absolute certainty, the degree of uncertainty with respect to each party was taken into account when determining the environmental reserve by adjusting the reserve to reflect the facts and circumstances on a site-by-site basis.

Note 2: FMC's Reorganization

In October 2000, the company announced it was initiating a strategic reorganization (the "reorganization" or "separation") that ultimately would split the company into two independent publicly held companies - a chemical company and a machinery company. The remaining chemical company, which continues to operate as FMC Corporation, includes the Agricultural Products, Specialty Chemicals and Industrial Chemicals business segments. The new machinery company, FMC Technologies, Inc. ("Technologies") includes FMC's former Energy Systems and Food and Transportation Systems business segments. On June 1, 2001, in accordance with the Separation and Distribution Agreement (the "Agreement") between the two companies, FMC distributed substantially all of the net assets comprising the businesses of Technologies. On June 19, 2001, Technologies completed an initial public offering ("IPO") of 17% of its equity through the issuance of common stock. FMC continued to own the remaining 83% of Technologies through December 31, 2001. (See Notes 2 and 3 to our 2001 consolidated financial statements.)

Subsequent to the IPO, Technologies made payments of $385.4 million to FMC, net of contributions from FMC, in exchange for the net assets distributed to Technologies on June 1, 2001. Under the terms of the Agreement, Technologies remitted $480.1 million to FMC in June 2001. The cash payment consisted of $280.9 million of proceeds from Technologies' borrowings and $207.2 million of proceeds from Technologies' initial public offering, less an agreed-upon sum of $8.0 million retained by Technologies to cover certain costs incurred by Technologies in conjunction with the initial public offering. The payments contributed to Technologies by FMC were to supplement Technologies' operating cash needs prior to the spin-off. The payments received by FMC were used to retire short-term and long-term debt. During the second quarter of 2001, FMC recognized a $140.0 million gain in stockholders' equity on the sale of Technologies' stock.

On November 29, 2001, FMC's Board of Directors approved the spin-off of the company's remaining 83 percent ownership in Technologies through a tax-free distribution to FMC's stockholders ("the spin off"). Effective December 31, 2001, the company distributed approximately 1.72 shares of Technologies common stock for every share of FMC common stock based on the number of FMC shares outstanding on the record date, December 12, 2001. The distribution resulted in a reduction of stockholders' equity of $509.5 million.

The company recorded an after-tax gain from discontinued operations of $7.4 million and an after-tax loss from discontinued operations of $33.5 million, respectively, for the three and nine months ended September 30, 2001 related to the spun-off Technologies business, including after-tax interest expense of $3.2 million and $11.8 million, respectively, which was allocated to discontinued operations in accordance with Accounting Principles Board Opinion No. 30 and later relevant accounting guidance, and an additional income tax provision of $28.8 million related to the reorganization of FMC's worldwide entities in anticipation of the separation of Technologies from FMC.

Note 3: Recently Adopted Accounting Pronouncements

On January 1, 2002, the company adopted Statement of Financial Accounting Standards (" SFAS") No. 142, "Goodwill and Other Intangible Assets." With the adoption of SFAS No. 142, goodwill and other indefinite intangible assets ("intangibles") are no longer subject to amortization, rather they are subject to at least an annual assessment for impairment by applying a fair value based test. Prior to January 1, 2002 the company amortized goodwill and identifiable intangible assets (such as trademarks) on a straight-line basis over their estimated useful lives not to exceed 40 years.In the second quarter, FMC completed its transitional goodwill impairment tests required by SFAS No. 142. FMC recorded no impairments of its goodwill and indefinite life intangibles based on these tests. The company will continue its goodwill impairment tests, annually, beginning in the fourth quarter of 2002, in accordance with the requirements of SFAS No. 142.

Goodwill amortization was $4.2 million, or $0.14 per diluted share in 2001. Goodwill amortization for the three and nine months ended September 30, 2001 was $1.1 million or $0.03 per diluted share and $3.2 million or $0.09 per diluted share, respectively. Goodwill amortization for the three and nine months ended September 30, 2002 would have been approximately $1.1 million and $3.2 million, respectively. Goodwill at September 30, 2002 and December 31, 2001 was $124.3 million and $113.5 million, respectively. The majority of FMC's goodwill is attributed to an acquisition in the Specialty Chemicals segment. There are no other material indefinite life intangibles at September 30, 2002. FMC's definite life intangibles totaled $7.1 million at September 30, 2002. These definite life intangibles are allocated among FMC's segments as follows: $3.2 million in Agricultural Products, $2.5 million in Specialty Chemicals and $1.4 million in Industrial Chemicals. All definite life intangible assets are amortizable and consist primarily of patents, industry licenses and other intangibles.

On January 1, 2002, the company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. The Statement retains most of the requirements of SFAS No. 121 related to the recognition of the impairment of long-lived assets to be held and used. There was no impact of adopting SFAS No. 144 in the first nine months of 2002.

In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145 "Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB No. 14, and Technical Corrections." The Statement rescinds or amends a number of existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. In the second quarter of 2002, with the retirement of its 6.75% exchangeable senior subordinated debentures (as discussed in Note 9 below), FMC elected early adoption of SFAS No. 145. FMC recorded a $3.1 million loss ($1.9 million after-tax) in restructuring and other charges in the second quarter of 2002 related to the early retirement of these debentures in its total costs and expenses in accordance with this statement. On January 1, 2001, the company implemented SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138 (collectively, the "Statement"). The Statement requires the company to recognize all derivatives in the consolidated balance sheets at fair value, with changes in the fair value of derivative instruments to be recorded in current earnings or deferred in other comprehensive income, depending on the type of hedging transaction and whether a derivative is designated as an effective hedge. In accordance with the provisions of the Statement, the company recorded a first-quarter 2001 loss from the cumulative effect of a change in accounting principle of $0.9 million after-tax in the company's consolidated statement of earnings, and a deferred gain of $16.4 million after-tax in accumulated other comprehensive loss.

Note 4: New Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. FMC is required to adopt the provisions of this pronouncement no later than the beginning of 2003 and is evaluating the potential impact of adopting SFAS No. 143.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This standard addresses the accounting and reporting for costs of so-called exit activities (including restructuring) and for the disposal of long-lived assets. The standard changes some of the criteria for recognizing a liability for these activities. It is effective beginning in 2003 with the liability recognition criteria under the standard applied prospectively. The company will adopt SFAS No. 146 when required and is currently evaluating the potential affects of adoption on its accounting policies regarding exit and disposal activities.

Note 5: Financial Instruments and Risk Management

Hedge ineffectiveness and the portion of derivative gains or losses excluded from assessments of hedge effectiveness, related to the company's outstanding cash flow hedges and which were recorded to earnings during the three and nine months ended September 30, 2002, were less than $0.1 million. For the nine months ended September 30, 2001 and September 30, 2002, the net deferred hedging loss in accumulated other comprehensive loss was $19.6 million and $1.5 million, respectively, of which approximately $0.4 million of net losses are expected to be recognized in earnings during the twelve months ended September 30, 2003, at the time the underlying hedged transactions are realized, and of which net losses of $1.1 million are expected to be recognized at various times subsequent to September 30, 2003 and continuing through November 30, 2005.

Note 6: Property, Plant and Equipment

Property, plant and equipment consisted of the following, in millions:

                                                          September 30,
                                           December 31,       2002
                                               2001        (unaudited)
                                           ------------   -------------

Property, plant and equipment, at cost      $ 2,538.2       $ 2,591.9
Accumulated depreciation                     (1,450.4)       (1,533.2)
                                            ---------       ---------
Property, plant and equipment, net          $ 1,087.8       $ 1,058.7
                                            =========       =========

Note 7: Asset Impairments

Asset impairments totaling $323.1 million ($233.8 million after-tax) were recorded in the second quarter of 2001. Based upon a comprehensive review of FMC's long-lived assets the company recorded asset impairment charges of $211.9 million related to its U.S.-based phosphorus business. The components of asset impairments related to this business included a $171.0 million impairment of environmental assets built to comply with a RCRA Consent Decree ("Consent Decree") at the Pocatello, Idaho facility and a $36.5 million impairment charge for the company's investment in Astaris LLC ("Astaris"), the company's 50%-owned phosphorus joint venture with Solutia, Inc. Driving these charges were a decline in market conditions, the loss of a potential site on which to develop an economically viable second purified phosphoric acid plant and FMC's agreement to pay into a fund for the Shoshone-Bannock Tribes as a result of an agreement to support a proposal to amend the Consent Decree to permit the earlier closure of the largest remaining waste disposal pond at Pocatello. In addition, FMC recorded an impairment charge of $98.9 million related to its Specialty Chemicals segment's lithium operations in Argentina. The company established this operation, which includes a lithium mine and processing facilities, approximately five years ago in a remote area of the Andes Mountains. With the entry of a South American manufacturer into this business resulting in decreased revenues and following the continuation of other unfavorable market conditions, the company's lithium assets in Argentina became impaired, as the total capital invested is not expected to be recovered. An additional $12.3 million of charges related to the impairment of assets in FMC's cyanide operations as a result of weakening economic conditions affecting this business.

Note 8: Restructuring and other charges

The company recorded restructuring and other before tax charges of $184.5 million and $14.4 million, respectively, for the nine months ended September 30, 2001 and 2002.

Restructuring and other charges for the nine months ended September 30, 2001

During the third quarter of 2001, the company recorded restructuring charges of $8.5 million. These charges were largely for reorganization costs and corporate restructuring activities including severance, facility exit costs and contract commitment costs.

During the second quarter of 2001, FMC recorded $175.0 million in restructuring and other charges including $160.0 million related to its Industrial Chemicals segment's U.S.-based phosphorus business. The components included in restructuring and other charges related to the phosphorus business were as follows: a $68.7 million reserve for the further required Consent Decree spending at the Pocatello site; $42.7 million of financing obligations to the Astaris joint venture and other related costs; a $40.0 million reserve for payments to the Shoshone-Bannock Tribes and $8.6 million of other related charges. In addition, restructuring charges for the quarter included $8.0 million related to FMC's corporate reorganization. The remaining charges of $7.0 million were for the restructuring of two smaller chemical facilities. These activities resulted in 135 severances the majority of which occurred in 2001.

The restructuring charges in the first quarter of 2001 related to corporate reorganization costs and several minor restructuring activities within the Industrial Chemicals segment.

In the fourth quarter of 2001 the company reached an agreement to shutdown Pocatello. At this time approximately half of the $68.7 million Consent Decree reserve recorded in the second quarter of 2001 was spent in the second and third quarters of 2001. The shutdown of this facility eliminated the need for Consent Decree spending for continuing operations. The shutdown allowed the company to reverse the remaining Consent Decree reserve of $34.5 million through restructuring and other charges. This amount was more than offset by the company's fourth quarter 2001 restructuring and other charges related to the shutdown of Pocatello.

Restructuring and other charges for the nine months ended September 30, 2002

Restructuring and other charges of $7.4 million before tax in the second quarter of 2002 included $2.2 million before tax for restructuring activities related to severance and other restructuring costs in the Industrial Chemicals segment and a $2.1 million before tax charge for other costs including expenses related to a change in benefits provider, which was a direct result of the company's spin-off of Technologies. Also recorded as other charges in the second quarter 2002 were premiums of $3.1 million before tax attributed to the redemption of 6.75% exchangeable senior subordinated debentures completed on June 3, 2002 (see Note 9.)

In the first quarter of 2002 the company recorded $7.0 million before tax of restructuring and other charges. Of these charges $2.4 million before tax related to severance and costs of idling the Agricultural Product's sulfentrazone plant. In the Industrial Chemicals segment, the mothballing of the Granger caustic facility in Green River, Wyoming resulted in a $3.4 million before tax charge primarily for severance and other costs. The remaining other charges resulted from reorganization costs of $1.2 million before tax related to the spin-off and distribution of Technologies.

Of approximately 200 severances in 2002 related to the company's restructuring activities 185 occurred prior to September 30, 2002.

Reserves for restructuring and other charges were $119.2 million and $71.0 million at December 31, 2001 and September 30, 2002, respectively. Restructuring spending in 2002 of $9.6 million related to the 2002 programs and $67.9 million related to programs initiated in the prior year. Spending during the nine months ended September 30, 2002 was primarily for workforce reductions, reorganization costs, financing commitments to Astaris and shutdown costs at Pocatello.

The following table shows a rollforward of restructuring and other reserves for the quarter ended

September 30, 2002 and the related spending and other changes:

                                    Phosphorus Related
                            ----------------------------------
                             Pocatello
                             Shutdown,
                            Remediation             Financing    Workforce-related and
                             and Other    Tribal   Commitments     Facility Shutdown          FMC's
                             Costs/(3)/    Fund     to Astaris          Costs            Reorganization   Total
                            -----------   ------   -----------   ---------------------   --------------   ------
                                                                      2001    2002         2001    2002
                                                                     -----   -----        -----   -----
Reserve at 12/31/2001         $ 58.9       $10.0     $ 28.0          $13.7   $  --        $ 8.6   $  --   $119.2
Increase in reserves              --          --         --             --     8.0           --     3.3     11.3
Cash payments                  (25.3)         --      (27.8)          (9.6)   (8.4)        (5.2)   (1.2)   (77.5)
Recoveries /(1)/                 3.7          --         --             --      --           --      --      3.7
Reclasses and other /(2)/       16.7          --         --             --     0.4           --      --     17.1
Non-cash changes                (1.0)         --         --           (1.8)     --           --      --     (2.8)
                              ------       -----     ------          -----   -----        -----   -----   ------
Reserve at 9/30/2002          $ 53.0       $10.0     $  0.2          $ 2.3   $  --        $ 3.4   $ 2.1   $ 71.0
                              ======       =====     ======          =====   =====        =====   =====   ======

(1) Recoveries are amounts received from Astaris for its commitments related to the shutdown of Pocatello. Recoveries have been recorded as offsets to the company's reserves and are reduced upon receipt of payment.
(2) Balance classified as current liabilities at December 31, 2001 reclassified to restructuring reserves in 2002.
(3) Pocatello Shutdown, Remediation and Other Costs reserve at September 30, 2002 includes environmental costs of $46.0 million recorded in the fourth quarter of 2001 related to the shutdown of Pocatello (see Note 11). This amount is also included in FMC's environmental/remediation rollforward in Note 12.

Note 9: Debt

Refinancing

Subsequent to the end of the third quarter of 2002, the company completed its previously announced refinancing. The company reflected its refinancing in its Condensed Consolidated Balance Sheet by reclassifying its $240.0 million revolving credit facility from short-term debt to long-term debt.

On October 21, 2002, the Company issued $355.0 million aggregate principal amount of its 10.25% Senior Secured Notes due 2009 (the "Notes"). Simultaneously, the company executed a new $500.0 million senior secured credit agreement (the "Credit Agreement"), which provides for a $250.0 million revolving credit facility and a $250.0 million term loan, and obtained a $40.0 million supplemental secured standby letter of credit facility (the "Supplemental Letter of Credit Facility" and together with the Credit Agreement, the "Credit Facilities"). The net proceeds from the sale of the Notes and the initial borrowings under the Credit Agreement were or will be used to:

.. Fund into a debt reserve account (the "Debt Reserve Account") an amount sufficient to repay $99.5 million aggregate principal amount of its 7.125% medium-term notes due November 2002 and $160.5 million aggregate principal amount of 6.375% debentures due September 2003;

.. Repay all borrowings under and terminate the former revolving credit facility and accounts receivable securitization facility, which had outstanding amounts of approximately $106.0 million and $65.0 million, respectively at September 30, 2002;

.. Fund into a restricted cash account (the "Restricted Cash Collateral Account") $130.8 million to refinance and replace with cash collateral certain surety bonds and letters of credit currently supporting self-insurance programs, environmental obligations and future business commitments and cash collateralize letters of credit supporting approximately $44.0 million of outstanding variable rate industrial and pollution control revenue bonds; and

.. Pay fees and expenses of approximately $29.0 million, which included bank fees, printing and distribution costs, attorneys' fees, accountants' fees and other miscellaneous costs.

Summary of Terms of the Notes

The Notes bear interest at the rate of 10.25% per year. Interest on the Notes is payable on May 1 and November 1 of each year, beginning on May 1, 2003. The Notes mature on November 1, 2009.

The company may redeem all or part of the Notes on or prior to November 1, 2006 at a price of 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest, if any. At any time after November 1, 2006, the company may redeem all or part of the Notes at fixed redemption prices plus accrued and unpaid interest, if any. At any time on or prior to November 1, 2005, the company may redeem up to 35% of the Notes from the proceeds of one or more public equity offerings by the company at a fixed redemption price plus accrued and unpaid interest, if any.

The Notes are senior obligations and are guaranteed on a senior basis by its wholly-owned domestic subsidiaries, that guarantee indebtedness under the Credit Facilities its new $500.0 million Credit Agreement and the $40.0 million Supplemental Letter of Credit Facility which were entered into concurrently with the issuance of the Notes. As of September 30, 2002, FMC's subsidiaries that are not guarantors had approximately $211.3 million of liabilities to which the Notes are structurally subordinated.

The Notes are secured on a second-priority basis by collateral consisting of certain of the company's domestic manufacturing or processing facilities and its shares of FMC Wyoming Corporation, its non-wholly-owned principal domestic subsidiary. The second-priority liens are shared on an equal and ratable basis with the holders of indebtedness ("Existing Public Debt") issued under the company's existing indentures dated April, 1992 and July 1, 1996 (the "Existing Public Indentures") and with (i) the lenders and other credit providers under the Credit Facilities, (ii) certain other lenders and credit providers to the company and its foreign subsidiaries and (iii) lenders to Astaris LLC as beneficiaries of its obligations under the support agreement relating to Astaris. This lien is subject and subordinate to the first-priority lien granted to such lenders and other credit providers in an amount not exceeding 10.0% of the company's consolidated net tangible assets (as defined in the Existing Public Indentures) from time to time. In addition, those lenders and credit providers are secured by liens on substantially all of the company's other domestic assets that are not included in the collateral securing the notes and on 65.0% of the stock of certain of our foreign subsidiaries.

Summary Terms of the Credit Facility

The Credit Facilities replaced the company's $240.0 million 364-day non-amortizing revolving credit facility which was due to expire in December of this year and a $25.0 million supplemental revolving credit facility due to expire on October 31, 2002. Under the Credit Agreement, 0.25% of the original principal amount of the $250.0 million term loan is due and payable at the end of each quarter, commencing March 31, 2003, with the balance maturing on October 21, 2007. Amounts under the $250.0 million revolving credit facility may be borrowed, repaid and reborrowed from time to time until the maturity of the revolving credit facility on October 21, 2005. Up to $50.0 million of the revolving credit facility is available for issuance of letters of credit on the company's behalf. Voluntary prepayments and commitment reductions under the Credit Facilities are permitted at any time without fee upon proper notice and subject to minimum dollar amounts. Subject to certain exceptions, mandatory prepayments are required with cash proceeds of asset sales, casualty events and condemnation proceeds, equity issuances and excess cash flow.

Subject to the availability of additional commitments by lenders, the aggregate commitment under the revolving credit facility can be increased by up to $90.0 million to a total of $340.0 million. To the extent the commitments are increased to an amount in excess of $300.0 million, the excess is required to reduce the Supplemental Letter of Credit Facility, and the amount available for letters of credit under the revolving credit facility will increase from $50.0 million to $75.0 million.

The Supplemental Letter of Credit Facility makes available prior to its maturity on October 21, 2005 up to $40.0 million for the issuance of standby letters of credit. The company intends to use the letters of credit to support its obligations with respect to environmental remediation and other obligations for which such credit enhancement is often required.

Obligations under the Credit Agreement bear interest at a floating rate, which are, at the company's option, either a base rate or a London InterBank Offered Rate ("LIBOR"), in each case plus an applicable margin. The base rate is Citibank N.A.'s base rate. The applicable margin for the term loan are 3.75% per annum over the base rate and 4.75% per annum over LIBOR. The initial applicable margin for borrowings under the revolving credit facility is 2.50% over the base rate and 3.50% over LIBOR. After March 31, 2003 the applicable margins under our revolving credit facility are subject to adjustment based on the company's leverage ratio.

Under the Credit Agreement, FMC is required to pay a commitment fee on the difference between the total amount of the revolving credit facility and the amount borrowed by the company, or for which letters of credit were issued on its behalf, under the Credit Agreement. The initial commitment fee is .50% per year. The commitment fee is subject to adjustment based on the company's leverage ratio.

The company pays fees under the Supplemental Letter of Credit Facility on the face amount of letters of credit issued thereunder at a rate per year equal to the applicable margin for LIBOR loans under the revolving credit facility under the Credit Agreement, plus 0.25%. The company also pays a commitment fee on the unused portion of the Supplemental Letter of Credit Facility at the same rate applicable to its revolving credit facility.

The obligations of FMC under these facilities are guaranteed by each of its existing and subsequently acquired direct and indirect material wholly-owned domestic subsidiaries subject to certain exceptions for subsidiaries that are insignificant to the company's operations. The obligations of FMC under the Credit Facilities are secured on a first-priority basis by substantially all of the domestic tangible and intangible assets of the company and its domestic wholly-owned subsidiaries, including a pledge of 100.0% of the stock of domestic subsidiaries and at least 65.0% of the stock of first-tier foreign subsidiaries. The company's pledge of the collateral that secures the Notes and the Existing Public Debt is limited on a first-lien basis to an aggregate amount not to exceed 10.0% of consolidated net tangible assets as noted above and thereafter is shared on an equal ratable basis with the Existing Public debt and Notes. The Credit Facilities are also secured by all of the cash of the company including cash held in the Debt Reserve Account and the Restricted Cash Collateral Account to the extent the latter is available. The Credit Facilities are secured equally and ratably with the company's obligations owed to certain other lenders to the company and its foreign subsidiaries and under the company's support agreement with respect to Astaris.

Other Indebtedness

Short-term debt decreased from $136.5 million at December 1, 2002 to $60.3 million at September 30, 2002. Short-term debt can consist of commercial paper, borrowings under committed credit facilities and foreign bank borrowings. Upon the completion of the refinancing on October 21, 2002 the company reclassified at September 30, 2002 the outstanding amount under its former $240.0 million revolving credit facility due in December of 2002 to long-term debt to reflect the completion of its refinancing subsequent to the end of third quarter of 2002. Since the lowering of FMC's short-term credit rating by Moody's Investor's Service, Inc. on June 13, 2002, FMC ceased offerings under its commercial paper program and repaid maturities by borrowing under its former $240.0 million revolving credit facility. At September 30, 2002, no commercial paper was outstanding compared to $33.0 million at December 31, 2001.

During the nine months ended September 30, 2002, the company made payments of $10.4 million and $25.0 million, in the first and second quarter, respectively, for scheduled maturities of long-term debt.

The current portion of long-term debt was $135.2 at December 31, 2001 compared to $260.8 million at September 30, 2002. This increase can be attributed to the November 2002 maturity of the company's $99.5 million 7.125% medium-term notes and $160.5 million 6.375% debentures due September 2003. An amount sufficient to repay these maturities has been paid into the Debt Reserve Account with proceeds from the new financing program.

At September 30, 2002 there was $40.0 million principal amount outstanding of variable rate industrial and pollution control revenue bonds supported by approximately $44 million in bank letters of credit.

On May 3, 2002, FMC published notice of a mandatory call for redemption on June 3, 2002 of its 6.75% exchangeable senior subordinated debentures, outstanding in the principal amount of $28.8 million. From May 21, 2002 to May 31, 2002, holders of $26.0 million of these debentures exercised their right to forgo accrued but unpaid interest and exchange their debentures for common shares of Meridian Gold, Inc., a Canadian company trading on the New York Stock Exchange (NYSE: MDG) and successor to our former subsidiary, at a price of $15.125 per share, subject to certain adjustments. Because FMC does not hold any shares of Meridian Gold, Inc. it exercised its right to pay the fair market value, subject to certain adjustments, of the Meridian Gold common shares in cash. Because the price of Meridian Gold common shares rose substantially above the exchange price of $15.125, FMC was required to pay an amount above the principal amount of the debentures exchanged, which has resulted in a net charge of approximately $3.1 million ($1.9 million after-tax) in the second quarter of 2002. The remaining $2.8 million of debentures were redeemed on June 3, 2002 at the principal amount thereof plus accrued interest.

The company's long-term debt maturities subsequent to the completion of its refinancing were $100.0 million in 2002, $184.9 million in 2003, $1.1 million in 2004, $63.2 million in 2005 and $977.5 million in 2006 the period therafter.

Note 10: Reserves for Discontinued Operations

Reserves for discontinued operations (excluding those related to environmental liabilities), at December 31, 2001and September 30, 2002 and were $86.3 million and $73.9 million, respectively. At September 30, 2002, substantially all discontinued operations reserves were related to post-employment benefits, self-insurance and other long-term obligations associated with operations discontinued between 1976 and 1997.

Included in the reserve for discontinued operations is a reserve established for asbestos-related personal injury litigation. Management believes that the claims against FMC are without merit and considers the company a peripheral overall defendant in these matters. The vast majority of the claims to date have been dismissed without payment of any kind. The outcome of the remaining cases is not expected to have a material adverse effect on the company's consolidated results of operations, cash flows or financial condition.

In the first quarter of 2001 FMC paid an $80.0 million settlement of litigation related to its discontinued defense systems business.

Note 11: Other Long-Term Liabilities

Other long-term liabilities at December 31, 2001 and September 30, 2002 were $124.4 million and $94.9 million, respectively, and included reserves for restructuring and for compensation and benefits. (See Note 3 to the company's 2001 consolidated financial statements and Note 8 above.)

Note 12: Environmental Obligations

The company has provided reserves for potential environmental obligations, which management considers probable and for which a reasonable estimate of the obligation could be made. Accordingly, reserves of $260.4 million and $225.7 million, before recoveries, have been provided at December 31, 2001 and

     September 30, 2002, respectively. The long-term portions of these reserves before recoveries, totaled $244.1 million and $204.2 million at December 31, 2001 and September 30, 2002, respectively. The short-term portion of these obligations are recorded in accrued and other liabilities.

     Cash recoveries of $14.4 million have been recorded as realized claims against third parties in 2002. Total cash recoveries recorded for the year ended December 31, 2001 were $12.5 million. At December 31, 2001 and September 30, 2002 reserves for recoveries were $41.5 million and $30.3 million, respectively, the majority of which relate to existing contractual arrangements with U.S. government agencies and insurance carriers. These reserves are recorded as an offset to the environmental reserve, continuing and discontinued.

     The table below is a rollforward of the company's environmental reserves, continuing and discontinued from December 31, 2001 to September 30, 2002.

($ in millions)
                                                                               Operating and
                                                                             Discontinued Sites(1)   Pocatello      Total
                                                                             ------------------      ---------     ------
Environmental reserves current, net of recoveries                                  $  5.9              $ 9.5       $ 15.4
Environmental reserves long term, net of recoveries                                 132.0               71.5        203.5
                                                                                   ------              -----       ------
Total environmental reserve, net of recoveries at December 31, 2001                 137.9               81.0        218.9

2002 provisions:
Continuing                                                                             --                 --           --
Discontinued                                                                           --                 --           --
Spending, net of cash recoveries:                                                   (14.0)              (9.5)       (23.5)
                                                                                   ------              -----       ------
Environmental reserve current, net of recoveries:                                     6.4               15.7         22.1

Environmental reserve, long-term, net of recoveries:                                117.5               55.8        173.3
                                                                                   ------              -----       ------
Total environmental reserve, net of recoveries at September 30, 2002 /(2)/         $123.9              $71.5/(1)/  $195.4
                                                                                   ======              =====       ======

     /(1)/"Current" includes only those reserves related to continuing operations. /(2)/Balance includes environmental remediation reserves of $46.0 million related to the shutdown of Pocatello recorded as part of Pocatello shutdown, remediation and other costs reserve in 2001. (See rollforward of restructuring and other charges table in Note 8.)

     The company has estimated that reasonably possible contingent environmental losses may exceed amounts accrued by as much as $70.0 million at September 30, 2002. Obligations that have not been reserved for may be material to any one quarter's or year's results of operations in the future. Management, however, believes the liability arising from the potential environmental obligations is not likely to have a materially adverse effect on the company's liquidity or financial condition and may be satisfied over the next twenty years or longer.

     A more complete description of the company's environmental contingencies and the nature of its potential obligations are included in Notes 1 and 13 to FMC's 2001 consolidated financial statements.

     Note 13: Capital Stock

     On June 6, 2002 the company issued 3,250,000 shares of common stock at a net price per share of $31.25. Net proceeds from the issuance were approximately $101.3 million. The proceeds were used to reduce outstanding borrowings under the company's former $240.0 revolving credit facility.

     For the three and nine months ended September 30, 2002, the company had 35,085,556 and 32,984,590, respectively, of average shares outstanding. In addition, for the three and nine months ended September 30, 2002 FMC had 853,594 and 914,335 of additional shares assuming conversion of stock options and other dilutive potential common shares (calculated under the treasury stock method).

     On August 27, 1999, the Board of Directors authorized $50.0 million of open-market repurchases of FMC common stock. The implementation of the company's new financing program which was completed subsequent to September 30, 2002, brought into effect provisions restricting significantly open-market repurchases of FMC common stock.

     Note 14: Comprehensive Income (Loss)

     Comprehensive income (loss) includes all changes in stockholders' equity during the period except those resulting from investments by owners and distributions to owners. The company's comprehensive income (loss) for the three and nine months ended September 30, 2001 and 2002 consisted of the following:

(in millions)
                                                     Three Months          Nine Months
                                                 Ended September 30,    Ended September 30,
                                                 -------------------   --------------------
                                                    2001    2002           2001     2002
                                                   -----   ------         -----   -------
Net income (loss)                                 $ 21.3   $ 28.2       $(305.0)   $ 56.4
Other comprehensive earnings (loss):
   Foreign currency translation adjustment         (37.1)     7.4         (38.5)     19.8
   Net deferral of hedging gains (losses)          (10.3)     2.7         (32.7)     15.1
   Cumulative effect of a change in accounting
   principle (Note 3)                                 --       --          16.4        --
                                                  ------   ------       -------    ------
Comprehensive income (loss)                       $(26.1)  $ 38.3       $(359.8)   $ 91.3
                                                  ======   ======       =======    ======


     Note 15: Related-Party Transactions

     FMC's chemical and machinery businesses became two independent companies in 2001 through the spin-off of Technologies (see Note 2 for a discussion of FMC's reorganization). Prior to the IPO of Technologies, FMC and Technologies entered into certain agreements for the purpose of governing the ongoing relationship between the two companies (see Note 18 to the 2001 consolidated financial statements). FMC and Technologies continue to engage in transition services for areas such as benefits, insurance administration and other administrative services. The cost of these activities were not material as of September 30, 2002.

     A guaranty agreement, executed on December 31, 2001, provides for the performance by Technologies of certain obligations under several contracts, debt instruments and reimbursement agreements. Prior to the spin-off, these obligations related to the businesses of Technologies. As of September 30, 2002, this guarantee agreement covered obligations totaling approximately $88 million compared to $289.0 million at December 31, 2001. Under the Separation and Distribution Agreement and guaranty agreement, Technologies has indemnified FMC for these obligations and any related legal fees and FMC does not expect to make any unreimbursed payments for any of these obligations.

     Note 16: Accounts Receivable Financing

     Prior to the completion of its refinancing on October 21, 2002 the company sold trade receivables without recourse through its wholly owned, bankruptcy-remote subsidiary, FMC Funding Corporation. This subsidiary then sold the receivables to a financing company under an accounts receivable financing facility on an ongoing basis. Availability under the program was reduced upon the lowering of FMC's credit rating and would of terminated upon a rating of Ba3 by Moody's or BB- by S&P. The financing from this facility totaled $79.0 million at December 31, 2001 and $65.0 million at September 30, 2002. Subsequent to September 30, 2002 the company terminated this securitization program as part of its new financing program (see Note 9). Subsequent to September 30, 2002, using proceeds from the refinancing the company made a final payment of $65.2 million to terminate its account receivable financing facility.

     Note 17: Commitments and Contingencies

     During the third quarter of 2000, in connection with the finalization of an external financing agreement with Astaris, the company provided an agreement to lenders of Astaris under which FMC agreed to make equity contributions to Astaris sufficient to make up one half of any short-fall in Astaris' earnings below certain levels. Astaris' earnings did not meet the agreed levels for the first nine months of 2002. FMC does not expect that such earnings will meet the levels agreed for the remainder of 2002. The company contributed $31.3 million to Astaris under this arrangement in 2001 and $27.8 million through September 30, 2002, and expects the full-year amount to be at approximately the same level as 2001. FMC's estimates of future contributions are based on Astaris' forecasts and are subject to some uncertainty. The proportional amount of Astaris' indebtedness subject to this lending agreement from FMC was approximately $86 million at September 30, 2002. Subsequent to September 30, 2002, certain amendments to the agreement under which FMC makes equity contributions to Astaris that were necessary to complete FMC's refinancing (see Note 9) were obtained from Astaris' lenders.

     The company provides guarantees to financial institutions on behalf of certain Agricultural Products customers in Brazil for their seasonal borrowings. The customers' obligations to FMC are largely secured by liens on their crops. Losses under these programs have been minimal. The total of these guarantees, which are recorded on the company's balance sheet at December 31, 2001 and September 30, 2002 was $56.0 million and $19.7 million, respectively.

     The company also provides guarantees to financial institutions on behalf of certain Agricultural Products customers in Brazil to support their importation of third-party agricultural products. This guarantee program was implemented in 2001. Guarantees totaled $10.0 million and $4.3 million at December 31, 2001 and at September 30, 2002, respectively.

     On June 30, 1999, FMC acquired Tg Soda Ash, Inc. from Elf Atochem North America, Inc. for approximately $51.0 million in cash and contingent payment due at year-end 2003. The contingent payment amount, which will be based on the financial performance of the combined soda ash operations between 2001 and 2003, cannot currently be determined precisely but is expected to be in the range of $40.0 million to $45.0 million.

     During the second quarter of 2002, FMC reached a settlement with the Idaho Public Utility Commission and Idaho Power Company. Under this settlement, Idaho Power will reduce its payments under the resale contract, and as a partial offset, Astaris will avoid certain costs associated with the cancellation of the power purchase contract with Idaho Power.

     In the ordinary course of business, FMC provides credit support to governmental agencies, insurance companies, and others for its environmental obligations, self-insurance programs and other future business commitments. At September 30, 2002, banks had provided letters of credit totaling $161.6 million and insurance companies had provided surety bonds totaling $69.4 million in support of these obligations. Subsequent to September 30, 2002, as part of the refinancing program, the company funded $130.8 million into an account to provide for future cash collateralization of a portion of these obligations. (See Note 9.)

     The company also has certain other contingent liabilities arising from litigation, claims, performance guarantees, and other commitments arising in the ordinary course of business. Management believes that the ultimate resolution of its known contingencies will not materially affect the consolidated financial position, results of operations or cash flows of FMC.

     (See Notes 10, 11 and 12 for further discussion on contingencies.)

     Note 18: Segment Information

                                                                              Three Months Ended   Nine Months Ended
                                                                                 September 30,        September 30,
----------------------------------------------------------------------------------------------------------------------
(in millions)                                                                    2001     2002       2001       2002
----------------------------------------------------------------------------------------------------------------------
Revenue
----------------------------------------------------------------------------------------------------------------------
Agricultural Products                                                           $156.9   $169.1    $  497.3   $  474.0
Specialty Chemicals                                                              115.2    123.1       351.0      363.5
Industrial Chemicals                                                             211.0    184.0       609.9      559.1
Eliminations                                                                      (0.3)     0.4        (5.0)      (3.4)
----------------------------------------------------------------------------------------------------------------------
Total                                                                           $482.8   $476.6    $1,453.2   $1,393.2
======================================================================================================================
Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle
Agricultural Products                                                           $  9.8   $ 20.8    $   65.0   $   50.8
Specialty Chemicals                                                               20.1     23.6        61.1       66.0
Industrial Chemicals                                                              20.4     20.3        53.0       55.6
----------------------------------------------------------------------------------------------------------------------
Segment operating profit                                                          50.3     64.7       179.1      172.4
Corporate                                                                         (9.0)    (8.6)      (26.4)     (27.9)
Other expense, net                                                                (1.7)    (0.2)       (5.7)      (5.6)
----------------------------------------------------------------------------------------------------------------------
Operating profit before restructuring and other charges, and net
interest expense                                                                  39.6     55.9       147.0      138.9
Asset impairments (1)                                                               --       --      (323.1)       --
Restructuring and other charges (2)                                               (8.5)      --      (184.5)     (14.4)
Interest expense, net (3)                                                        (15.6)   (17.6)      (48.0)     (53.1)
----------------------------------------------------------------------------------------------------------------------
Total                                                                           $ 15.5   $ 38.3    $ (408.6)  $   71.4
======================================================================================================================

     (1) Asset Impairment for the nine months ended September 30, 2001 related to Industrial Chemicals ($224.2 million) and Specialty Chemicals ($98.9 million).

     (2) Restructuring and other charges for the nine months ended September 30, 2001 related to Industrial Chemicals ($166.8 million), Specialty Chemicals ($1.6 million) and Corporate ($16.1 million). Restructuring and other charges for the nine months ended September 30, 2002 related to Industrial Chemicals, ($5.6 million), Agricultural Products ($2.4 million) and Corporate ($6.4 million). Restructuring charges for the three months ended September 30, 2001 related to Specialty Chemicals ($0.7 million) and Corporate ($7.8 million).

     (3) Net interest expense includes the company's share of interest expense of the phosphorous joint venture (Astaris) for the three months ($1.2 million) and nine months ($3.8 million) ended September 30, 2001 and for the three months ($1.9 million) and nine months ($5.0 million) ended September 30, 2002. The equity in earnings (loss) of the joint venture, excluding restructuring charges, is included in Industrial Chemicals.

     Note 19: Subsequent Event

     In accordance with the company's completion of its refinancing on October 21, 2002, condensed consolidated financial statements are being disclosed. The following entites: InterMountain Research and Development Corporation, FMC Asia-Pacific, Inc., FMC Overseas, Ltd., FMC WFC I, Inc., FMC WFC II, Inc., FMC WFC I NL, L.L.C., FMC Defense Corp., FMC Defense NL, L.L.C., FMC Properties, LLC, FMC Funding Corporation, FMC Idaho, LLC, wholly-owned direct and indirect domestic subsidiaries of the company ("Guarantors"), fully and unconditionally guarantee the obligations under the refinancing program on a joint and several basis. The following consolidating condensed financial statements present, in separate columns, financial information for: FMC Corporation on a parent-only basis carrying its investment in subsidiaries under the equity method; Guarantors on a combined, or where appropriate, consolidated basis, carrying investments in subsidiaries which do not guarantee the debt (the "Non-Guarantors") under the equity method; Non-Guarantors on a combined, or where appropriate, consolidated basis; eliminating adjustments; and consolidated totals as of September 30, 2002 and December 31, 2001, and for the three and nine months ended September 30, 2002 and 2001. The eliminating adjustments primarily reflect inter-company transactions, such as interest income and expense, accounts receivable and payable, advances, short- and long-term debt, royalties and profit in inventory eliminations. The company has not presented separate notes and other disclosures concerning the Guarantors as management has determined that such material information is available in the notes to FMC's condensed consolidated financial statements.

                                 FMC Corporation
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      Three Months Ended September 30, 2001

                                                Parent FMC                   Non-
                                               Corporation   Guarantors   Guarantors   Eliminations  Consolidated
                                               ------------------------------------------------------------------
                                                                        ($ in millions)
-----------------------------------------------------------------------------------------------------------------
Revenue                                           $274.0       $113.9       $194.2       $ (99.3)        $482.8
Cost of sales and services                         191.2         93.5        199.6        (116.9)         367.4
Selling, general and administrative expenses        35.8         10.2          9.8            --           55.8
Research and development expenses                   21.5          1.2          2.3            --           25.0
Restructuring and other charges                      7.8           --          0.7            --            8.5
-----------------------------------------------------------------------------------------------------------------
Income (loss) from operations                       17.7          9.0        (18.2)         17.6           26.1
Equity in (earnings) loss of affiliates             (4.2)         0.1         (0.5)         (0.1)          (4.7)
Minority interests                                   0.8           --           --           0.1            0.9
Interest expense (income), net                      22.2         (7.8)          --            --           14.4
-----------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
   before income taxes                              (1.1)        16.7        (17.7)         17.6           15.5
Income taxes (benefit)                              35.3          2.1        (35.4)         (0.4)           1.6
-----------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations           (36.4)        14.6         17.7          18.0           13.9
Discontinued operations                              7.4           --           --            --            7.4
-----------------------------------------------------------------------------------------------------------------
Net income (loss)                                 $(29.0)      $ 14.6       $ 17.7       $  18.0         $ 21.3
=================================================================================================================

                                 FMC Corporation
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      Three Months Ended September 30, 2002

                                                   Parent FMC                   Non-
                                                  Corporation   Guarantors   Guarantors   Eliminations   Consolidated
                                                  -------------------------------------------------------------------
                                                                           ($ in millions)
---------------------------------------------------------------------------------------------------------------------
Revenue                                              $269.2       $ 94.9       $215.5       $(103.0)        $476.6
Cost of sales and services                            185.0         78.0        184.5         (97.4)         350.1
Selling, general and administrative expenses           39.2          6.2         10.3            --           55.7
Research and development expenses                      17.0          1.2          1.2            --           19.4
---------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                          28.0          9.5         19.5          (5.6)          51.4
Equity in earnings of affiliates                       (2.9)          --         (0.7)           --           (3.6)
Minority interests                                     (0.1)         0.5          0.6            --            1.0
Interest expense (income), net                         25.8        (10.4)         0.3            --           15.7
---------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
  income taxes                                          5.2         19.4         19.3          (5.6)          38.3
Income taxes                                            1.3          5.6          3.2            --           10.1
---------------------------------------------------------------------------------------------------------------------
Net income (loss)                                    $  3.9       $ 13.8       $ 16.1       $  (5.6)        $ 28.2
=====================================================================================================================

                                 FMC Corporation
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      Nine Months Ended September 30, 2001

                                                             Parent FMC                    Non-
                                                             Corporation   Guarantors   Guarantors   Eliminations  Consolidated
                                                             ------------------------------------------------------------------
                                                                                     ($ in millions)
-------------------------------------------------------------------------------------------------------------------------------
Revenue                                                        $916.7       $ 248.5       $622.5       $(334.5)      $1,453.2
Cost of sales and services                                      574.4         214.3        557.5        (288.1)        1058.1
Selling, general and administrative expenses                    121.8          30.8         28.8            --          181.4
Research and development expenses                                63.5           4.2          6.2            --           73.9
Restructuring, asset impairments, and other charges             119.0         288.2        100.4            --          507.6
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                                    38.0        (289.0)       (70.4)        (46.4)        (367.8)
Equity in (earnings) loss of affiliates                          (3.5)          0.3         (1.4)         (0.3)          (4.9)
Minority interests                                                1.9            --         (0.7)          0.3            1.5
Interest (income) expense                                        67.4         (21.7)        (1.5)           --           44.2
-------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes
   and cumulative effect of change in accounting principle      (27.8)       (267.6)       (66.8)        (46.4)        (408.6)
Income taxes (benefit)                                            4.2        (111.0)       (26.4)         (4.8)        (138.0)
-------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before cumulative effect
   of change in accounting principle                            (32.0)       (156.6)       (40.4)        (41.6)        (270.6)
Discontinued operations                                         (33.5)           --           --            --          (33.5)
-------------------------------------------------------------------------------------------------------------------------------
Loss before cumulative effect of change in
   accounting principle                                         (65.5)       (156.6)       (40.4)        (41.6)        (304.1)
Cumulative effect of change in accounting principle              (0.9)           --           --            --           (0.9)
-------------------------------------------------------------------------------------------------------------------------------
Net loss                                                       $(66.4)      $(156.6)      $(40.4)      $ (41.6)       $(305.0)
===============================================================================================================================

                                 FMC Corporation
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      Nine Months Ended September 30, 2002

                                                Parent FMC                   Non-
                                               Corporation   Guarantors   Guarantors   Eliminations   Consolidated
                                               -------------------------------------------------------------------
                                                                        ($ in millions)
------------------------------------------------------------------------------------------------------------------
Revenue                                           $822.1       $215.5       $646.9       $(291.3)       $1,393.2
Cost of sales and services                         548.8        182.9        555.2        (256.7)        1,030.2
Selling, general and administrative expenses       122.6         18.4         30.2            --           171.2
Research and development expenses                   53.6          3.1          3.7            --            60.4
Restructuring and other charges                     13.8           --          0.6            --            14.4
------------------------------------------------------------------------------------------------------------------
Income from continuing operations                   83.3         11.1         57.2         (34.6)          117.0
Equity in (earnings) loss of affiliates             (3.4)          --         (1.3)          0.1            (4.6)
Minority interests                                   0.1          0.1          2.0          (0.1)            2.1
Interest expense (income), net                      79.1        (32.4)         1.4            --            48.1
------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
   before income taxes                               7.5         43.4         55.1         (34.6)           71.4
Income taxes (benefit)                             (12.4)        19.8          5.6            --            15.0
------------------------------------------------------------------------------------------------------------------
Net income (loss)                                 $ 19.9       $ 23.6       $ 47.5       $ (34.6)       $   56.4
==================================================================================================================

                                 FMC Corporation
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                December 31, 2001

                                                      Parent
                                                        FMC                       Non-
                                                    Corporation   Guarantors   Guarantors   Eliminations   Consolidated
-----------------------------------------------------------------------------------------------------------------------
                                                                             ($ in millions)
-----------------------------------------------------------------------------------------------------------------------
                    ASSETS
Current assets:
Cash and cash equivalents                            $    7.9     $     1.3     $  14.2      $       --      $   23.4
Trade receivables, net                                  127.4         213.7       100.6              --         441.7
Inventories                                              90.1          61.4        86.3           (30.6)        207.2
Intercompany receivables                                135.4          20.2        67.8          (223.4)           --
Other current assets                                     44.3          23.8        31.5              --          99.6
Deferred income taxes                                    48.4            --          --              --          48.4
-----------------------------------------------------------------------------------------------------------------------
   Total current assets                                 453.5         320.4       300.4          (254.0)        820.3
Investments in affiliates                             1,752.9          11.5        14.0        (1,753.2)         25.2
Property, plant and equipment, net                      523.9          73.4       490.5              --       1,087.8
Goodwill, net                                             4.0         105.1         4.4              --         113.5
Other assets                                            115.4           3.2        17.0              --         135.6
Deferred income taxes                                   294.8            --          --              --         294.8
-----------------------------------------------------------------------------------------------------------------------
   Total assets                                      $3,144.5     $   513.6     $ 826.3      $ (2,007.2)     $2,477.2
=======================================================================================================================

   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short-term debt                                      $  103.5     $    13.5     $  19.5      $       --      $  136.5
Accounts payable, trade and other                       177.8          32.7       117.2              --         327.7
Intercompany payable                                    (39.0)        198.9        59.6          (219.5)           --
Accrued and other liabilities                           216.0         140.4        36.6              --         393.0
Current portion of long-term debt                       135.2            --          --              --         135.2
Current portion of accrued pension and
postretirement benefits                                  18.2            --          --              --          18.2
Income taxes payable                                    (80.0)         94.3        13.5              --          27.8
-----------------------------------------------------------------------------------------------------------------------
   Total current liabilities                            531.7         479.8       246.4          (219.5)      1,038.4
Long-term debt                                          651.8            --          --              --         651.8
Pension and Postretirement Liabilities                  109.2            --          --              --         109.2
Intercompany long-term debt                           1,052.2      (1,039.4)      (10.3)           (2.5)           --
Intercompany investments                               (188.9)           --      (159.5)          348.4            --
Reserves for discontinued operations,
   environmental reserves and other long-term
   liabilities                                          343.2          70.7         0.3              --         414.2
Minority interest in consolidated companies              46.1            --         8.1            (9.4)         44.8
Stockholders' Equity (deficit):
   Common stock and retained earnings                 1,293.6       1,002.5       741.3        (2,124.2)        913.2
   Accumulated other comprehensive loss                (186.8)           --          --              --        (186.8)
   Treasury stock, common, at cost                     (507.6)           --          --              --        (507.6)
-----------------------------------------------------------------------------------------------------------------------

   Total stockholders' equity                           599.2       1,002.5       741.3        (2,124.2)        218.8
-----------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders'equity          $3,144.5     $   513.6     $ 826.3      $ (2,007.2)     $2,477.2
=======================================================================================================================

                                 FMC Corporation
                      CONDENSED CONSOLIDATING BALANCE SHEET
                               September 30, 2002

                                                     Parent FMC                    Non-
                                                     Corporation   Guarantors   Guarantors   Eliminations   Consolidated
                                                     -------------------------------------------------------------------
                                                                             ($ in millions)
------------------------------------------------------------------------------------------------------------------------
                      ASSETS
Current assets:
Cash and cash equivalents                             $    2.1      $     2.1     $ 33.1      $      --       $   37.3
Trade receivables, net                                    50.9          229.0       87.6             --          367.5
Inventories                                               57.8           62.6       91.1          (44.0)         167.5
Inter-company receivables                                196.6           16.9       82.6         (296.1)            --
Other current assets                                      53.1           26.2       36.9             --          116.2
Deferred income taxes                                     46.1             --         --             --           46.1
------------------------------------------------------------------------------------------------------------------------
   Total current assets                               $  406.6      $   336.8     $331.3      $  (340.1)      $  734.6
Investments in affiliates                              1,573.2           11.5       14.1       (1,566.7)          32.1
Property, plant and equipment, net                       591.9           81.3      385.5             --        1,058.7
Goodwill, net                                              4.6          115.3        4.4             --          124.3
Other assets                                             117.5           (0.4)      21.0             --          138.1
Deferred income taxes                                    280.1             --         --             --          280.1
------------------------------------------------------------------------------------------------------------------------
   Total assets                                       $2,973.9      $   544.5     $756.3      $(1,906.8)      $2,367.9
========================================================================================================================
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short-term debt                                       $   (0.3)     $    39.0     $ 21.6      $      --       $   60.3
Accounts payable, trade and other                         90.9           31.4       90.0             --          212.3
Inter-company payable                                     49.2          182.4       64.5         (296.1)            --
Accrued and other liabilities                            202.1           64.7       42.1             --          308.9
Current portion of long-term debt                        260.8             --         --             --          260.8
Current portion of accrued pension and
   postretirement benefits                                14.8             --         --             --           14.8
Income taxes payable                                    (103.1)         115.1       15.6             --           27.6
------------------------------------------------------------------------------------------------------------------------
   Total current liabilities                             514.4          432.6      233.8         (296.1)         884.7
Long-term debt                                           568.8             --         --             --          568.8
Pension and postretirement liabilities                   107.2             --         --             --          107.2
Inter-company long-term debt                           1,034.3       (1,026.0)      (8.3)            --             --
Investment in subsidiaries                              (640.2)            --         --          640.2             --
Reserve for discontinued operations, environmental
   reserves and other long-term liabilities              272.4           69.0        0.7             --          342.1
Minority interests in consolidated companies              10.8            0.6       41.3           (9.5)          43.2
Stockholders' Equity (deficit):
   Common stock & retained earnings                    1,761.3        1,068.3      488.8       (2,241.4)       1,077.0
   Accumulated other comprehensive loss                 (147.8)            --         --             --         (147.8)
   Treasury stock, common, at cost                      (507.3)            --         --             --         (507.3)
------------------------------------------------------------------------------------------------------------------------
   Total stockholders' equity                          1,106.2        1,068.3      488.8       (2,241.4)         421.9
------------------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity         $2,973.9      $   544.5     $756.3      $(1,906.8)      $2,367.9
========================================================================================================================

                                 FMC Corporation
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
                      Nine Months Ended September 30, 2001

                                                          Parent FMC                     Non-
                                                          Corporation   Guarantors   Guarantors   Eliminations   Consolidated
                                                          -------------------------------------------------------------------
                                                                                    ($ in millions)
Cash provided (required) by operating activities            $(150.8)    $ (382.9)        93.4       $ 415.2        $  (25.1)
-----------------------------------------------------------------------------------------------------------------------------
Cash required by discontinued operations                      (94.5)          --           --            --           (94.5)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by investing activities:
Capital expenditures                                          (51.2)       (34.5)       (33.5)           --          (119.2)
Other investing activities                                    274.8        207.9        179.2        (678.2)          (16.3)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by investing activities              223.6        173.4        145.7        (678.2)         (135.5)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by financing activities:
Net change in short-term debt obligations                      19.6          2.4        (11.5)         36.5            47.0
Repayment of long-term debt net of increased borrowings      (108.3)          --           --            --          (108.3)
Contribution to Technologies                                  385.4           --           --            --           385.4
Other financing activities                                   (262.1)       204.0       (210.1)        226.5           (41.7)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by financing activities               34.6        206.4       (221.6)        263.0           282.4
-----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents               12.9         (3.1)        17.5            --            27.3
Cash and cash equivalents, beginning of period                 (1.1)         3.3          5.1            --             7.3
-----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                    $  11.8     $    0.2      $  22.6       $    --        $   34.6
=============================================================================================================================

                                 FMC Corporation
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
                      Nine Months Ended September 30, 2002

                                                          Parent FMC                     Non-
                                                          Corporation   Guarantors   Guarantors   Eliminations   Consolidated
                                                          -------------------------------------------------------------------
                                                                                    ($ in millions)
Cash provided (required) by operating activities            $(422.8)      $(72.4)     $ 210.6       $ 363.5         $ 78.9
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by discontinued operations           (23.8)          --           --            --          (23.8)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by investing activities:
Capital expenditures                                          (21.9)       (14.7)       (14.3)           --          (50.9)
Other investing activities                                    104.9          6.7        119.2        (251.4)         (20.6)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by investing activities               83.0         (8.0)       104.9        (251.4)         (71.5)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by financing activities:
Net change in short-term debt obligations                      21.8         25.5          2.1         (54.0)          (4.6)
Repayment of long-term debt net of increased borrowings       (63.7)          --           --            --          (63.7)
Equity offering proceeds                                      101.3           --           --            --          101.3
Other financing activities                                    298.4         55.7       (298.7)        (58.1)          (2.7)
-----------------------------------------------------------------------------------------------------------------------------
Cash provided (required) by financing activities              357.8         81.2       (296.6)       (112.1)          30.3
-----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents               (5.8)         0.8         18.9            --           13.9
Cash and cash equivalents, beginning of the period              7.9          1.3         14.2            --           23.4
-----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of the period                $   2.1       $  2.1      $  33.1       $    --         $ 37.3
=============================================================================================================================

                                  [LOGO OF FMC]



                                 FMC CORPORATION


                                Offer to Exchange


            $355,000,000 of our 10 1/4% Senior Secured Notes due 2009








                                   PROSPECTUS

                              _______________, 2002

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Article XI of the Company's Restated By-laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the GCL.

The Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (a) for any breach of the directors' duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the GCL or (d) for transactions from which directors derive improper personal benefit.

The Company maintains directors' and officers' liability insurance coverage.

Item 21.  Exhibits and Financial Statement Schedules.

The following documents are filed herewith or incorporated herein by reference.

Exhibit No.       Description
-----------       -----------
4.1*              Indenture, dated as of October 21, 2002, among FMC Corporation, the Subsidiary Guarantors and
                  Wachovia Bank, National Association, as Trustee.
4.2*              Form of FMC Corporation 10 1/4% Senior Secured Note due 2009 (included as part of the Indenture at
                  Exhibit 4.1).
4.3*              Registration Rights Agreement, dated October 21, 2002, of FMC Corporation and the Initial
                  Purchasers relating to 10 1/4% Senior Secured Notes due 2009.
4.4*              Credit Agreement, dated as of October 21, 2002, among FMC Corporation, Citicorp USA, Inc., as
                  Administrative Agent, ABN AMRO N.V. as Documentation Agent, Bank of America N.A. and Wachovia
                  Bank, National Association as Co-Syndication Agents and Salomon Smith Barney Inc., Banc of America
                  Securities LLC and Wachovia Securities Inc. as Co-Lead arrangers and Co-Bank Managers.
4.5*              Shared Collateral Pledge and Security Agreement, dated as of October 21, 2002, by FMC Corporation in favor of Citibank N.A., as Collateral Trustee.
4.6*              Collateral Trust Agreement, dated as of October 21, 2002, among FMC Corporation Citicorp USA,
                  Inc., as the Bank Administrative Agent, Wachovia Bank, National Association, as Indenture Trustee,
                  and Citibank, N.A. as Collateral Trustee.
5.1+              Opinion of Morgan, Lewis & Bockius LLP.
12.1*             Statement regarding Computation of Ratios of Earnings to Fixed Charges.
15.1              Letter of KPMG regarding unaudited interim financial information.
23.1              Consent of KPMG LLP.

     23.3+        Consent of Morgan, Lewis & Bockius LLP (included as part of the Opinion at Exhibit 5.1).
     24.1         Powers of Attorney.
     25.1         Statement of Eligibility of Trustee on Form T-1.
     99.1         Form of Letter of Transmittal.
     99.2         Form of Notice of Guaranteed Delivery.
     99.3         Form of Instruction to Registered Holder and/or Depository Trust Company Participant from
                  Beneficial Owner.

     *Previously filed as an exhibit to the FMC Corporation's Form 10-Q for the quarter ended September 30, 2002 and incorporated by reference herein.
     +To be filed by amendment.
     The Company agrees to furnish to the Commission upon request, a copy of any instrument defining the rights of holders of long-term debt of FMC Corporation.

     Item 22.  Undertakings.

            The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                              FMC CORPORATION

                                              By: /s/  W. Kim Foster
                                                  ------------------------------
                                                  W. Kim Foster
                                                  Senior Vice President and
                                                  Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         Senior Vice President and            December 20, 2002
------------------------------------          Chief Financial Officer
W. Kim Foster

/s/ *                                         Vice President, Controller and       December 20, 2002
------------------------------------          Principal Accounting Officer
Graham R. Wood

/s/ *                                         Chairman of the Board and            December 20, 2002
------------------------------------          Chief Executive Officer
William G. Walter

/s/ *                                         Director                             December 20, 2002
------------------------------------
B.A. Bridgewater, Jr.

/s/ *                                         Director                             December 20, 2002
------------------------------------
Patricia A. Buffler

/s/ *                                         Director                             December 20, 2002
------------------------------------
Edward J. Mooney

/s/ *                                         Director                             December 20, 2002
------------------------------------
William F. Reilly

/s/ *                                         Director                             December 20, 2002
------------------------------------
Enrique J. Sosa

/s/ *                                         Director                             December 20, 2002
------------------------------------
James R. Thompson

                                              Director
------------------------------------
G. Peter D'Aloia

                                              Director
------------------------------------
C. Scott Greer

* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                     /s/ Thomas C. Deas, Jr.
                                     -----------------------------------
                                     Thomas C. Deas, Jr., as attorney-in-fact
                                     for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                     INTERMOUNTAIN RESEARCH AND DEVELOPMENT
                                     CORPORATION

                                     By: /s/  Thomas C. Deas, Jr.
                                         ------------------------------
                                         Thomas C. Deas, Jr.
                                         Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         President                            December 20, 2002
------------------------------------
James M. Pearce

/s/ Thomas C. Deas, Jr.                       Principal Financial Officer          December 20, 2002
------------------------------------
Thomas C. Deas, Jr.

/s/ *                                         Principal Accounting Officer         December 20, 2002
------------------------------------
Terry J. Harding

/s/ *                                         Director                             December 20, 2002
------------------------------------
Michael J. Cheney

/s/ *                                         Director                             December 20, 2002
------------------------------------
John V. Corra

/s/ *                                         Director                             December 20, 2002
------------------------------------
James M. Pearce


* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                     /s/ Thomas C. Deas, Jr.
                                     -----------------------------------
                                     Thomas C. Deas, Jr., as attorney-in-fact
                                     for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                     FMC ASIA-PACIFIC, INC.

                                     By: /s/ Thomas C. Deas, Jr.
                                         ------------------------------------
                                         Thomas C. Deas, Jr.
                                         Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         President                            December 20, 2002
------------------------------------
Rakesh S. Sikand

/s/ Thomas C. Deas, Jr.                       Treasurer                            December 20, 2002
------------------------------------
Thomas C. Deas, Jr.

/s/ *                                         Principal Accounting Officer         December 20, 2002
------------------------------------
Bessie Kan Yu

/s/ *                                         Director                             December 20, 2002
------------------------------------
Milton Steele

/s/ *                                         Director                             December 20, 2002
------------------------------------
W. Kim Foster

/s/ *                                         Director                             December 20, 2002
------------------------------------
Rakesh S. Sikand

* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.


                                     /s/ Thomas C. Deas, Jr.
                                     -----------------------------------
                                     Thomas C. Deas, Jr., as attorney-in-fact
                                     for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                     FMC OVERSEAS, LTD.

                                     By: /s/Thomas C. Deas, Jr.
                                         -----------------------------
                                         Thomas C. Deas, Jr.
                                         Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ Thomas C. Deas, Jr.                       Principal Financial Officer          December 20, 2002
------------------------------------
Thomas C. Deas, Jr.

/s/ *                                         Director, Chairman                   December 20, 2002
------------------------------------          and President
Theodore H. Laws

/s/ *                                         Director                             December 20, 2002
------------------------------------
Joseph E. Pattison

/s/ *                                         Director and Principal               December 20, 2002
------------------------------------          Accounting Officer
Graham R. Wood


* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.


                                     /s/ Thomas C. Deas, Jr.
                                     ------------------------------------------
                                     Thomas C. Deas, Jr., as attorney-in-fact
                                     for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                     FMC FUNDING CORPORATION

                                     By: /s/ Thomas C. Deas, Jr.
                                         -----------------------------
                                         Thomas C. Deas, Jr.
                                         President

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         Director and Principal               December 20, 2002
------------------------------------          Accounting Officer
Theodore H. Laws

/s/ Thomas C. Deas, Jr.                       Director and President               December 20, 2002
------------------------------------
Thomas C. Deas, Jr.

/s/ *                                         Director and Principal               December 20, 2002
------------------------------------          Financial Officer
Charles Witherspoon


* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                     /s/ Thomas C. Deas, Jr.
                                     -----------------------------
                                     Thomas C. Deas, Jr., as attorney-in-fact
                                     for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                     FMC WFC I, INC.

                                     By: /s/ Thomas C. Deas, Jr.
                                         -----------------------------
                                         Thomas C. Deas, Jr.
                                         Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ Thomas C. Deas, Jr.                       Principal Financial Officer          December 20, 2002
------------------------------------
Thomas C. Deas, Jr.

/s/ *                                         Director                             December 20, 2002
------------------------------------
James M. Pearce

/s/ *                                         Director, President and              December 20, 2002
------------------------------------          Principal Accounting Officer
Terry J. Harding

* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                     /s/ Thomas C. Deas, Jr.
                                     -----------------------------
                                     Thomas C. Deas, Jr., as attorney-in-fact
                                     for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                    FMC DEFENSE CORP.

                                    By: /s/ Thomas C. Deas, Jr.
                                        -------------------------------
                                        Thomas C. Deas, Jr.
                                        Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ Thomas C. Deas, Jr.                       Principal Financial Officer          December 20, 2002
------------------------------------
Thomas C. Deas, Jr.

/s/ *                                         Director                             December 20, 2002
------------------------------------
James M. Pearce

/s/ *                                         Director, President and              December 20, 2002
------------------------------------          Principal Accounting Officer
Terry J. Harding


* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                     /s/ Thomas C. Deas, Jr.
                                     -----------------------------------
                                     Thomas C. Deas, Jr., as attorney-in-fact
                                     for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                    FMC WFC II, INC.

                                    By: /s/ Thomas C. Deas, Jr.
                                        ----------------------------------
                                        Thomas C. Deas, Jr.
                                        Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ Thomas C. Deas, Jr.                       Principal Financial Officer          December 20, 2002
------------------------------------
Thomas C. Deas, Jr.

/s/ *                                         Director                             December 20, 2002
------------------------------------
James M. Pearce

/s/ *                                         Director, President and              December 20, 2002
------------------------------------          Principal Accounting Officer
Terry J. Harding


* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                    /s/ Thomas C. Deas, Jr.
                                    -----------------------------------
                                    Thomas C. Deas, Jr., as attorney-in-fact for
                                    the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                    FMC PROPERTIES LLC

                                    By: FMC Corporation, Sole Member of
                                        FMC Properties LLC

                                    By: /s/  Thomas C. Deas, Jr.
                                        ------------------------------------
                                        Thomas C. Deas, Jr.
                                        Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------          Member of FMC Properties LLC
B.A. Bridgewater, Jr.

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------          Member of FMC Properties LLC
Patricia A. Buffler

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------          Member of FMC Properties LLC
Edward J. Mooney

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------          Member of FMC Properties LLC
William F. Reilly

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------          Member of FMC Properties LLC
Enrique J. Sosa

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------          Member of FMC Properties LLC
James R. Thompson

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------          Member of FMC Properties LLC
William G. Walter

                                              Director of FMC Corporation, Sole
------------------------------------          Member of FMC Properties LLC
G. Peter D'Aloia

                                              Director of FMC Corporation, Sole
------------------------------------          Member of FMC Properties LLC
C. Scott Greer

* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                    /s/ Thomas C. Deas, Jr.
                                    --------------------------------------------
                                    Thomas C. Deas, Jr., as attorney-in-fact for
                                    the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20 2002.

                                    FMC DEFENSE NL, L.L.C.

                                    By: FMC Defense Corp., Sole Member of
                                        FMC Defense NL, L.L.C.

                                    By: /s/ Thomas C. Deas, Jr.
                                        ----------------------------------
                                        Thomas C. Deas, Jr.
                                        Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         Director of FMC Defense Corp.,       December 20, 2002
------------------------------------          Sole Member of FMC Defense NL,
James M. Pearce                               L.L.C.


/s/ *                                         Director of FMC Defense Corp.,       December 20, 2002
------------------------------------          Sole Member of FMC Defense NL,
Terry J. Harding                              L.L.C.


* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                    /s/ Thomas C. Deas, Jr.
                                    ------------------------------------
                                    Thomas C. Deas, Jr., as attorney-in-fact
                                    for the above noted individuals

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                    FMC WFC I NL, L.L.C.

                                    By: FMC Defense Corp., Sole Member of
                                        FMC WFC I NL, L.L.C.

                                    By: /s/  Thomas C. Deas, Jr.
                                        ------------------------------------
                                        Thomas C. Deas, Jr.
                                        Authorized Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         Director of FMC Defense Corp.,       December 20, 2002
------------------------------------          Sole Member of FMC WFC I NL, L.L.C.
James M. Pearce

/s/ *                                         Director of FMC Defense Corp.,       December 20, 2002
------------------------------------          Sole Member of FMC WFC I NL, L.L.C.
Terry J. Harding

* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                    /s/ Thomas C. Deas, Jr.
                                    ----------------------------------------
                                    Thomas C. Deas, Jr., as attorney-in-fact
                                    for the above noted individuals

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 20, 2002.

                                           FMC IDAHO LLC

                                           By: FMC Corporation, Sole Member of
                                               FMC Idaho LLC

                                           By: /s/ Thomas C. Deas, Jr.
                                               ---------------------------------
                                               Thomas C. Deas, Jr.
                                               Authorized Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                             Date
---------                                     --------                             ----
/s/ *                                         Chief Executive Officer              December 20, 2002
------------------------------------
Robert I. Harries

/s/ *                                         Chief Accounting Officer             December 20, 2002
------------------------------------
Roger Kunz

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------
B.A. Bridgewater, Jr.                         Member of FMC Idaho LLC

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------
Patricia A. Buffler                           Member of FMC Idaho LLC

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------
Edward J. Mooney                              Member of FMC Idaho LLC

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------
William F. Reilly                             Member of FMC Idaho LLC

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------
Enrique J. Sosa                               Member of FMC Idaho LLC

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------
James R. Thompson                             Member of FMC Idaho LLC

/s/ *                                         Director of FMC Corporation, Sole    December 20, 2002
------------------------------------
William G. Walter                             Member of FMC Idaho LLC

                                              Director of FMC Corporation, Sole
------------------------------------
G. Peter D'Aloia                              Member of FMC Idaho LLC

                                              Director of FMC Corporation, Sole
------------------------------------
C. Scott Greer                                Member of FMC Idaho LLC

* Thomas C. Deas, Jr., by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                           /s/ Thomas C. Deas, Jr.
                                           -------------------------------------
                                           Thomas C. Deas, Jr., as attorney-in-
                                           fact for the above noted individuals

                                Index to Exhibits

Exhibit No.    Description of Exhibits

4.1*           Indenture, dated as of October 21, 2002, among FMC Corporation, the Subsidiary Guarantors and Wachovia Bank, National
               Association, as Trustee.
4.2*           Form of FMC Corporation 10 1/4% Senior Secured Note due 2009
               (included as part of the Indenture at Exhibit 4.1).
4.3*           Registration Rights Agreement, dated October 21, 2002, of FMC
               Corporation and the Initial Purchasers relating to 10 1/4% Senior
               Secured Notes due 2009.
4.4*           Credit Agreement, dated as of October 21, 2002, among FMC
               Corporation, Citicorp USA, Inc., as Administrative Agent, ABN
               AMRO N.V. as Documentation Agent, Bank of America N.A. and
               Wachovia Bank, National Association as Co-Syndication Agents and
               Salomon Smith Barney Inc., Banc of America Securities LLC and
               Wachovia Securities Inc. as Co-Lead arrangers and Co-Bank
               Managers.
4.5*           Shared Collateral Pledge and Security Agreement, dated as of
               October 21, 2002, by FMC Corporation in favor of Citibank N.A., as Collateral Trustee.
4.6*           Collateral Trust Agreement, dated as of October 21, 2002, among
               FMC Corporation Citicorp USA, Inc., as the Bank Administrative
               Agent, Wachovia Bank, National Association, as Indenture Trustee,
               and Citibank, N.A. as Collateral Trustee.
5.1+           Opinion of Morgan, Lewis & Bockius LLP.
12.1*          Statement regarding Computation of Ratios of Earnings to Fixed
               Charges.
15.1           Letter of KPMG regarding unaudited interim financial information.
23.1           Consent of KPMG LLP.
23.3+          Consent of Morgan, Lewis & Bockius LLP (included as part of the
               Opinion at Exhibit 5.1).
24.1           Powers of Attorney.
25.1           Statement of Eligibility of Trustee on Form T-1.
99.1           Form of Letter of Transmittal.
99.2           Form of Notice of Guaranteed Delivery.
99.3           Form of Instruction to Registered Holder and/or Depository Trust
               Company Participant from Beneficial Owner.

*Previously filed as an exhibit to the FMC Corporation's Form 10-Q for the quarter ended September 30, 2002 and incorporated by reference herein.
+To be filed by amendment.
The Company agrees to furnish to the Commission upon request, a copy of any instrument defining the rights of holders of long-term debt of FMC Corporation.